Exhibit 10.16

WAREHOUSE AGREEMENT

Dated as of April 27, 2015

among

FCA FUNDING I LLC,

as Borrower,

FLAGSHIP CREDIT ACCEPTANCE LLC,

as Servicer,

CARFINANCE CAPITAL LLC,

as Subservicer,

THE CONDUIT LENDERS FROM TIME TO TIME PARTY HERETO,

THE COMMITTED LENDERS FROM TIME TO TIME PARTY HERETO,

THE LENDER GROUP AGENTS FROM TIME TO TIME PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Backup Servicer, Paying Agent and Securities Intermediary,

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Collateral Custodian,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

DEUTSCHE BANK SECURITIES INC. and WELLS FARGO SECURITIES LLC,

as Joint Structuring and Syndication Agents

i

v

WAREHOUSE AGREEMENT

This Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC (“CF Capital”), as Subservicer, the Conduit Lenders from time to time party hereto, the Committed Lenders from time to time party hereto, the Lender Group Agents from time to time party hereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), Deutsche Bank National Trust Company (“DBNTC”), as collateral custodian (in such capacity, the “Collateral Custodian”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary.

W I T N E S S E T H:

WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including motor vehicle finance contracts, amounts received on or in respect of such finance contracts and proceeds of the foregoing;

WHEREAS, the Borrower requested that the Lenders make certain loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of assets as described herein; and

WHEREAS, the Lenders have agreed to make such loans to the Borrower upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Account Collateral” means the Collection Account, the Reserve Account and the Hedge Reserve Account, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments and other property from time to time deposited or credited to a Lockbox Account, the Collection Account, the Reserve Account or the Hedge Reserve Account, and all proceeds thereof.

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit Lender with all or any portion of the assets and liabilities of an Affected Party. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Party shall acknowledge in writing that any such consolidation of the assets and liabilities of any Conduit Lender shall occur.

“Addition Date” means each date when Receivables are added to the Collateral in connection with a Subsequent Loan.

“Additional Amount” has the meaning given to such term in Section 2.14(a).

“Adjusted Eurodollar Rate” means, on any day, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards, if necessary, to the nearest 1/100 of 1%, obtained by dividing (i) LIBOR by (ii) 100% minus the Eurodollar Reserve Percentage.

“Administrative Agent” has the meaning given to such term in the Preamble.

“Administrative Agent’s Account” means the account of the Administrative Agent, as notified to the Lender Group Agents from time to time in writing by the Administrative Agent, into which the Lenders shall deposit all Lender Group Advances for distribution by the Administrative Agent to the Borrower’s Account.

“Advance Rate” means, on any date of determination:

(a) if no Performance Trigger Event has occurred and is then continuing, 86.0%; or

(b) if a Performance Trigger Event has occurred and is then continuing, 78.5%.

“Advisors” means accountants, attorneys, consultants, advisors, dealers, investors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

“Affected Party” has the meaning given to such term in Section 2.13(a).

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender Group.

“Aggregate Net Receivables Balance” means, as of any date, (i) the Aggregate Receivables Balance on such date, minus (ii) the Excluded Receivables Balance on such date.

“Aggregate Receivables Balance” means, as of any date, the aggregate Receivables Balance of all Eligible Receivables on such date.

“Aggregate Unpaids” means, with respect to any date, an amount equal to the sum of (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Usage Fees, Unused Fees and other Obligations owed (whether due or accrued) by the Borrower to the Secured Parties, the Collateral Custodian, the Paying Agent and the Backup Servicer under this Agreement and the other Transaction Documents.

“Agreement” has the meaning given to such term in the Preamble.

“Alternative Rate” means a rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that during the continuation of any Eurodollar Disruption Event, the “Alternative Rate” shall equal a rate per annum equal to the Base Rate.

“Amortization Date” means the earliest to occur of (i) the date on which the Commitment Termination Dates for all Lender Groups have occurred, (ii) the date on which the Amortization Date is deemed to occur pursuant to Section 2.13(f) and (iii) the occurrence of a Termination Event.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the applicable Funding Date, the rate per annum with respect to a Receivable as of such Funding Date is reduced as a result of (i) an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act (or any Applicable Law having similar effect), “Annual Percentage Rate” or “APR” shall refer to such reduced rate.

“Annualized Net Loss” means, with respect to any Determination Date, the product of (i) the positive difference of (a) the aggregate Receivables Balance (measured, for each such Receivable, as of the date immediately prior to the date on which such Receivable became a Defaulted Receivable) of all Receivables that became Defaulted Receivables during the Collection Period immediately preceding such Determination Date, over (b) the aggregate Liquidation Proceeds received by the Servicer during the Collection Period immediately preceding such Determination Date, and (ii) twelve.

“Annualized Net Loss Ratio” means, with respect to any Determination Date, the fraction, expressed as a percentage, (i) the numerator of which is the Annualized Net Loss for such Determination Date and (ii) the denominator of which is the aggregate Receivables Balance of all Receivables as of the first day of the Collection Period immediately preceding such Determination Date.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Transaction Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth-in-Lending Act, Regulation Z and Regulation B of the Federal Reserve Board, the Securities Act, including Regulation AB, and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Approved Originator” means (i) an entity engaged in the business of financing retail consumer vehicle purchases or refinancing consumer automobile loans that entered into (x) a retail installment sales contract or installment note and security agreement with a consumer to finance or refinance such consumer’s purchase of a new or used automobile, light and/or medium-duty truck, minivan or sport utility vehicle and (y) a written agreement with CF Capital pursuant to which such entity validly sells, transfers and assigns, on a daily or weekly basis, as applicable, all of its right, title and interest in, to and under, and good and valid title, free and clear of any Liens, to such retail installment sales contracts or installment notes and security agreements and all related rights, including a valid and perfected first priority security interest in and to the related automobiles, light and/or medium duty trucks, minivans or sport utility vehicles, to CF Capital or (ii) any other Person that may be approved from time to time in accordance with Section 13.01.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto.

“Authoritative Copy” means, with respect to any Electronic Contract, a copy of such Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, and is marked “original” or has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

“Authorized Officer” means, with respect to any Person other than a natural person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary or assistant secretary or any other officer performing functions similar to those performed by such officers.

“Available Amount” means, as of any date, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.

“Available Funds” means for any Payment Date and the related Collection Period, the sum of (i) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period, (ii) amounts deposited into the Collection Account pursuant to Section 2.11(b) or (c) and (iii) the amount deposited in the Collection Account in respect of Interest pursuant to Section 2.15(a)(iv)(B) on each Securitization Date, if any.

“Backup Servicer” means initially Wells Fargo, in its capacity as Backup Servicer pursuant hereto, or such other Person as may be approved by the Majority Lenders.

“Backup Servicer Termination Notice” has the meaning given to such term in Section 7.21.

“Backup Servicing Fee” means the fee described in the Wells Fargo Fee Letter or any letter agreement between the Servicer and a successor backup servicer, and payable to the Backup Servicer in accordance with Section 2.12(c).

“Backup Servicing Fee Rate” has the meaning set forth in the Wells Fargo Fee Letter or any letter agreement between the Servicer and a successor backup servicer.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate for any day shall be equal to the highest of: (A) the Prime Rate as of such day, (B) the Federal Funds Rate as of such day plus 0.50% and (C) the LIBOR Rate for such day (assuming an Interest Period commencing on such day) plus 1.00%.

“Base Servicing Fee” means has the meaning set forth in Section 2.12(b).

“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Benefit Plan” means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh Plans and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

“Borrower” has the meaning given to such term in the Preamble.

“Borrower Transaction Documents” means all Transaction Documents to which the Borrower is a party or by which it is bound.

“Borrower’s Account” means the account of the Borrower, as notified to the Administrative Agent from time to time in writing by the Borrower, into which all Lender Group Advances shall be deposited, which account, as of the Closing Date, is in the name of FCA Funding I LLC, at PNC Bank, National Association.

“Borrowing Base” means, on any date of determination, the sum of

(a) product of (i) the Aggregate Net Receivables Balance on such date and (ii) the Weighted Average Advance Rate on such date; and

(b) the product of (i) the Advance Rate and (ii) the aggregate principal balance of the Portfolio Purchase Receivables as to which 10% or more of any Scheduled Payment with respect thereto is not more than 90 days delinquent on such date of determination or is not otherwise a Defaulted Receivable on such date of determination.

For purposes of calculating the Borrowing Base on a Funding Date, the Excluded Receivables Balance will be measured as of the Cutoff Date related to such Funding Date. For purposes of calculating the Borrowing Base on a Determination Date, the Excluded Receivables Balance will be measured as of the last day of the Collection Period for the related Payment Date.

“Borrowing Base Deficiency” means, as of (a) any Funding Date, the excess (if any) of (i) the Loans Outstanding on such day, minus the Cash Collateral Amount over (ii) the sum of Borrowing Base on such date or (b) any Determination Date, the excess (if any) of (i) the Loans Outstanding on such day (before giving effect to any payments or distributions to be made on such date) over (ii) the Borrowing Base on such date.

“Breakage Costs” means such amount or amounts as shall compensate any Lender for any loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of any payment of a Loan (and interest thereon) occurring on a date other than a Payment Date or in connection with a Securitization if the Borrower shall not have complied with the notice requirements of Section 2.15(a)(i).

“Business Day” means (i) any day other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in Irvine, California, San Francisco, California, Minneapolis, Minnesota, New York, New York or Chadds Ford, Pennsylvania and (ii) if the term “Business Day” is used in connection with the Adjusted Eurodollar Rate, such day must also be a LIBOR Business Day.

“Cash Collateral Amount” means, as of any date of determination, the greater of (x) the amount of cash constituting Principal Collections on deposit in the Collection Account on such date or (y) the excess of the amount of cash on deposit in the Collection Account on such date over the Minimum Coverage Amount for the Payment Date immediately following such date of determination.

“Certificate” means the certificate of formation of the Borrower.

“Certificate of Title” means, with respect to a Financed Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), the original lien entry letter or form or copies of correspondence to such applicable Registrar of Titles, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the related Originator, the Borrower or the Administrative Agent, as secured party.

“CF Capital” has the meaning given to such term in the Preamble.

“Change in Control” means (i) at any time prior to any initial public offering of any of the equity interests of FC HoldCo LLC, FCA or a newly formed entity that holds a controlling interest in either FC HoldCo or FCA (a “Flagship IPO”), the failure of Perella Weinberg Partners Asset Based Value Master Fund II L.P., Perella Weinberg Partners ABV Opportunity Master Fund III B L.P., Perella Weinberg Partners ABV Opportunity Master Fund II B L.P. or any other fund, account or other Person directly or indirectly managed or controlled by Perella Weinberg Partners Capital Management LP, or in each case any successor thereto approved by the Administrative Agent (collectively, the “Perella Funds”), collectively, to maintain directly or indirectly, (a) control of the board of directors (or similar governing body) and (b) own beneficial ownership of more than 50% of the equity interests (having ordinary voting power on an as-converted fully-diluted basis) of FC HoldCo LLC, FCA, FC Funding, CF Capital and the Borrower, (ii) at any time after a Flagship IPO, any Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act (other than one or more Perella Funds) either (a) has control of the board of directors (or similar governing body) or (b) becomes the beneficial owner, directly or indirectly, of more than 50% of the equity interests (having ordinary voting power on an as-converted fully-diluted basis) of FC HoldCo LLC or FCA or (iii) the failure by FC Funding to own, directly or indirectly, all of the outstanding voting interests of the Borrower.

“Class A Note” has the meaning given to such term in Section 2.05(a).

“Class A Note Balance” means, on any day, the aggregate Principal Amount of Loans made on or prior to such day that are allocated to the Class A Notes pursuant to Section 2.05(d), reduced from time to time by payments and distributions in respect of principal on the Class A Notes in accordance with the terms hereof.

“Class A Principal Payment Amount” means, with respect to any Payment Date, an amount payable in reduction of the Class A Note Balance equal to that portion of the amount that is payable on such Payment Date pursuant to Section 2.08(v) such that the Designated Note Ratio is maintained following the application of all amounts payable on such Payment Date pursuant to Section 2.08(v).

“Class B Note” has the meaning given to such term in Section 2.05(a).

“Class B Note Balance” means, on any day, the aggregate Principal Amount of Loans made on or prior to such day that are allocated to the Class B Notes pursuant to Section 2.05(d), reduced from time to time by payments and distributions in respect of principal on the Class B Notes in accordance with the terms hereof.

“Class B Principal Payment Amount” means, with respect to any Payment Date, an amount payable in reduction of the Class B Note Balance equal to that portion of the amount that is payable on such Payment Date pursuant to Section 2.08(v) such that the Designated Note Ratio is maintained following the application of all amounts payable on such Payment Date pursuant to Section 2.08(v).

“Closing Date” means April 27, 2015.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning given to such term in Section 3.01(a).

“Collateral Custodian” means DBNTC or any other collateral custodian appointed pursuant to the terms hereof.

“Collateral Custodian Fee” means the fees and expenses payable to the Collateral Custodian as described in the Collateral Custodian Fee Letter.

“Collateral Custodian Fee Letter” means the agreement between the Servicer and the Collateral Custodian.

“Collection Account” has the meaning given to such term in Section 2.11.

“Collection Period” means with respect to any Payment Date, the immediately preceding calendar month (or in the case of the first Payment Date, the period from and including the Initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Collections” means, with respect to any Collection Period and the related Payment Date, (i) all cash collections or other cash proceeds of any Receivable received by the Servicer (including from an Originator or the Borrower) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including all Release Price amounts deposited in the Collection Account pursuant to Section 5.04, Insurance Proceeds, interest earnings in the Collection Account, all Liquidation Proceeds and any fees or expenses charged by the Servicer relating to extensions, but excluding all administrative fees, late fees and prepayment charges collected on the Receivables, (ii) any other funds received by the Servicer (including from an Originator or the Seller) with respect to any Receivable, Financed Vehicle or any other Collateral, and (iii) all payments received pursuant to any Hedging Agreement and Hedge Transaction; in each case received and deposited during or in respect of such Collection Period or such Payment Date.

“Commercial Paper Notes” means any short-term promissory notes issued by or on behalf of a Conduit Lender to fund or maintain an interest in any Loan hereunder.

“Commercial Paper Rate” means, with respect to any Conduit Lender on any day, (x) the per annum rate equivalent to the weighted average cost (as reasonably determined by the related Lender Group Agent, and which shall include (without duplication), the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of Commercial Paper Notes) to the extent related to the issuance of Commercial Paper Notes that is allocated, in whole or in part, by such Conduit Lender or its related Lender Group Agent to fund or maintain all or any portion of the Loans Outstanding on such day; provided, however, that if any component of any such rate is a discount rate, in calculating the “Commercial Paper Rate” for such day, the related Lender Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, or (y) such other rate as may be agreed upon in writing among the Borrower, such Conduit Lender and the related Lender Group Agent.

“Commitment” means, with respect to any Lender Group, the commitment of the Committed Lenders in such Lender Group to fund Loans in an aggregate amount not to exceed the amount set forth opposite such Committed Lenders’ names on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, as such amount may be modified in accordance with the terms hereof.

“Commitment Termination Date” means, with respect to a Lender Group, April 27, 2017, as such date may be extended from time to time in accordance with Section 2.04(a).

“Committed Lender” means any Lender that is designated as a Committed Lender on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Conduit Lender” means any Lender that is designated as a Conduit Lender on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the obligations of such Conduit Lender assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Confidential Information” means and includes (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect or are generated from such information; provided, that Confidential Information does not include with respect to a Person information that (a) was already known to such Person and such knowledge was not obtained from any other entity who was known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information to such Person, (b) is or has become part of the public domain through no act or omission of such Person, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person prior to disclosure hereunder, from a third party who is not known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information, except as provided in Section 3.06(h)(iii).

“Contract” means any retail installment sale contract or installment note and security agreement or conditional sale contract executed by an Obligor for a Financed Vehicle under which an extension of credit by an Originator is made in the ordinary course of business to such Obligor and which is secured by the related Financed Vehicle.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Control Agreement” means an agreement, in form and substance reasonably acceptable to the Majority Lenders, among the Servicer, a Qualified Institution and certain secured parties that have provided financing to FCA, FC Funding or an Affiliate or Subsidiary thereof secured by Contracts, pursuant to which a collateral trustee appointed by such secured parties obtains (for the benefit of such secured parties) “control” (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox Accounts and certain other deposit accounts established thereunder and “control” (within the meaning of Section 8-106 of the applicable UCC) of certain securities established thereunder.

“CRR” means Articles 404-410 of the Capital Requirements Regulation No. 575/2013 of the European Parliament and of the Council of 26 June 2013 and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission, as amended from time to time.

“Credit and Collection Policy” means, (x) with respect to the initial Servicer, the customary servicing practices of the Servicer, as such customary servicing practices may be changed from time to time, (y) with respect to CF Capital, as Subservicer, the customary servicing practices of CF Capital, as such customary servicing practices may be changed from time to time or (z) with respect to any Successor Servicer, the customary servicing practices of such Successor Servicer.

“CSC Lockbox Processor and Title Administrator Agreement” means that certain letter agreement, dated as of the Closing Date, from FCA to CSC Logic, Inc., and acknowledged by the Administrative Agent, the Borrower, the Seller and the Backup Servicer.

“Cured” means, with respect to a Performance Trigger Event that on three (3) consecutive Determination Dates after the occurrence of such Performance Trigger Event, (i) such Performance Trigger Event has not occurred and (ii) no other Performance Trigger Event has occurred.

“Custodial Transition Period” means the period from the Closing Date until the date that is seven (7) Business Days (or, with the consent of the Joint Structuring and Syndication Agents, up to ten (10) Business Days) after the Closing Date.

“Custodial Transition Receivables” means, collectively, (x) the $86,357,683.26 of Receivables which were prior to the Closing Date subject to a custodial arrangement with CSC Logic, Inc. and (y) the $4,010,902.98 of Receivables which were prior to the Closing Date subject to a custodial arrangement with Wells Fargo Bank, National Association.

“Cutoff Date” means, with respect to Receivables transferred to the Borrower on a Funding Date, such date for the Receivables to be transferred on such Funding Date as shall be identified in the related Funding Request, which date shall not be more than ten (10) Business Days prior to such Funding Date.

“DBNTC” has the meaning given to such term in the Preamble.

“Dealer” means an automobile dealer that sold a Financed Vehicle to an Obligor and either (i) the Contract and related Receivable were originated by the Dealer and assigned by such Dealer to FCA or CF Capital pursuant to, and in accordance with, the related Dealer Agreement or (ii) the Contract and related Receivable were originated by FCA or CF Capital, in each case of (i) and (ii), were subsequently assigned by FCA or CF Capital to FC Funding pursuant to the Forward Flow Purchase Agreement.

“Dealer Agreement” means an agreement between a Dealer and FCA or CF Capital regarding the terms and conditions of the acquisition by FCA or CF Capital, as applicable, from such Dealer of all of such Dealer’s right, title and interest in, to and under, and good and valid title, free and clear of any Liens, to one or more Contracts and the related Receivables and all related rights, including a valid and perfected first priority security interest in and to the related Financed Vehicles.

“Dealer Contract” means a Contract originated by a Dealer.

“Default Rate” means a rate equal to the sum of (i) the Base Rate and (ii) 4.0%.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable as to which (i) either (x) 90 days have elapsed since the Servicer repossessed the Financed Vehicle or (y) the Servicer has sold or liquidated the Financed Vehicle after the repossession thereof, (ii) the Servicer has determined in good faith in accordance with the Credit and Collection Policy that eventual payment in full on such Receivable is unlikely or (iii) 10% or more of a scheduled payment is more than 120 days delinquent, except in the case of a repossessed Financed Vehicle.

“Defaulting Lender” shall mean any Committed Lender (a) with respect to which an Insolvency Event has occurred, (b) which has failed to perform its funding obligations under Section 2.01 notwithstanding that all conditions to funding under Section 4.01 or 4.02 of this Agreement shall have been satisfied or waived in accordance with the terms thereof with respect to such funding obligations, (c) which has notified the Borrower or the Administrative Agent in writing that it does not intend, or otherwise is unable, to comply with its funding obligations under Section 2.01 (other than due to the conditions to funding under Section 4.01 or 4.02 of this Agreement not being satisfied), or (d) with respect to which there has been an order of a court or regulatory body having jurisdiction to the effect that such Committed Lender will not comply with such funding obligations in accordance with the terms hereof.

“Delayed Amount” has the meaning given to such term in Section 2.02(e)(i).

“Delayed Funding Date” has the meaning given to such term in Section 2.02(e)(i).

“Delayed Funding Notice” has the meaning given to such term in Section 2.02(e)(i).

“Delayed Funding Notice Date” has the meaning given to such term in Section 2.02(e)(i).

“Delayed Funding Reimbursement Amount” shall mean, with respect to any Delayed Funding Amount of a Delaying Lender on the Delayed Funding Date for such Delayed Funding Amount, an amount equal to the excess, if any, of (i) the portion of such Delayed Funding Amount funded by the Non-Delaying Committed Lenders and the Non-Delaying Lender Groups pursuant to Section 2.02(e)(ii) on the related Funding Date over (ii) such Delaying Lender Group’s proportionate share (based on the Commitments of the Committed Purchasers in each Delaying Lender Group relative to the Aggregate Commitment) of the portion of the total payments of the Loans Outstanding as the result of a repayment of principal to the Non-Delaying Lender Groups in accordance with the proviso to Section 2.07(d) during the period from and including the related Funding Date to but excluding the related Delayed Funding Date.

“Delayed Funding Shortfall Amount” has the meaning given to such term in Section 2.02(e)(iii).

“Delaying Committed Lender” shall mean a Committed Lender that is a Delaying Lender.

“Delaying Lender” has the meaning given to such term in Section 2.02(e)(i).

“Delaying Lender Group” has the meaning set forth in Section 2.02(e)(i).

“Delinquency Ratio” means, with respect to any Determination Date, the fraction, expressed as a percentage, (i) the numerator of which is the aggregate Receivables Balance of all Delinquent Receivables on the last day of the Collection Period immediately preceding such Determination Date and (ii) the denominator of which is the aggregate Receivables Balance of all Receivables on the last day of such Collection Period.

“Delinquent Receivable” means a Receivable (a) for which more than 10% of any Scheduled Payment is more than 60 days past due and (b) is not a Defaulted Receivable.

“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Designated Delay Funding Lender” means a Committed Lender which has delivered (or on behalf of which the related Lender Group Agent has delivered) a written certification to FCA to the effect that (i) charges relating to the “liquidity coverage ratio” under Basel III have been or, if it were not a Designated Delay Funding Purchaser hereunder, will be incurred in respect of the related Lender Group’s interests or obligations under this Agreement, which may include external charges incurred by such Committed Lender or internal charges incurred by any business of such Committed Lender managing such Committed Lender’s Invested Percentage in the Loans Outstanding or its obligations hereunder, and (ii) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby.

“Designated Delay Funding Lender Group” shall mean any Lender Group that includes a Designated Delay Funding Lender.

“Designated Delayed Funding Amount” has the meaning set forth in Section 2.02(e)(i).

“Designated Note Ratio” means, as of any date with respect to a Tranched Lender Group, a ratio of Class A Note Balance to Class B Note Balance equal to 85 to 15.

“Determination Date” means, with respect to any Payment Date, the second (2nd) Business Day preceding such Payment Date.

“Direct Contract” means a Contract originated by FCA, CF Capital or by an Approved Originator.

“DocuSign” means DocuSign Inc., a Washington corporation.

“DocuSign System” means the technology system comprised of proprietary and third party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials of DocuSign that enable electronic contracting in the automobile retail and leasing industries.

“Dollars” or “$” means the lawful currency of the United States.

“DTI Ratio” means with respect to any Receivable, as of the related origination date, the ratio (expressed as a percentage) of (x) the aggregate scheduled monthly payments of all outstanding debt obligations of the related Obligor(s) as of such date, as reported by a credit bureau and as adjusted in accordance with the Credit and Collection Policy, to (y) the combined monthly gross income from all sources of the related Obligor(s) as of such date.

“Election Period” means the twenty (20) day period following delivery by the Borrower of a request for an extension pursuant to Section 2.04(a) within which it requests a response from the applicable Lender Group Agent, which period may in no event expire later than the second (2nd) Business Day prior to the applicable Commitment Termination Date.

“Electronic Contract” means a Contract that constitutes “electronic chattel paper” under and as defined in Section 9-102(31) of the UCC.

“Electronic Contract Compliance Date” means July 27, 2015.

“Electronic Contract Excluded Amount” means (i) during the period from the Closing Date until the earlier of (x) the date on which the Electronic Contract Eligibility Conditions shall have been satisfied and (y) the Electronic Contract Compliance Date, the amount by which the aggregate Receivables Balance of Eligible Receivables which are Electronic Contracts exceeds 20.0% of the Aggregate Receivables Balance on such day; (ii) if as of the Electronic Contract Compliance Date, the Electronic Contract Eligibility Conditions shall not have been satisfied, the aggregate Receivables Balance of Eligible Receivables which are Electronic Contracts; or (iii) from and after the satisfaction of the Electronic Contract Eligibility Conditions, (x) if the Borrower has engaged eOriginal, Inc. to provide vaulting services with respect to the Electronic Contracts, the amount by which the aggregate Receivables Balance of Eligible Receivables which are Electronic Contracts and which are maintained by DocuSign exceeds 5.0% of the Aggregate Receivables Balance on such day; or (y) if the Borrower has engaged DocuSign to provide vaulting services with respect to the Electronic Contracts, zero.

“Electronic Contract Eligibility Conditions” means, not later than the Electronic Contract Compliance Date, (i) one or both of the Originators shall have entered into a license agreement with either or both of DocuSign or eOriginal, Inc. (the “E-Vault Provider”) with respect to e-contracting and/or vaulting services, (ii) the Joint Structuring and Syndication Agents shall have completed a satisfactory review of the system of the E-Vault Provider and received a detailed description of the features within such system used to establish “control” (within the meaning of Section 9-105 of the UCC) of the Electronic Contracts to be maintained therein, (iii) the E-Vault Provider shall have entered into such necessary or advisable (as determined by the Joint Structuring and Syndication Agents) agreements with the Collateral Custodian, the Borrower, the Originators and the Administrative Agent, as applicable, relating to the Electronic Contracts to be included in the Collateral and the system of the E-Vault Provider, which are in form and substance reasonably satisfactory to the Joint Structuring and Syndication Agents, (iv) the Borrower shall have delivered to the Administrative Agent, the Lender Group Agents and the Lenders, an opinion of counsel in form and substance reasonably satisfactory to the Joint Structuring and Syndication Agents that, and the Collateral Custodian, the Borrower, the Servicer, the Subservicer and the E-Vault Provider shall have taken all such other actions as the Joint Structuring and Syndication Agents may reasonably request in order to establish or confirm that, the Collateral Custodian has access to the Electronic Contracts and has “control” (within the meaning of Section 9-105 of the UCC) of the Contracts included in the Collateral which are Electronic Contracts to be maintained in the e-contracting system of the E-Vault Provider for purposes of perfecting the security interest of the Administrative Agent therein and (v) this Agreement and such other Transaction Documents as the Joint Structuring and Syndication Agents shall determine in their reasonable discretion shall have been amended to provide the Secured Parties protections with respect to Electronic Contracts, each in form and substance reasonably satisfactory to the Joint Structuring and Syndication Agents.

“Eligible Assignee” means a Person who is (i) a Lender, a Lender Group Agent, a multi-seller commercial paper conduit administered or managed by a Lender Group Agent or an Affiliate of a Lender, a Lender Group Agent, an Affiliate of a Lender or the Administrative Agent or (ii) acceptable to the Administrative Agent and, so long as no Termination Event or Servicer Termination Event has occurred and is continuing, the Borrower has consented to such assignee, which consent shall not be unreasonably withheld, delayed or conditioned.

“Eligible Hedge Counterparty” means any entity that (i) on the date of entering into any Hedge Transaction (a) is an interest rate swap dealer that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Joint Structuring and Syndication Agents (which approval shall not be unreasonably withheld), (b) has a short-term debt rating of “A-1” from Standard & Poor’s and “P-1” from Moody’s and a long-term debt rating of “A” or higher from Standard & Poor’s or “A2” or higher from Moody’s, (ii) at all times after the date of the Hedging Agreement, so long as it is a party thereto, has (x) a short-term debt rating of “A-2” or higher from Standard & Poor’s and “P-2” or higher from Moody’s and (y) a long-term debt rating of “BBB+” or higher from Standard & Poor’s or “Baa1” or higher from Moody’s, and (iii) in a Hedging Agreement consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 6.03(d).

“Eligible Receivable” means on any date of determination, any Receivable (other than a Portfolio Purchase Receivable) (i) other than a Non-Custodial Receivable, for which the related Contract (x) is in the physical possession of, or under the “control” (within the meaning of Section 9-105 of the UCC) of, the Collateral Custodian or (y) with respect to a Custodial Transition Receivables during the Custodial Transition Period, has been delivered or sent for delivery to the Collateral Custodian, (ii) which is identified on the Schedule of Receivables delivered by the Borrower to the Administrative Agent and the Lender Group Agents as part of a Funding Request and (iii) which satisfies each of the applicable eligibility requirements set forth on Schedule B hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) only for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Eurodollar Disruption Event” means with respect to a Lender Group Advance as to which Interest accrues or is to accrue at a rate based upon the Adjusted Eurodollar Rate, (i) a good faith determination by a Lender (or its related Lender Group Agent) that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain such Lender Group Advance, (ii) the inability of a Lender (or its related Lender Group Agent) to obtain timely information for purposes of determining the Adjusted Eurodollar Rate or (iii) the inability of a Lender to obtain Dollars in the London interbank market to make, fund or maintain such Lender Group Advance.

“Eurodollar Reserve Percentage” means, on any day, the applicable reserve percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements for “Eurocurrency Liabilities” pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board that prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in Regulation D.

“Eurodollars” means deposits in Dollars held in financial institutions outside of the United States.

“Exception” means, with respect to a Receivable, the circumstance existing if, after the Collateral Custodian has performed its review procedures with respect to the related Receivable File pursuant to Section 3.06, it has determined that one or more of the items set forth in Section 3.06(c) is incorrect or does not conform to the data fields in the applicable schedule of Contracts delivered pursuant to Section 3.06 or one or more of the items in the “Receivable File” definition is missing. With respect to a Receivable, each incorrect statement, nonconformity or missing item shall be a separate Exception.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Receivables Balance” means, with respect to any Funding Date or Determination Date, as applicable, the sum, (without duplication) of the following amounts (each calculated excluding Portfolio Purchase Receivables):

(1) the amount by which the aggregate Receivables Balance of Eligible Receivables which had an original maturity of more than 72 monthly payments exceeds 7.5% of the Aggregate Receivables Balance on such day;

(2) the amount by which the aggregate Receivables Balance of Eligible Receivables the Obligors of which have FICO® scores at origination below 535 (excluding Obligors with a zero FICO® score or no FICO® score) on such day exceeds 10.0% of the Aggregate Receivables Balance on such day;

(3) the aggregate Receivables Balance, if any, of the Eligible Receivables having the lowest FICO® scores at origination (excluding Obligors with a zero FICO® score or no FICO® score) that would need to be excluded from the pool of Eligible Receivables in order to cause the weighted average initial FICO® score of all remaining Eligible Receivables to be greater than or equal to 575;

(4) the amount by which the aggregate Receivables Balance of all Eligible Receivables the Obligors of which have a zero FICO® score or no FICO® score at origination exceeds 10.0% of the Aggregate Receivables Balance on such day;

(5) the aggregate Receivables Balance, if any, of the Eligible Receivables other than (x) Eligible Receivables originated by CF Capital and (y) MILES Receivables (the “Flagship Receivables”) having the lowest FCA Credit Scores that would need to be excluded from the pool of Eligible Receivables in order to cause the weighted average FCA Credit Score of all remaining Eligible Receivables that are Flagship Receivables to be greater than 490;

(6) the aggregate Receivables Balance, if any, of the Eligible Receivables relating to Contracts having the highest LTV Ratios that would need to be excluded from the pool of Eligible Receivables in order to cause the weighted average LTV Ratio of all remaining Eligible Receivables relating to Contracts to be less than or equal to 124%;

(7) the aggregate Receivables Balance, if any, of the Eligible Receivables having the highest DTI Ratios that would need to be excluded from the pool of Eligible Receivables in order to cause the weighted average DTI Ratio of all remaining Eligible Receivables to be less than or equal to 40.0%;

(8) the aggregate Receivables Balance, if any, of the Eligible Receivables having the highest PTI Ratios that would need to be excluded from the pool of Eligible Receivables in order to cause the weighted average PTI Ratio of all remaining Eligible Receivables to be less than or equal to 13.0%;

(9) the aggregate Receivables Balance of all Eligible Receivables having the highest discounts at origination that would need to be excluded from the pool of Eligible Receivables in order to cause the Weighted Average Discount on all remaining Eligible Receivables to be less than or equal to 5.0%;

(10) the amount by which the aggregate Receivables Balance of all Eligible Receivables which are MILES Receivables exceeds 12.0% of the Aggregate Receivables Balance on such day;

(11) the amount by which the aggregate Receivables Balance of Eligible Receivables related to Contracts which are not Direct Contracts that constitute “electronic chattel paper” (within the meaning of Section 9-105 of the UCC) exceeds 10.0% of the Aggregate Receivables Balance on such day;

(12) the amount by which the aggregate Receivables Balance of all Eligible Receivables for which the Receivables Balance at origination is greater than $38,000 exceeds 10.0% of the Aggregate Receivables Balance on such day;

(13) the amount by which the aggregate Receivables Balance of all Eligible Receivables for which the Receivables Balance at origination is greater than $45,000 exceeds 1.0% of the Aggregate Receivables Balance on such day;

(14) the amount by which the aggregate Receivables Balance of all Eligible Receivables that were originated by Dealers that were not Franchised Dealers at the time of origination exceeds 20.0% of the Aggregate Receivables Balance on such day;

(15) the amount by which the aggregate Receivables Balance of all Non-Custodial Receivables exceeds $20,000,000; and

(16) the Electronic Contract Excluded Amount.

For purposes of calculating the Excluded Receivables Balance on a Funding Date, the Excluded Receivables Balance will be measured as of the Business Day immediately preceding such Funding Date. With respect to any Receivable with more than one Obligor which had a FICO® score at the origination thereof, the FICO® score of such Receivable for purposes of calculating items (2), (3) and (4) above shall be the highest FICO® score of such Obligors at origination.

“Excluded Taxes” means (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14(a), Additional Amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(d) and (d) any amounts withheld pursuant to FATCA.

“Existing Receivable” means each Receivable that becomes a part of the Collateral in connection with the Initial Loan.

“Facility Amount” means (i) prior to the Amortization Date, the Aggregate Commitment on such day and (ii) on and after the Amortization Date, $0.00.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any agreements entered into thereunder.

“FAS 166/167 Capital Guidelines” means the final rule, titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues”, adopted December 15, 2009, by the United States bank regulatory agencies.

“Facility Termination Date” means the date following the Amortization Date on which the Aggregate Unpaids have been indefeasibly paid in full.

“FC Funding” means FC Funding LLC, a Delaware limited liability company.

“FC HoldCo” means FC HoldCo LLC, a Delaware limited liability company.

“FCA” has the meaning given to such term in the Preamble.

“Federal Funds Rate” means a fluctuating interest rate per annum equal (for each day during such period) to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System. “Fee Letter” means the letter agreement, dated as of the Closing Date, among the Borrower, FCA, the Administrative Agent and the Lender Group Agents.

“Financed Vehicle” means, with respect to a Receivable, any new or used automobile, light and/or medium-duty truck, minivan or sport utility vehicle, together with all accessions thereto, securing the related Obligor’s Indebtedness thereunder.

“Force Majeure Event” means an event that occurs as a result of an act of God, an act of the public enemy, acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods or similar causes.

“Formation Documents” means the limited liability company agreement and the certificate of formation of the Borrower.

“Forward Flow Purchase Agreement” means that certain Amended and Restated Forward Flow Purchase Agreement, dated as of the Closing Date, by and among CF Capital and FCA, as sellers, and FC Funding, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fully Hedged” means, as of any date of determination, that the Borrower is party to one or more effective Hedge Transactions with one or more Eligible Hedge Counterparties on such date that satisfy the following conditions:

(i) the aggregate notional principal of such Hedge Transactions is not less than the Loans Outstanding, which aggregate notional principal amount may be stepped down on a schedule resulting from the usage of an assumed rate of prepayments on the Receivables for each Collection Period based upon the “Absolute Prepayment Model” applied in accordance with current market standards for asset-backed securities transactions of not greater than 0.5%;

(ii) the final maturity date for such Hedge Transactions shall be a date reasonably acceptable to the Joint Structuring and Syndication Agents;

(iii) such Hedge Transactions are structured such that the Net Spread is not reasonably expected to be less than the Minimum Net Spread, as measured on each Determination Date; and

(iv) the related Hedge Agreements are in form and substance reasonably acceptable to the Supermajority Lenders and copies of which have been delivered to the Lender Group Agents (which delivery may be made by electronic mail).

“Funding Date” means each Business Day on which a Loan is made.

“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Counterparty” means any Person that has entered into a Hedge Transaction with the Borrower.

“Hedge Reserve Account” has the meaning given to such term in Section 2.11.

“Hedge Reserve Account Amount” means, as of any date of determination, the amount of funds then on deposit in the Hedge Reserve Account.

“Hedge Reserve Account Required Amount” means, as of any date of determination on which the Borrower is (a) Fully Hedged, zero or (b) not Fully Hedged, the greater of (i) $500,000 and (ii) the quoted purchase price from any Lender or Lender Group Agent (or an Affiliate thereof) most recently received by the Borrower (or the Servicer on behalf of the Borrower) pursuant to Section 6.03(b) hereof (which quote shall, for purpose of this definition, continue in effect until the next succeeding date on which such a quote is received pursuant to Section 6.03(b) hereof), for an interest rate cap with a strike rate of 2.00% and a notional amount equal to the excess of (x) the highest Loans Outstanding during the preceding calendar month over (y) the aggregate notional amount of all other Hedge Transactions to which the Borrower is then a party, that amortizes using an assumed rate of prepayments on the Receivables for each Collection Period based upon the “Absolute Prepayment Model” applied in accordance with current market standards for asset-backed securities transactions of not greater than 0.5%.

“Hedge Termination Payments” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty for the early termination of such Hedge Transaction or any portion thereof.

“Hedge Transaction” means each transaction between the Borrower and a Person entered into in connection with this Agreement and governed by a Hedging Agreement.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into in connection with this Agreement, which agreement shall be an interest rate cap, interest rate swap or other interest rate hedging arrangement reasonably acceptable to the Supermajority Lenders and shall consist of either (A) a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or (B) an ISDA long form confirmation.

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (v) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

“Indemnified Amounts” has the meaning given to such term in Section 9.01.

“Indemnified Party” has the meaning given to such term in Section 9.01.

“Independent Manager” means a natural Person who is a member of the board of managers of the Borrower who (a) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a manager of the Borrower, (i) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any Independent Party (other than the Borrower), (ii) a supplier to any of the Independent Parties, (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any Independent Party or (iv) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any Independent Party, (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of Insolvency Proceedings against it or could file a petition seeking relief under any applicable federal or State Insolvency Law and (c) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Independent Parties” means FCA, CF Capital, FC Funding and their respective Affiliates.

“Initial Cutoff Date” means April 20, 2015.

“Initial Loan” means the first Loan made on or after the Closing Date.

“Insolvency Event” means, with respect to any Person:

(i) such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Insurance Policy” means, with respect to any Receivable, (i) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (ii) any lender’s single interest, credit life, disability, hospitalization and similar insurance policies with respect to the related Obligor.

“Insurance Proceeds” means any amounts payable or any payments made under any Insurance Policy.

“Interest” means, for any Interest Period and each Loan (or portion thereof) outstanding during such Interest Period, the sum for each day during such Interest Period of the following:

IR x PA/CB

where:

IR	=	the Interest Rate applicable to such Loan (or portion thereof) on such day;

PA	=	the Principal Amount of such Loan (or portion thereof) on such day; and

CB	=	(i) in the case of a Loan as to which the applicable Interest Rate is calculated by reference to the Prime Rate, 365 or 366, as applicable, and (ii) in the case of any other Loan, 360;

provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (iii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections” means Collections other than Principal Collections.

“Interest Period” means, with respect to any Payment Date, the immediately preceding Collection Period (or, in the case of the first Payment Date, from and including the Closing Date to and including the last day of the Collection Period in which the Closing Date occurs); provided, however, that any Interest Period that commences before the Facility Termination Date that would otherwise end after the Facility Termination Date shall end on the Facility Termination Date.

“Interest Rate” means, with respect to any Loan (or portion thereof) on any day:

(i) if such Loan (or portion thereof) is funded or maintained by a Conduit Lender by issuing Commercial Paper Notes, the Commercial Paper Rate for such Conduit Lender on such day; or

(ii) if such Loan (or portion thereof) is funded or maintained either (x) by a Conduit Lender by utilizing a Support Facility (except if clause (iii) below applies), or (y) by a Committed Lender, the Alternative Rate;

(iii) to the extent that, and only for so long as, such Loan is funded by a Conduit Lender other than by issuing Commercial Paper Notes (based on its determination in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of Commercial Paper Notes in the commercial paper market of the United States to finance its purchase or maintenance of Loans hereunder or any portion thereof (which determination may be based on any allocation method employed in good faith by or on behalf of such Conduit Lender), including by reason of market conditions or by reason of insufficient availability under any of its Support Facilities or the downgrading of any of its Support Providers), the Alternative Rate plus 0.75%;

provided, that after the occurrence of a Termination Event, the Interest Rate shall be a per annum rate equal to the Default Rate.

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any) funded by such Lender on or prior to such day, plus (b) any portion of the Loans Outstanding acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the aggregate Loans Outstanding on such day. With respect to a Lender Group, “Invested Percentage” shall mean the foregoing amount computed with respect to the portion of the Loans Outstanding funded, acquired and assigned by all the Lenders in such Lender Group.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Property” means any “investment property” (as defined in Article 9 of the UCC).

“Joint Structuring and Syndication Agents” means Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, in their capacities as the Joint Structuring and Syndication Agents hereunder.

“Legacy Receivable” means as of the date of determination, (i) a Receivable acquired by the Borrower on or before the Closing Date in respect of which 10% or more of a Scheduled Payment is more than 59 but less than 90 days delinquent as of the Initial Cutoff Date and (ii) as to which at no time after the Closing Date has either of the following been true: (x) all Scheduled Payments thereunder are current or (y) 10% or more of any Scheduled Payment with respect thereto is 90 days or more delinquent. For the avoidance of doubt, a Receivable which is a Legacy Receivable as of the Closing Date shall cease to be a Legacy Receivable from and after the date on which either of clause (x) or (y) applies to such Receivable.

“Legacy Receivables Advance Rate” means on any date of determination:

(a) if no Performance Trigger Event has occurred and is then continuing, 70.0%; or

(b) if a Performance Trigger Event has occurred and is then continuing, 62.5%.

“Legal Final Maturity Date” means the Payment Date occurring in the seventy-eighth (78th) month following the Amortization Date.

“Lender” means, as applicable, a Conduit Lender or a Committed Lender, and “Lenders” means, collectively, all of the foregoing Persons.

“Lender Group” means a group of related Lenders consisting of a Lender Group Agent, one or more Committed Lenders and, if applicable, one or more Conduit Lenders and the related Support Providers.

“Lender Group Advance” means, with respect to a Lender Group, such Lender Group’s Lender Group Percentage of the Principal Amount of a particular Loan to be made to the Borrower on a Funding Date.

“Lender Group Agent” means each Person designated as a “Lender Group Agent” on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a party to this Agreement.

“Lender Group Percentage” means, with respect to a Lender Group, its Commitment as a percentage of the Aggregate Commitment.

“Lender Register” has the meaning given to such term in Section 11.01(d).

“Leverage Ratio” means, at any time, the ratio of (i) the total Indebtedness of FC HoldCo and its Subsidiaries on a consolidated basis at such time to (ii) the total members’ equity with respect to FC HoldCo and its Subsidiaries on a consolidated basis at such time, in each case calculated in accordance with GAAP.

“Liability” means any duty, responsibility, obligation or liability.

“LIBOR Business Day” means any day of the year other than a Saturday, Sunday or any day on which banking institutions in San Francisco, California, New York, New York or London, England generally are required or authorized to be closed.

“LIBOR” means with respect to an Interest Period, an interest rate per annum equal to the rate for one-month deposits in Dollars, which rate is designated as “LIBOR01” on the Reuters Money 3000 Service as of 11:00 a.m., London time, two (2) LIBOR Business Days prior to the first day of such Interest Period; provided, however, that (a) in the event that no such rate is shown, the LIBOR Rate shall be determined by reference to such other comparable available service for displaying Eurodollar rates as may be reasonably selected by the Administrative Agent, and (b) if no such service is available, the LIBOR Rate shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by Wells Fargo Bank, National Association as the rate at which Wells Fargo Bank, National Association offers deposits in Dollars at or about 10:00 a.m., New York City time, two (2) LIBOR Business Days prior to the beginning of the related Interest Period, in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of its Eurodollar loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the applicable amount of Loans Outstanding to be accruing interest at the LIBOR Rate during such Interest Period; provided, further that in the event that the rate appearing on such page or as so determined by the Administrative Agent shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Liquidation Proceeds” means, for any Collection Period and any Defaulted Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after such Receivable became a Defaulted Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of the related Financed Vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Receivable, receipt of Insurance Proceeds or otherwise, net of any reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection and enforcement of such Receivable, to the extent not previously reimbursed to the Servicer.

“Loan” has the meaning given to such term in Section 2.01(a).

“Loans Outstanding” means, on any day, the aggregate Principal Amount of all Loans on such day.

“Lockbox” means each locked postal box accessible by the Servicer or the Lockbox Processor for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule H, as such Schedule H may be amended or updated from time to time.

“Lockbox Account” means each depositary account or lockbox account into which any Collections are collected, remitted or deposited and which is listed on Schedule H hereto, as such Schedule H may be amended or updated from time to time.

“Lockbox Processing Agreement” means the 2014 Amended and Restated Processing Agreement, dated as of May 1, 2014, by and between CSC Logic, Inc. and FCA.

“Lockbox Processor” means CSC Logic, Inc., as lockbox processor under the Lockbox Processing Agreement, and its named depository institution, initially JPMorgan Chase Bank, N.A.

“Lockbox Bank” means, at any time, any of the banks holding one or more Lockbox Accounts.

“LTV Ratio” means, with respect to any Receivable, the ratio (expressed as a percentage) of (x) the original Receivables Balance of such Receivable on the date such Receivable was originated, to (y) the wholesale value of the related Financed Vehicle (as reflected in commonly accepted appraisal guides for used Financed Vehicles and based on invoice or “like invoice” for new Financed Vehicles or used Financed Vehicles that are not contained within the acceptable appraisal guide, and taking into account mileage and equipment) on the date such Receivable was originated.

“Majority Lenders” means, (a) with respect to any date of determination prior to the Amortization Date, Lender Groups with Commitments greater than 50% of the Aggregate Commitment (it being understood and agreed that, solely for purposes of this definition, the Commitment of a Non-Extending Lender shall be the portion of the Loans Outstanding funded by such Lender) and (b) with respect to any date of determination on or after the Amortization Date, Lender Groups having Loans in an aggregate Principal Amount representing greater than 50% of the Loans Outstanding.

“Master Collection Account” means a deposit account maintained at Wells Fargo Bank, National Association or other national bank acceptable to the Joint Structuring and Syndication Agents.

“Master Collection Account Control Agreement” means the Master Collection Account Trust Agreement dated as of February 8, 2012, by and among CF Capital, CFC Funding LLC, the Master Collection Account Trustee, the CF Finance Parties party thereto and the Enforcement Parties party thereto.

“Master Collection Account Trustee” means Wells Fargo Bank, National Association, as Master Collection Account Trustee for the Enforcement Parties under the Master Collection Account Control Agreement.

“Master Custodial Report” shall mean a listing maintained by the Collateral Custodian of all Receivables for which the related Receivable Files are then (x) in the possession of the Collateral Custodian pursuant to this Agreement, or (y) have been released to the Servicer, the Subservicer or their respective agents pursuant to Section 3.07, which listing includes all Receivables for which the related Receivable Files have been delivered to date by (or on behalf of) the Borrower to the Collateral Custodian. Each Master Custodial Report shall be presented in computer-readable magnetic or other electronic format acceptable to Administrative Agent and the Collateral Custodian.

“Master Exception Report” shall mean, with respect to the Receivables listed on a Master Custodial Report, a report that identifies each Exception.

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of such Person, (ii) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of a material portion of (a) the Contracts, (b) the Receivables or (c) the Collections or the security interests in the Financed Vehicles, (iii) the rights and remedies of the Administrative Agent and Secured Parties, (iv) the ability of such Person to perform its obligations under this Agreement or any Transaction Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of the interest of the Administrative Agent or the Lenders in the Collateral.

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Member” means FC Funding, in its capacity as the sole member of the Borrower.

“MILES Receivables” means Receivables sourced by FCA through DFC Global Corporation or any successor thereto according to the Credit and Collection Policy and related to a Contract under which an Obligor is a member on active duty of the United States Army, Navy, Marine Corps, Air Force or Coast Guard at the time of such Obligor’s purchase of the Financed Vehicle under the Contract.

“Minimum Coverage Amount” means, as of any Funding Date, an amount equal to the sum of (1) the product of (i) 1.5 and (ii) the sum of the estimated aggregate amount that will be payable on the next following Payment Date pursuant to clauses (i), (ii), (iii), (iv), and (vi) of Section 2.08 and (2) the product of (i) 2.0 and (ii) the product of (x) the Annualized Net Loss Ratio for the prior Determination Date, (y) 1/12, and (z) the Aggregate Receivables Balance as of such date of determination. In determining the amount for clause (1)(ii) above: (a) the Borrower will deliver to the Administrative Agent as part of the related Funding Request its reasonable estimate of each item set forth in such clauses (i), (ii), (iii), (iv), and (vi) of Section 2.08; (b) such estimates and the resulting determination of the Minimum Coverage Amount will not be effective under this Agreement if the Administrative Agent reasonably disagrees with any estimated expense item set forth in the related Funding Request and notifies the Borrower in writing thereof (but the determination will become effective if the items of disagreement are resolved with the mutual consent of the Borrower and the Administrative Agent); (c) the

expected Interest amount for the following Payment Date shall be calculated using the Interest Rate determined for the Interest Period immediately preceding the related Interest Period, the then current Loans Outstanding and the number of days for such Interest Period; (d) the Unused Fee shall also be calculated based on and using the then current Loans Outstanding and the number of days for such Interest Period; (e) the Usage Fee shall also be calculated using the then current Loans Outstanding and the number of days for such Interest Period; and (f) each other expense item shall be assumed to be equal to the same amount that was payable for the immediately preceding Payment Date, unless either the Borrower or the Administrative Agent has a good faith belief that any such amount will be different, in which case the different amount will be used subject to clauses (a) and (b) above.

“Minimum Net Spread” means 6.50%.

“Money Laundering Law” has the meaning given to such term in Section 3.11(n).

“Monthly Backup Servicer Certificate” means a monthly report of the Backup Servicer, in substantially the form of Exhibit L.

“Monthly Extension Rate” means, with respect to any Determination Date, the fraction, expressed as a percentage, (i) the numerator of which is the aggregate Receivables Balance of all Receivables whose payments were extended during the related Collection Period and (ii) the denominator of which is the aggregate Receivables Balance of all Receivables as of the first day of the Collection Period immediately preceding such Determination Date.

“Monthly Loan Tape” means a data tape, which shall include with respect to each Receivable (i) the related Contract identification number, (ii) the Originator and origination channel, (iii) the current Receivables Balance, (iv) the current number of days such Receivable is delinquent, (v) whether or not the related Obligor is a debtor in bankruptcy, (vi) the next payment date, (vii) the remaining term to maturity, (viii) the current maturity date, (ix) the original maturity date, (x) the number of times extended, (xi) the number of payments that have been made, (xi) the date of Contract (origination date), (xii) the funding date, (xiii) the original interest rate, (xiv) the current interest rate, (xv) the original monthly payment amount, (xvi) the current monthly payment amount, (xvii) the original PTI Ratio, (xviii) the original DTI Ratio, (xix) the amount of the down payment, (xx) the make/model/year of the related Financed Vehicle, (xxi) the vehicle identification number of the related Financed Vehicle, (xxii) the original book value of the related Finance Vehicle, (xxiii) the original LTV Ratio, (xxiv) the original Receivables Balance (amount financed), (xxv) the original term to maturity, (xxvi) new/used Financed Vehicle status, (xxvii) mileage of the related Financed Vehicle at origination, (xxviii) the State in which the related Obligor has a mailing address, (xxix) the highest FICO® score of any related Obligor at origination, (xxx) history of payments delinquent (number of times delinquent) 10-29 days, 30-59 days, 60-89 days and 90 or more days, (xxxi) history/duration of total extensions (xxxii) the original credit tier, (xxxiii) title status, (xxxiv) origination type: direct or indirect, (xxxv) purchase or refinance and (xxxvi) such other information as may be reasonably requested by the Administrative Agent without unreasonable expense or effort by the Servicer.

“Monthly Principal Payment Amount” means, with respect to any Payment Date:

(i) prior to the Amortization Date, the amount, if any, necessary to reduce the Loans Outstanding to an amount such that no Borrowing Base Deficiency shall exist on such Payment Date; or

(ii) from and after the Amortization Date, the amount necessary to reduce the Loans Outstanding to zero.

“Monthly Report” means a monthly statement of the Servicer delivered on each Determination Date with respect to the preceding Collection Period, in substantially the form of Exhibit I.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Spread” means, with respect to the Receivables as of any Determination Date, the annualized percentage equivalent of (i) the weighted average contract rate at which Interest Collections were received in respect of the Receivables during the related Collection Period minus (ii) the sum of (a) the greater of (x) 2.00% and (y) the weighted average strike rate of all Hedge Agreements in effect as of such date, (b) the greater of (x) the Servicing Fee Rate and (y) the servicing costs required to be paid to a successor Servicer, expressed as a percentage of the Aggregate Receivables Balance of the Receivables as of the end of the related Collection Period, (c) the weighted average Used Fee Rate for such Collection Period, (d) the Backup Servicing Fee Rate for such Collection Period, (e) the Collateral Custodian Fee for such Collection Period, expressed as a percentage of the Aggregate Receivables Balance of the Receivables as of the end of the related Collection Period and (f) the Paying Agent Fee for such Collection Period, expressed as a percentage of the Aggregate Receivables Balance of the Receivables as of the end of the related Collection Period.

“Non-Consenting Lender” means any Lender that does not (or the related Lender Group Agent does not) approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders (or their Lender Group Agents) in accordance with the terms hereof and (ii) has been approved by the requisite percentage of Lenders required to approve such consent, waiver or amendment other than such non-consenting Lender.

“Non-Custodial Receivable” means a Receivable included in the Collateral for which (i) the related Contract (x) in the case of a Tangible Contract, has been delivered or sent for delivery to the Collateral Custodian or (y) in the case of an Electronic Contract, has been transferred to the Collateral Custodian and (ii) the other items in the related Receivable File have been delivered or sent for delivery to the Collateral Custodian, but in each case, in respect of which the Collateral Custodian has not yet delivered a Receivable Receipt to the Administrative Agent and each Lender Group Agent and no more than ten (10) Business Days have elapsed since the first Funding Date on which such Receivable is included in the Collateral.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Delaying Committed Lender” has the meaning given to such term in Section 2.02(e)(ii).

“Non-Delaying Lender Group” has the meaning given to such term in Section 2.02(e)(ii).

“Non-Extending Group” means any Lender Group with respect to which the Lender Group Agent has declined to extend its Commitment Termination Date on or before such Commitment Termination Date.

“Non-Extending Lender” means, after the related Lender Group’s Commitment Termination Date, each Lender in a Lender Group that has declined to extend such Lender Group’s Commitment Termination Date in accordance with Section 2.04, to the extent not replaced pursuant to Section 2.04(b).

“Non-Tranched Lender Group” means a Lender Group designated as such on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, as such amount may be modified in accordance with the terms hereof.

“Note” has the meaning given to such term in Section 2.05(a).

“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Paying Agent, the Backup Servicer or any of their respective assigns, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of the Loans or any Hedging Agreement, whether or not evidenced by any separate note, agreement or other instrument, including all principal, Interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Section 2.13, Breakage Costs, Hedge Termination Payments, fees, including any and all arrangement fees, loan fees, Unused Fees and Usage Fees, and any and all other fees, expenses, costs, indemnities or other sums (including attorney fees and disbursements) chargeable to the Borrower under the Transaction Documents.

“Obligor” means each Person obligated to make payments pursuant to a Receivable, including any guarantor thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by any officer of the Borrower, the Servicer or any Originator, as the case may be, and delivered to the Administrative Agent.

“Opinion of Counsel” means with respect to any Person, a written opinion of external counsel, who is reasonably acceptable to the Administrative Agent.

“Originator” means (i) FCA, (ii) CF Capital, (iii) a Dealer or (iv) any Approved Originator, as the context requires.

“Owners” means the Lenders that are owners of record of the Notes.

“Partial Expiration Event” means the occurrence of a Lender Group’s Commitment Termination Date after the Lender Group Agent of such Lender Group has declined to extend such Commitment Termination Date, unless such Non-Extending Lenders are replaced pursuant to Section 2.04(b) or unless the Amortization Date shall have occurred.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Paying Agent” is defined in the preamble.

“Paying Agent Fee” means, for any Collection Period, the fee described in the Wells Fargo Fee Letter, or any letter agreement between the Servicer and a successor Paying Agent, and payable to the Paying Agent in accordance with Section 2.12(e).

“Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day, commencing May 15, 2015.

“Pension Plans” means “employee pension benefit plans”, as such term is defined in Section 3 of ERISA, that are subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, maintained by the Borrower, or in which employees of the Borrower are entitled to participate, as from time to time in effect.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by FC HoldCo in favor of the Borrower and the Administrative Agent.

“Performance Trigger” means, as of any Determination Date any of the following (in each case calculated without including the Portfolio Purchase Receivables in any component thereof): (i) the Net Spread shall be less than the Minimum Net Spread; (ii) the Rolling Average Delinquency Ratio shall be (x) for any Collection Period during the period from April 1 to September 30 (and the two preceding Collection Periods), greater than 4.75%; or (y) for any Collection Period during the period from October 1 to March 31 (and the two preceding Collection Periods), greater than 5.75%; or (iii) the Rolling Annualized Net Loss Ratio shall be greater than 8.00%.

“Performance Trigger Event” means the occurrence of any Performance Trigger. For purposes of this Agreement, a Performance Trigger Event shall be deemed to be continuing until it is Cured.

“Permitted Investments” means any of the following types of investments, which, for the avoidance of doubt, may include instruments and obligations issued by the Paying Agent and its Affiliates:

(i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

(ii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meets the Short-Term Rating Requirement;

(iii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

(iv) commercial paper rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(v) money market funds registered under the Investment Company Act having a rating, at the time of such investment, of not less than “Aaa” by Moody’s and “AAA” by Standard & Poor’s;

(vi) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company meets the Short-Term Rating Requirement; and

(vii) any other investments approved in writing by the Administrative Agent.

provided, that each of the Permitted Investments may be purchased by the Paying Agent or through an Affiliate of the Paying Agent.

“Permitted Liens” means (i) Liens in favor of the Administrative Agent, as agent for the Secured Parties created pursuant to this Agreement or any other Transaction Document, (ii) Liens related to a Financed Vehicle for taxes, labor, materials or storage, (iii) Liens for taxes, assessments and governmental charges or levies that in each case are either not overdue or being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained and (iv) with respect to the Collection Account, the Reserve Account or any Lockbox, Liens in favor of the depository bank maintaining the Collection Account, the Reserve Account or such Lockbox.

“Person” means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Portfolio Purchase” means an acquisition by FCA of a portfolio of Receivables.

“Portfolio Purchase Receivable” means any of the $6,908,267 of Receivables involved in the Portfolio Purchases designated by FCA and the Administrative Agent as: “Green Bear I”, “Green Bear II-IV”, “Security Financial”, “Clay Cooley”, “DASH”, “Camco”, “NAAF”,

“Navigator” and “First State” which is acquired by the Borrower on the Closing Date, so long as (x) 10% or more of a Scheduled Payment in respect of such Receivable is not more than 90 days delinquent as of the Initial Cutoff Date, (y) such Receivable is not otherwise a Defaulted Receivable as of the Initial Cutoff Date and (z) the related Contract for such Receivable (i) is in the physical possession of, or under the “control” (within the meaning of Section 9-105 of the UCC) of, the Collateral Custodian or (ii) in the case of a Custodial Transition Receivable during the Custodial Transition Period, has been delivered or sent for delivery to the Collateral Custodian.

“Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its office located in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Amount” means with respect to any Loan, the original principal amount of such Loan, reduced from time to time by (i) payments made in accordance with Section 2.06 that have been applied to reduce the principal amount of such Loan and (ii) Available Funds received by the applicable Lender holding such Loan from distributions made pursuant to Section 2.08 that have been applied to reduce the principal amount of such Loan; provided, that if such Principal Amount shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal Amount shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by such Lender.

“Principal Collections” means with respect to a Receivable, Collections attributable to principal.

“Prior Custodian” means each of CSC Logic, Inc. and Wells Fargo.

“PTI Ratio” means with respect to any Receivable, as of the related origination date, the ratio (expressed as a percentage) of (x) the scheduled monthly payment amount of such Receivable on the date such Receivable was originated, to (y) the combined monthly gross income from all sources of the Obligor(s) on the date such Receivable was originated.

“Purchase Agreement” means the Purchase and Contribution Agreement, dated as of the Closing Date, between FC Funding and the Borrower, and each Transfer Agreement.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that meets or the parent of which meets, either (1) a long-term unsecured debt rating of “BBB+” or higher by Standard & Poor’s and “Baa1” or higher by Moody’s, or (2) the Short-Term Rating Requirement or (b) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Quarterly Data” means a data tape, which shall include with respect to each Receivable (i) the information specified in the definition of “Monthly Loan Tape,” (ii) static pool gross and net loss data by monthly origination vintages, (iii) loss and delinquency data with respect to the Servicing Portfolio and (iv) such other information as the Administrative Agent may reasonably request, without unreasonable expense or effort by the Servicer, from time to time to satisfy or fulfill regulatory requirements applicable to the Secured Parties, including capital treatment under Basel II or Basel III, for the related quarter; provided that all Quarterly Data will be based on data available on the last day of the Collection Period related to the Quarterly Determination Date.

“Quarterly Determination Date” means the Payment Date in each January, April, July, and October, commencing in July 2015.

“Rating Agency” means any of Moody’s, Standard & Poor’s, Fitch, Inc., Kroll Bond Rating Agency, Inc. or DBRS, Inc., or any respective successors thereto.

“Rating Request” means a written request by an Owner to the Borrower and the Servicer, stating that such Owner intends to request that a Rating Agency publicly issue a rating to the transactions contemplated by this Agreement that reasonably reflects the economics and credit of the Loans at the time of such request.

“Receivable” means Indebtedness owed by an Obligor under a Contract included in the Schedule of Receivables, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale or refinancing of a Financed Vehicle in connection therewith, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Administrative Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.

“Receivable File” means, with respect to each Receivable and the related Contract, (i) (x) in the case of a Tangible Contract, the original executed Contract and (y) in the case of an Electronic Contract, an Authoritative Copy of the executed Contract, (ii) except with respect to a Refinance Contract, a copy of any application for title for the related Certificate of Title or guarantee of title, as the case may be, and (iii) any instruments or documents that may modify the terms and conditions of such Receivable or Contract.

“Receivable Receipt” means the receivable receipt substantially in the form attached hereto as Exhibit J executed by the Collateral Custodian and delivered to the Borrower, the Servicer and the Administrative Agent, with a copy to each Lender Group Agent identified on Schedule A hereto.

“Receivables Balance” means for any Receivable as of any day, the outstanding principal balance of such Receivable as of such date; provided, that the “Receivables Balance” of a Receivable that is a Defaulted Receivable shall be zero from and after the date it becomes a Defaulted Receivable.

“Records” means with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Refinance Contract” means a Contract entered into by an Obligor to payoff a prior Lien on a Financed Vehicle.

“Registrar of Titles” means with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Lender or Support Provider with the requirements of (a) the FAS 166/167 Capital Guidelines, (b) Basel II or Basel III or (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines, Basel II, Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law).

“Release Price” means an amount equal to the Receivables Balance of each Receivable retransferred pursuant to Section 5.04, plus accrued and unpaid interest on such Receivable (at the related APR), all Breakage Costs and all Hedge Termination Payments due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement as a result of such retransfer.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA for which the 30-day notice provision has not been waived.

“Required Data” means ongoing information regarding the Collateral required to be provided by the Borrower or the Servicer to the Administrative Agent at the request of the Administrative Agent or any Lender Group Agent, including in connection with any Lender’s regulatory capital requirements.

“Required Hedging Period” means any of the following periods: (a) the period commencing on the Amortization Date and ending on the Facility Termination Date; (b) the period commencing on the occurrence of a Performance Trigger Event and ending on the Facility Termination Date; or (c) the period commencing on the date on which LIBOR exceeds 2.00% and ending on the date on which LIBOR is less than or equal to 2.00%.

“Required Non-Delayed Funding Amount” shall mean, with respect to a Designated Delay Funding Lender and a proposed Funding Date, an amount equal to the excess, if any, of (a) an amount equal to 15.0% of such Designated Delay Funding Lender’s Commitment as of such proposed Funding Date over (b) the sum, with respect to such Designated Delay Funding Lender, of all Designated Delayed Funding Amounts funded by such Designated Delay Funding Lender on the Funding Dates for such Designated Delayed Funding Amounts during the thirty-five day period ending on such proposed Funding Date.

“Requirements of Law” means for any Person the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth in Lending Act, and Regulations B, U, T, X and Z of the Federal Reserve Board).

“Reserve Account” has the meaning given to such term in Section 2.11.

“Reserve Account Required Amount” means on any Payment Date, an amount equal to the product of (x) 1.00% and (y) the aggregate Receivables Balance of all Eligible Receivables and Portfolio Purchase Receivables on such date.

“Reserve Amount” means, as of any date of determination, the amount of funds then on deposit in the Reserve Account.

“Responsible Officer” means, when used with respect to any Person, any officer of the such Person, including any president, vice president, assistant vice president, treasurer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject and, solely in the case of the Paying Agent or the Collateral Custodian, having direct responsibility for the administration of this Agreement.

“Retained Interest” means a material net economic interest of not less than 5 percent of the Aggregate Receivables Balance in accordance with the text of the CRR.

“Revolving Period” means the period commencing on the Closing Date and ending on the day immediately preceding the Amortization Date.

“Rolling Annualized Net Loss Ratio” means, with respect to any Determination Date, the average of the Annualized Net Loss Ratios determined with respect to each of the three (3) Collection Periods immediately preceding such Determination Date.

“Rolling Average Delinquency Ratio” means, with respect to any Determination Date, the average of the Delinquency Ratios determined with respect to each of the three (3) Collection Periods immediately preceding such Determination Date.

“Rolling Average Extension Ratio” means, with respect to any Determination Date, the average of the Monthly Extension Rates determined with respect to each of the three (3) Collection Periods immediately preceding such Determination Date.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Schedule of Receivables” means the schedule of Receivables attached hereto as Schedule C, as updated from time to time in connection with each Funding Request.

“Schedule of Documents” means the schedule of documents attached hereto as Schedule E.

“Scheduled Payments” means regularly scheduled payments to be made by an Obligor pursuant to the terms of the related Contract.

“Secured Party” means (i) the Administrative Agent, (ii) each Lender, (iii) each Lender Group Agent, (iv) each Affected Party and (v) each Hedge Counterparty.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means the Qualified Institution appointed and acting in such capacity pursuant to Section 2.11(d) of this Agreement, which initially shall be Wells Fargo.

“Securitization” means any asset securitization, secured loan or similar financing transaction undertaken by the Borrower or a Special Purpose Affiliate that is secured, directly or indirectly, by all or a portion of the Collateral.

“Securitization Date” means the date upon which a Securitization is consummated.

“Securitization Date Certificate” means a certificate, substantially in the form attached as Annex 1 to Exhibit G hereto, delivered by an Authorized Officer of the Servicer on a Securitization Date indicating that the requirements set forth in this Agreement for a Securitization have been satisfied.

“Securitization Release” means a release executed pursuant to Section 2.15, substantially in the form of Exhibit G hereto.

“Seller” means FC Funding, in its capacity as seller under the Purchase Agreement.

“Senior Hedge Termination Payments” means, with respect to a Hedge Transaction, any Hedge Termination Payments owed by the Borrower to the Hedge Counterparty arising due to any “Event of Default” under the applicable Hedging Agreement in respect of which the Borrower is the “Defaulting Party,” any “Termination Event” under the applicable Hedging Agreement in respect of which the Borrower is the sole “Affected Party”, any “Illegality” or “Tax Event” under the applicable Hedging Agreement in respect of which the Hedge Counterparty is the “Affected Party” or any breakage amounts for termination of the applicable Hedging Agreement requested by the Borrower.

“Senior Interest and Fees” means, with respect to any Payment Date, the sum for all Lender Groups of (a) the Interest for the related Interest Period and all accrued and unpaid Interest for any prior Interest Periods, plus (b) the Unused Fees for the related Interest Period and all accrued and unpaid Unused Fees for any prior Interest Period, plus (c) the Usage Fees for the related Interest Period and all accrued and unpaid Usage Fees for any prior Interest Period, plus (d) any Breakage Costs for the related Interest Period, to the extent such sum does not exceed an amount equal to the amount of interest and fees that would have accrued on the Loans Outstanding during the related Interest Period at a per annum rate equal to the sum of (i) the Alternative Rate plus (ii) the rate set forth in clause (x)(i) of the definition of “Usage Fee Rate”.

“Servicer” means initially, FCA, and any successor servicer designated pursuant to Section 7.15(b).

“Servicer File” means, with respect to each Receivable, a file containing each of the following documents: (i) application of the Obligor for credit; (ii) copies of all instruments modifying the terms and conditions of the Receivable or the related Contract; (iii) a copy of the Contract; (iv) a copy of the application for the Certificate of Title, if any; (v) a certificate of insurance, application therefor or notice to provide insurance with respect to the Financed Vehicle securing such Receivable, if any; (vi) the invoice (or evidence of book value for used Financed Vehicles) for each Financed Vehicle related thereto; (vii) the Obligor’s order for each Financed Vehicle related thereto, if any, and an indication of down payment, if applicable; (viii) a copy of the service contract, if any has been forwarded to the Servicer, on each Financed Vehicle related thereto; (ix) a copy of the credit life insurance policy, if any has been forwarded to the Servicer, and the credit disability insurance policy, if any has been forwarded to the Servicer, on the Obligor relating to each Financed Vehicle related thereto; (x) a copy of the GAP protection agreement, if any has been forwarded to the Servicer, with respect to the Financed Vehicle related thereto and (xi) such other documents the Servicer customarily maintains in order to accomplish its duties under this Agreement.

“Servicer Termination Event” has the meaning given to such term in Section 7.14.

“Servicer Termination Notice” has the meaning given to such term in Section 7.14.

“Servicer Transaction Documents” means all Transaction Documents to which the Servicer is a party or by which it is bound.

“Servicing Fee” has the meaning set forth in Section 2.12(b).

“Servicing Fee Rate” means 2.00% per annum.

“Servicing Portfolio” means as of any date, all auto loan receivables (whether or not thereafter sold or disposed of) which are serviced by FCA, CF Capital or any of their respective Affiliates at such time.

“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of not less than “A-1” by Standard & Poor’s and not less than “P-1” by Moody’s.

“Simple Interest Contract” means any Contract under which the portion of a payment allocable to interest and the portion allocable to principal are determined in accordance with the Simple Interest Method.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance Receivables Balance multiplied by the period of time elapsed since the preceding payment of interest was made.

“Solvency Certificate” means a certificate delivered by the Borrower substantially in the form attached hereto as Exhibit H.

“Solvent” means, as to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Purpose Affiliate” means any bankruptcy-remote, special purpose entity that is an Affiliate of the Borrower and was created for the purpose of one or more Securitizations.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means any state of the United States or the District of Columbia.

“Subordinated Hedge Termination Payments” means, with respect to a Hedge Transaction, any Hedge Termination Payments owed by the Borrower to the Hedge Counterparty under the applicable Hedging Agreement, other than Senior Hedge Termination Payments.

“Subordinated Interest and Fees” means, with respect to any Payment Date, (x) the sum of the Unused Fees, Usage Fees, Breakage Costs and Interest for all Lender Groups for such Payment Date less (y) the Senior Interest and Fees for such Payment Date.

“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on any Addition Date.

“Subsequent Loan” means each Loan made following the Initial Loan.

“Subservicer” means CF Capital and any other subservicer appointed for the servicing and administration of the Receivables in accordance with Section 7.03(e).

“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50% of the outstanding voting securities shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

“Successor Servicer” has the meaning given to such term in Section 7.15(b).

“Supermajority Lenders” means (a) with respect to any date of determination prior to the Amortization Date, Lender Groups with Commitments representing at least 66 2/3% of the Aggregate Commitment (it being understood and agreed that, solely for purposes of this definition, the Commitment of a Non-Extending Lender shall be the portion of the Loans Outstanding funded by such Lender) and (b) with respect to any date of determination on or after the Amortization Date, Lender Groups having Loans in an aggregate Principal Amount representing at least 66 2/3% of the Loans Outstanding.

“Supplemental Servicing Fee” has the meaning set forth in Section 2.12(b).

“Support Facility” means any liquidity, credit enhancement or backup purchase, loan or other credit facility available to a Conduit Lender to support such Conduit Lender’s Commercial Paper Note program.

“Support Provider” means any provider of a Support Facility.

“Tangible Contract” means a Contract that constitutes “tangible chattel paper” under and as defined in Section 9-102(78) of the UCC.

“Tangible Net Worth” means, at any time, the total members’ equity with respect to FC HoldCo and its consolidated subsidiaries at such time, calculated in accordance with GAAP, as adjusted for goodwill and other identifiable intangible assets determined in accordance with GAAP.

“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Termination Event” has the meaning given to such term in Section 8.01(a).

“Test Data File” means a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carry out the servicing obligations hereunder.

“Title Administrator” means each of DealerTrack Collateral Management Services, Inc., or any successor thereto and CSC Logic, Inc., or any successor thereto, or other Person that has executed an agreement in form and substance reasonably satisfactory to the Majority Lenders to provide motor vehicle title administration software and related services to the Servicer.

“Title Administrator Agreement” means (x) that certain letter agreement, dated as of the Closing Date, from FCA to the Title Administrator, and acknowledged by the Administrative Agent, the Borrower, the Seller and the Backup Servicer and (y) the CSC Lockbox Processor and Title Administrator Agreement.

“Tranched Lender Group” means a Lender Group designated as such on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, as such amount may be modified in accordance with the terms hereof.

“Transaction Documents” means this Agreement, the Purchase Agreement, the Performance Guaranty, each Transfer Agreement, the Collateral Custodian Fee Letter, the Wells Fargo Fee Letter, each Note, each Fee Letter, each Hedge Agreement, the CSC Lockbox Processor and Title Administrator Agreement, each Control Agreement, the Title Administrator Agreements and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

“Transaction Parties” means each of the Borrower, the Seller, each Originator, the Servicer, the Subservicer and FC HoldCo.

“Transfer Agreement” means a Transfer Agreement in substantially the form attached to the Purchase Agreement as Exhibit A, executed by the Borrower and FC Funding in connection with a transfer of Receivables and the related Collateral on any Funding Date.

“Transition Expenses” has the meaning given to such term in Section 7.15(e).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“Unmatured Termination Event” means any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.

“Unused Fee” means, with respect to each Lender Group for any Payment Date and the related Interest Period, a fee payable by the Borrower in an amount equal to the product of (i) the Unused Fee Rate, (ii) the average daily excess during such Interest Period of the such Lender Group’s Commitment over the outstanding Principal Amount of the Loans made by the Lenders of such Lender Group, and (iii) a fraction, the numerator of which is equal to the actual number of days comprising such Interest Period and the denominator of which is 360.

“Unused Fee Rate” means, for any Payment Date, a weighted-average per annum rate for the related Interest Period based on the following rates for each day during such Interest Period:

(i) 0.35% per annum, (x) for each day with respect to which the aggregate Loans Outstanding on such day is greater than one-third of the Aggregate Commitment on such day, and (y) for each day during any period commencing on a Securitization Date and ending 90 days following such Securitization Date; and

(ii) 0.40% per annum, for any other day.

“Upfront Fees” means the “Upfront Fees” as defined in the Fee Letter.

“Usage Fee” means, with respect to each Lender Group and for any Payment Date and the related Interest Period, a fee payable by the Borrower in an amount equal to the product of (i) the Usage Fee Rate, (ii) the average during such Interest Period of the daily outstanding Principal Amount of the Loans made by such Lender Group and (iii) a fraction the numerator of which is equal to the actual number of days comprising such Interest Period and the denominator of which is equal to 360.

“Usage Fee Rate” means, with respect to any Payment Date:

(x) with respect to a Non-Tranched Lender Group:

(i) prior to the occurrence of the Amortization Date, 1.50%; and

(ii) after the occurrence of the Amortization Date other than due to the occurrence of a Termination Event, 2.25%; and

(y) with respect to a Tranched Lender Group:

(i) with respect to the Class A Notes, (I) prior to the occurrence of the Amortization Date, 1.35%; and (II) after the occurrence of the Amortization Date other than due to the occurrence of a Termination Event, 2.10%; and

(ii) with respect to the Class B Notes, (I) prior to the occurrence of the Amortization Date, 2.35%; and (II) after the occurrence of the Amortization Date other than due to the occurrence of a Termination Event, 3.10%.

For the avoidance of doubt, after the occurrence of a Termination Event, the Borrower shall pay Interest at the Default Rate and shall not be required to pay any Usage Fee.

“Weighted Average Advance Rate” means, as of any date of determination, the percentage equal to the sum of (a) the product of (i) the Advance Rate and (ii) a fraction, (A) the numerator of which is the aggregate principal balance of all Eligible Receivables (other than Legacy Receivables) on such date and (B) the denominator of which is the Aggregate

Receivables Balance on such date; plus (b) the product of (i) the Legacy Receivables Advance Rate and (ii) a fraction, (A) the numerator of which is the aggregate principal balance of all Eligible Receivables that are Legacy Receivables on such date and (B) the denominator of which is the Aggregate Receivables Balance on such date.

“Weighted Average Discount” means, as of any date of determination, the percentage equal to the quotient of (i) the sum of the product for each Receivable (other than a Direct Contract or a Portfolio Purchase Receivable) of the Receivables Balance of such Receivable as of such determination date, multiplied by the percentage equivalent of a fraction, the numerator of which equals the difference of (a) the Receivables Balance of such Receivable on the date that it was acquired by the Originator from the related Dealer or Approved Originator, as applicable, over (b) the net amount paid by the Originator to the related Dealer or Approved Originator, as applicable, for such Receivable and the denominator of which equals the Receivables Balance of such Receivable on the date that it was acquired by the Originator from the related or Approved Originator, as applicable, divided by (ii) the aggregate Receivables Balance of all of the Receivables (other than Direct Contracts or a Portfolio Purchase Receivable) as of such determination date.

“Wells Fargo” has the meaning given to such term in the preamble.

“Wells Fargo Fee Letter” means that certain letter agreement, executed by the Servicer as of April 22, 2015, as amended, restated, supplemented or otherwise modified from time to time.

Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.04. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) references to a Person are also to its successors and permitted assigns; (vii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (viii) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (ix) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (x) the term “proceeds” has the meaning set forth in the applicable UCC.

ARTICLE TWO

LOANS

Section 2.01. Loans.

(a) On the terms and conditions set forth herein, including this Section and Article Four, the Borrower may from time to time on any Business Day during the Revolving Period, request that each Lender Group fund its Lender Group Percentage of an advance (each, a “Loan”) to the Borrower on a Funding Date.

(b) No later than 11:00 a.m., New York City time, one (1) Business Day prior to a proposed Funding Date, the Borrower shall notify the Administrative Agent of such proposed Funding Date and proposed Loan by delivering to the Administrative Agent (which the Administrative Agent shall forward to each Lender Group Agent upon receipt), in form and substance satisfactory to them (with a copy to the Collateral Custodian):

(i) a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Borrowing Base (calculated as of the related Cutoff Date) and the Principal Amount of the Loan requested, which shall be in an amount at least equal to $2,000,000 or integral multiples of $100,000 in excess thereof;

(ii) an updated Schedule of Receivables that includes each Receivable that is the subject of the proposed Loan; and

(iii) an updated Monthly Loan Tape.

(c) Following receipt of a Funding Request, and prior to the earlier to occur of the Commitment Termination Date and the Amortization Date, (i) the Conduit Lenders in each Lender Group may, in their sole discretion, make all or a portion of the applicable Lender Group Advance of any Loan requested by the Borrower pursuant to Section 2.02(c) and (ii) the Committed Lender for such Lender Group agrees to make such portion of the applicable Lender Group Advance of any Loan requested by the Borrower that its related Conduit Lenders have declined to make, in each case subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.

(d) In no event shall:

(i) a Committed Lender be required on any date to fund a Principal Amount that would cause the product of its Lender Group Percentage and the Loans Outstanding, as determined by the related Lender Group Agent after giving effect to such funding, to exceed such Lender Group’s Commitment;

(ii) any Loan be requested hereunder, nor shall any Lender be obligated to fund its Lender Group Advance of any Loan, to the extent that after giving effect to such Loan, a Borrowing Base Deficiency would exist;

(iii) Lenders in a Lender Group be required to collectively, make a Lender Group Advance that would cause the portion of the Loans Outstanding applicable to such Lender Group to exceed such Lender Group’s Commitment; or

(iv) the Principal Amount of any Loan exceed the Available Amount on such day.

Section 2.02. Funding Mechanics.

(a) Unless waived by the Administrative Agent and the Lender Group Agents, if any Funding Request is delivered to the Administrative Agent after 11:00 a.m., New York City time, on the Business Day prior to the proposed Funding Date, such Funding Request shall be deemed to be received prior to 11:00 a.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the Business Day following such deemed receipt. Each Funding Request shall include a written representation by the Borrower that all conditions precedent to the making of such Loan, including, without limitation, all of the conditions set forth in Section 2.01(d)(i) through (iv), have been satisfied. Any Funding Request shall be irrevocable and the Borrower may not request that more than one Loan be funded on any Business Day or more than three (3) Loans be funded in any week.

(b) Subject to Section 2.02(e), each Conduit Lender shall notify its related Lender Group Agent by 10:00 a.m., New York City time, on the applicable Funding Date whether it has elected to make all or a portion of the applicable Lender Group Advance offered to it pursuant to Section 2.01. In the event that a Conduit Lender shall not have timely provided such notice, such Conduit Lender shall be deemed to have elected not to make any portion of the applicable Lender Group Advance of such Loan. If a Conduit Lender shall have elected or be deemed to have elected not to make all or a portion of its Lender Group Advance of such Loan, the related Committed Lender shall make available on the applicable Funding Date an amount equal to the portion of the applicable Lender Group Advance that such Conduit Lender has not elected to fund.

(c) Subject to Section 2.02(e), each Lender Group’s Lender Group Advance of a Loan shall be made available to the Administrative Agent, subject to the fulfillment of the applicable conditions set forth in Article Four, at or prior to 11:00 a.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds to the Administrative Agent’s Account and the Administrative Agent shall make the proceeds of such Lender Group Advances received by the Administrative Agent as of 1:00 p.m., New York City time on the applicable Funding Date, available to the Borrower at or prior to 2:00 p.m., New York City time, by deposit of immediately available funds to the Borrower’s Account.

(d) The failure of any Committed Lender to make any Loan required to be made by it shall not relieve any other Committed Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for the failure of any other Lender to make Loans as required hereunder, except as otherwise expressly provided in Section 2.02(e) or 2.18(a) hereof.

(e) Funding Delay Option.

(i) Any Designated Delay Funding Lender (or its related Lender Group Agent) may, after the Borrower delivers a Funding Request pursuant to Section 2.01(b) deliver a written notice (a “Delayed Funding Notice”, and the date of such delivery, the “Delayed Funding Notice Date”) not later than 1:00 P.M., New York City time, on the same day as the Borrower’s delivery of such Funding Notice. Each Delayed Funding Notice shall be delivered to the Borrower, with copies to the Servicer, the Administrative Agent and the Lender Group Agents for all other Lender Groups. Each Delayed Funding Notice shall indicate (A) the portion of the related Designated Delay Funding Lender’s share of the Principal Amount of the requested Loan set forth in such Funding Notice which will be subject to delayed funding (such amount, the “Designated Delayed Funding Amount”), (B) such Designated Delay Funding Lender’s Required Non-Delayed Funding Amount as of the proposed Funding Date and (C) if such Designated Delayed Funding Amount is greater than such Required Non-Delayed Funding Amount, specifying the portion, if any, of such excess (the “Delayed Amount” with respect to such Designated Delay Funding Lender and the related Funding Date) that it is electing to fund on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day (or if such day is not a Business Day, then on the next succeeding Business Day) following the date of such Funding Notice rather than on the proposed Funding Date. A Designated Delay Funding Lender that delivers a Delayed Funding Notice specifying a Delayed Amount with respect to any Funding Date shall be referred to herein as a “Delaying Lender” with respect to such Funding Date, and any Lender Group containing a Delaying Lender shall be referred to as a “Delaying Lender Group” with respect to such Funding Date. By delivery of a Delayed Funding Notice, a Designated Delay Funding Lender shall be deemed to represent and warrant that the certifications previously provided to FCA by such Designated Delay Funding Lender (or its related Lender Group Agent) are true as of the Delayed Funding Notice Date.

(ii) If there are one or more Delaying Lenders or Delaying Lender Groups with respect to a Funding Date, the Servicer on behalf of the Borrower may, by no later than 3:00 P.M., New York City time, on the Business Day preceding such Funding Date, request each Committed Lender that is not a Delaying Lender with respect to such Funding Date (each, a “Non-Delaying Committed Lender”) and each Lender Group Agent (on behalf of the related Lenders) for each Lender Group that is not a Delaying Lender Group with respect to such Funding Date (each, a “Non-Delaying Lender Group”) to fund an additional portion of the Principal Amount of the requested Loan on such Funding Date that is equal to such Non-Delaying Committed Lender’s or such Non-Delaying Lender Group’s, as applicable, proportionate share (based upon their respective Commitments relative to the sum of the Commitments of all Non-Delaying Committed Lenders and all Non-Delaying Lender Groups with respect to such Funding Date) of the aggregate Delayed Amounts with respect to such Funding Date (each such Non-Delaying Committed Lender’s or Non-Delaying Lender Group’s additional portion of the related Principal Amount, the “Additional Principal Amount”). Subject to Section 2.01(d) and subject to the fulfillment of the conditions set forth in Section 4.02 (determined in all cases as if the Delaying Lenders and/or Delaying Lender Groups with respect to such Funding Date were funding their respective, aggregate Delayed Amounts with respect to such Funding Date on such date), (A) in the case of a Non-Delaying Committed Lender, such Non-Delaying Committed Lender shall fund the related Additional Principal

Amount on the related Funding Date, and (B) in the case of a Non-Delaying Lender Group, the Conduit Lender(s) in such Non-Delaying Lender Group may fund the related Additional Principal Amount on the related Funding Date or, if any such Conduit Lender(s) fails to fund all or any portion of the related Additional Principal Amount on the related Funding Date, each Committed Lender in such Non-Delaying Lender Group shall fund all or the remaining portion, as applicable, of the related Additional Principal Amount on the related Funding Date, in each case, in accordance with Sections 2.02(b) and (c).

(iii) If the additional amounts required to be funded by the Non-Delaying Committed Lenders and the Non-Delaying Lender Groups under Section 2.02(e)(ii) are not sufficient to provide the aggregate amount requested by the Borrower in the related Funding Notice, the Borrower may, at its option, elect to either (i) revoke such Funding Notice or (ii) reduce the requested Principal Amount by delivery to the Non-Delaying Committed Lenders and their respective Lender Group Agents of an updated Funding Notice. If the Borrower reduces the requested Principal Amount by delivering an updated Funding Notice, subject to Section 2.01(d) and subject to the fulfillment of the applicable conditions set forth in Section 4.02, the Non-Delaying Committed Lenders and the Non-Delaying Lender Groups shall fund the related Additional Principal Amounts (in all cases as recalculated following the delivery of the updated Funding Notice) in the manner set forth under Section 2.02(e)(ii) on the Business Day following the delivery of such updated Funding Notice. If the Borrower reduces the requested Principal Amount in an updated Funding Notice, each Delaying Lender with respect to the related Funding Date shall automatically have (A) its related Designated Delayed Funding Amount decreased by the same percentage that the Principal Amount is decreased between the original Funding Notice and the revised Funding Notice and (B) its related Delayed Amount decreased to equal the amount, if any, by which such revised Designated Delayed Funding Amount is greater than such Designated Delay Funding Lender’s Required Non-Delayed Funding Amount with respect to such Funding Date. If the Borrower does not elect to either revoke a Funding Notice or to reduce the requested Principal Amount by an amount such that the additional amounts required to be funded by the Non-Delaying Committed Lenders and the Non-Delaying Lender Groups under Section 2.02(e)(ii) are sufficient to provide the aggregate amount requested by the Borrower in the related Funding Notice, then the excess of the Delayed Amounts with respect to the related Funding Date over the aggregate Additional Principal Amounts with respect to the related Funding Date will be treated as “Delayed Funding Shortfall Amounts” that will be subject to funding by the related Delaying Committed Lenders or Delaying Lender Groups, as applicable, on the related Delayed Funding Date in the manner set forth in clause (iv), below.

(iv) Each Delaying Committed Lender and each Conduit Lender in a Delaying Lender Group with respect to a Funding Date agrees by delivering a Delayed Funding Notice specifying a Delayed Amount that, notwithstanding any statement to the contrary in Section 2.01, (A) if the conditions to fund the Principal Amount on such Funding Date described in Section 4.02 were satisfied with respect to such Funding Date there shall be no other conditions whatsoever to its obligation to fund the Delayed Funding Reimbursement Amount with respect to such Delayed Amount on the related Delayed

Funding Date and (B) if the conditions to fund the Principal Amount on such Funding Date described in Section 4.02 were satisfied with respect to such Funding Date and the conditions described in Section 4.03 are satisfied on the related Delayed Funding Date, there shall be no other conditions whatsoever to its obligation to fund the Delayed Funding Shortfall Amount, if any, with respect to such Delayed Amount on the related Delayed Funding Date, in all cases described in (A) and (B) irrespective of whether the Commitment Termination Date for such Committed Lender shall have occurred or the Commitments shall have been terminated or deemed terminated pursuant to the terms hereof prior to such Delayed Funding Date. In the case of a Delaying Lender Group, the Conduit Lender(s) in such Delaying Lender Group may fund the related Delayed Amount on the related Delayed Funding Date or, if any such Conduit Lender(s) fails to fund all or any portion of the related Delayed Amount on the related Delayed Funding Date, each Delaying Committed Lender in such Delaying Lender Group shall fund all or the remaining portion, as applicable, of the related Delayed Amount on the related Delayed Funding Date, in each case, in accordance with Sections 2.02(b) and (c). Notwithstanding any provision hereof to the contrary, the Borrower may at any time prior to the Delayed Funding Date revoke any Funding Notice with respect to all or any portion of a Delayed Amount constituting a Delayed Funding Shortfall Amount. On each Delayed Funding Date, the related Delaying Lender shall fund (1) the Delayed Funding Reimbursement Amount with respect to the related Delayed Amount by paying such amount in immediately available funds to the Administrative Agent (for the benefit of each Non-Delaying Committed Lender and each Non-Delaying Lender Group), which will then distribute such amount to each Non-Delaying Committed Lender and each Non-Delaying Lender Group, pro rata, based on the relative amount advanced by such Non-Delaying Committed Lender or such Non-Delaying Lender Group in respect of such Delayed Amount pursuant to Section 2.02(e)(ii) and as set forth in a flow of funds agreed to by the Servicer and the Administrative Agent and (2) the Delayed Funding Shortfall Amount with respect to such Delayed Amount by paying such amount in immediately available funds to the account specified in the Funding Notice.

(v) Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the parties acknowledge and agree that a Designated Delay Funding Lender that (A) has timely delivered a Delayed Funding Notice to the Borrower with respect to any Funding Date and (B) funds its full share of the requested Additional Principal Amount that constitutes a Delayed Amount on or before the applicable Delayed Funding Date pursuant to clause (iv), above, will not constitute a Defaulting Lender solely due to its failure to fund the related Delayed Amount on the requested Funding Date.

(vi) The Borrower shall have the right after the receipt of a Delayed Funding Notice from a Delaying Committed Lender or a Delaying Lender Group with respect to any Funding Date, by written notice delivered prior to the applicable Delayed Funding Date, to terminate the Commitment of such Delaying Committed Lender or of the Conduit Lender(s) in such Delaying Lender Group and in the event of such termination, the Borrower shall, at its option, either (A) prepay in full the Loans of such Delaying Committed Lender or of such Delaying Lender Group on or prior to such Delayed Funding Date, or (B) elect to treat the Lenders in the Delaying Lender Group as

“Non-Extending Lenders” for all purposes under Section 2.04 hereof as of the related Delayed Funding Date and, beginning on the first Payment Date following the Delayed Funding Date, repay the Loans owing to such Delaying Lender Group pursuant to, and in accordance with, Section 2.08 hereof; provided, however that the failure of the Borrower to exercise such right with respect to any Delaying Lender Group shall not impair or otherwise affect the right of the Borrower to exercise such option with respect to any subsequent Delayed Funding Notice from such Delaying Lender Group.

(vii) Any prepayment of the Loans of a Lender Group pursuant to clause (vi)(A) above may be made by the Borrower on a non-pro rata basis with respect to other Lender Groups. Notwithstanding anything to the contrary contained in Section 2.02(e)(iv), any Delaying Committed Lender or Delaying Lender Group that the Borrower has elected to prepay in full pursuant to this Section 2.02(e)(vi) shall have no obligation to fund any further amounts hereunder.

(viii) If the Borrower elects to treat the Lenders in a Delaying Lender Group as Non-Extending Lenders pursuant to clause (vi)(B) above: (A) a Partial Expiration Event shall be deemed to occur as of the related Delayed Funding Date, (B) such Delayed Funding Date shall be deemed to be the Commitment Termination Date for such Delaying Lenders and (C) such Delaying Lenders shall continue to be obligated to fund any amount required under clause (e)(iv) on the related Delayed Funding Date.

(f) Any Principal Amount of any Loan that is funded pursuant to this Section 2.02 by any Lender in a Tranched Lender Group will be allocated between the Class A Note and Class B Note held by the Lender Group Agent of such Tranched Lender Group in the manner set forth in Section 2.05(d).

Section 2.03. Increase of Facility Amount; Reductions of Commitments.

(a) The Facility Amount may be increased with the consent of (A) the Borrower, (B) the Joint Structuring and Syndication Agents (such consent not to be unreasonably withheld or delayed) and (C) the Lenders providing commitments therefor (and written notice thereof to the Paying Agent), but without the consent of the other Lenders, so long as (i) no Termination Event or Unmatured Termination Event has occurred and is continuing, (ii) each increase is in an amount of $25,000,000 or integral multiples of $5,000,000 in excess thereof (or such other amounts mutually agreed to by the Borrower and the Joint Structuring and Syndication Agents) and (iii) the aggregate increase in the Facility Amount does not exceed $250,000,000. The commitments provided with respect to the increased portion of the Facility Amount shall constitute “Commitments” hereunder and will be on the same terms applicable to the other Commitments. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any commitment in respect of any increase in the Facility Amount.

(b) At any time the Borrower may, upon at least five Business Days’ prior written notice to the Administrative Agent (which the Administrative Agent shall forward to each Lender Group Agent upon receipt), each Hedge Counterparty and the Paying Agent, reduce the Facility Amount, which shall be applied, unless otherwise consented to by the Lender Group Agents, pro rata to the Commitments. Unless otherwise agreed to by the Lender Group Agents, each partial reduction shall be in a minimum aggregate amount of $2,000,000 or integral multiples of $100,000 in excess thereof. Unless otherwise consented to by the Lender Group Agents, reductions of the aggregate Commitments pursuant to this Section shall be allocated to the Commitment of each Lender Group, pro rata based on the Lender Group Percentage represented by such Commitment. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than four such requests in any 12-month period.

(c) On the Commitment Termination Date for a Lender Group, the Commitment of such Lender Group shall be automatically reduced to zero. On the Amortization Date, the Commitments of all Lender Groups shall be automatically reduced to zero.

Section 2.04. Extensions of Commitments.

(a) So long as no Termination Event or Unmatured Termination Event has occurred, the Borrower may, from time to time prior to the applicable Commitment Termination Date, request in writing that each Lender Group extend its Commitment Termination Date for an additional period following the then applicable Commitment Termination Date for such Lender Group, which request will be granted or denied by the Lender Group Agent for such Lender Group in its sole discretion and which additional period shall be on such terms as the Borrower and the Lender Group Agent for such Lender Group may agree. On or before the last day of the related Election Period, the Lender Group Agent for each Lender Group shall notify the Borrower of such willingness or refusal to so extend such Lender Group’s Commitment Termination Date. If the Lender Group Agent for a Lender Group fails to notify the Borrower of such willingness or refusal prior to the end of the related Election Period, such Lender Group Agent will be deemed to have refused to extend such Lender Group’s Commitment Termination Date. If (i) a Lender Group Agent has agreed to extend the Commitment Termination Date for its Lender Group and (ii) prior to the Commitment Termination Date in effect before such extension, no Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Commitment Termination Date then in effect for such Lender Group shall be extended to the date agreed to in writing between the Borrower and such Lender Group Agent. The Borrower shall provide the Administrative Agent and each Hedge Counterparty with written notice of the new Commitment Termination Date for such extending Lender Group.

(b) Promptly following notice that a Lender Group will be a Non-Extending Group, the Administrative Agent shall notify each Lender and the Borrower of the identity of such Non-Extending Group and the amount of its Commitment. The Administrative Agent and the Borrower may (but shall not be required to) request the other Lender Groups to acquire a pro rata portion of the Commitment of such Non-Extending Group, based on each such Lender Group’s Lender Group Percentage (calculated without giving effect to such Non-Extending Group’s portion of the Aggregate Commitment), and all amounts payable to it hereunder in accordance with Article Eleven. In the event that the Administrative Agent and the Borrower shall have requested that the Lenders outside of a Non-Extending Group each acquire a pro rata portion of the Commitment of such Non-Extending Group pursuant to the foregoing sentence, each Lender Group that is not a Non-Extending Group shall notify the Borrower and the Administrative Agent, within ten (10) Business Days after receipt of such request, of its willingness or refusal to so acquire its pro rata portion thereof. Each Lender in a Non-Extending Group hereby agrees to assign all or a portion of its Commitment, if any, and the amounts payable to it hereunder to a replacement Lender identified by the Administrative Agent and the Borrower in accordance with the preceding sentence, subject to payment by such replacement Lender to the Lender Group Agent for the Non-Extending Group of such replacement Lender’s ratable share of such Non-Extending Group’s Lender Group Percentage of the Loans Outstanding, together with all accrued and unpaid interest thereon, and such replacement Lender’s ratable share of all fees and other amounts due to it hereunder. Notwithstanding the foregoing, in no event shall a Lender Group be required on any date to purchase a portion of the Loans Outstanding that would cause its Lender Group Percentage of the Loans Outstanding determined after giving effect to such purchase, to exceed its Commitment.

(c) Prior to the occurrence of a Termination Event, if a Partial Expiration Event has occurred, the Administrative Agent shall give notice to the Borrower and the Servicer to apply any Collections in accordance with Section 2.08(viii), pro rata based on the pro rata amounts owing to any Non-Extending Lender as of the date of the related Partial Expiration Event, commencing no later than the first Payment Date which is at least two Business Days following the Commitment Termination Date for the Non-Extending Lender, specifying the amounts thereof.

Section 2.05. The Notes.

(a) The Loans made by the Lenders hereunder shall be evidenced by one or more duly executed promissory notes payable to each Lender Group Agent on behalf of the Lenders in the related Lender Group, in an aggregate principal amount not to exceed the Facility Amount, (x) in the case of a Non-Tranched Lender Group, in substantially the form of Exhibit B-1 hereto (each, a “Non-Tranched Note” and, collectively, the “Non-Tranched Notes”) and (y) in the case of a Tranched Lender Group, in substantially the forms of Exhibit B-2 hereto (each, a “Class A Note” and, collectively, the “Class A Notes”) and Exhibit B-3 hereto (each, a “Class B Note” and, collectively, the “Class B Notes” and, such Class B Notes together with the Class A Notes and the Non-Tranched Notes, the “Notes”). Each Note shall be dated as of the date of issuance and shall otherwise be duly completed.

(b) The Lender Group Agent for each Lender Group is hereby authorized to enter notations (which may be computer generated) on a schedule attached to the Note with respect to each portion of a Lender Group Advance made by the related Lenders hereunder, regarding (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a Lender Group Agent to make any such notation on the schedule attached to the Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

(c) By accepting a Note, each Lender Group Agent and each Lender acknowledges and agrees that, unless and until the occurrence of a Termination Event, the Class A Notes and Class B Notes held by the Lender Group Agent for each Tranched Lender Group shall be held in the Designated Note Ratio and that if at any time such Notes are not held in the Designated Note Ratio the Borrower and Servicer are authorized to direct the related Lender Group Agent to adjust the notations on the related Notes to reallocate the related Class A Note Balance and Class B Note Balance so that such Notes then reflect that they are outstanding in the Designated Note Ratio and any such direction by the Borrower or Servicer shall be so reflected on the Notes by the Lender Group Agent absent manifest error.

(d) Each Loan made by any Lender that is a member of a Tranched Lender Group (including any Loans made by any such Lender on a Delayed Funding Date as either Delayed Funding Reimbursement Amounts or Delayed Funding Shortfall Amounts), shall be allocated between the Class A Note and the Class B Note held by the related Lender Group Agent on behalf of such Lender in such amounts that, immediately following the funding of such Loan, the ratio of the Class A Note Balance held by members of such Tranched Lender Group to the Class B Note Balance held by members of such Tranched Lender Group equals the Designated Note Ratio.

(e) Promptly following the Facility Termination Date, each Lender Group Agent shall mark its respective Note “Paid” and return it to the Borrower.

Section 2.06. Optional Principal Repayments. The Borrower may prepay all or any portion of the Loans Outstanding on any day, upon five (5) Business Days’ prior written notice to the Administrative Agent (which the Administrative Agent shall forward to each Lender Group Agent upon receipt), each Hedge Counterparty, the Paying Agent and the Collateral Custodian; provided, that (i) the amount prepaid is at least $1,000,000 or integral multiples of $100,000 in excess thereof (unless otherwise agreed to in writing by the Administrative Agent); (ii) the Borrower pays to the Lender Group Agents, for the account of the related Lenders, and the Hedge Counterparties on the date of any such prepayment (a) accrued Interest with respect to the portion of the Loans Outstanding to be prepaid through the date of prepayment, as calculated by the Administrative Agent, and (b) all other Aggregate Unpaids (including all Breakage Costs, all Hedge Termination Payments and any other amounts payable by the Borrower under or with respect to any Hedging Agreement) payable to any Indemnified Party under this Agreement through the date of such prepayment, including any fees or other amounts payable pursuant to Section 9.01; and (iii) the Borrower certifies that following such prepayment, the Borrower will be in compliance with the provisions of this Agreement and that the Borrower has complied with the terms of any Hedging Agreement requiring one or more Hedge Transactions be terminated in whole or in part as a result of any such reduction and the Borrower has paid all Hedge Termination Payments due to the relevant Hedge Counterparties for any such termination. The amount of any such principal prepayment shall be allocated among all Lender Groups pro rata and, in the case of any Tranched Lender Group, shall be allocated between the Class A Note and the Class B Note held by the related Lender Group Agent so that the ratio of the Class A Note Balance of such Class A Note following such prepayment to the Class B Note Balance of such Class B Note following such prepayment equals the Designated Note Ratio; provided, however, that in the event that there exists one or more Lender Groups with a Non-Extending Lender, Delaying Lender or Defaulting Lender at the time of such prepayment, the Borrower may apply all or a portion of such prepayment to reduce the Principal Amount of the Loans held by any one or more Lender Groups with Non-Extending Lenders, Delaying Lenders or Defaulting Lenders, allocated among such Lender Groups in the sole discretion of the Borrower. Any notice of a prepayment shall be irrevocable.

Section 2.07. Payments.

(a) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and shall be due and payable on the Loans Outstanding on each Payment Date in accordance with Section 2.08, unless earlier paid pursuant to Section 2.06 or Section 2.15. The Lender Group Agent for each Tranched Lender Group will ensure that, at all times prior to the occurrence of a Termination Event, the Class A Note and the Class B Note are held by such Lender Group Agent so that the ratio of the Class A Note Balance of such Class A Note to the Class B Note Balance of such Class B Note equals the Designated Note Ratio.

(b) The Loans Outstanding shall be payable in installments equal to the Monthly Principal Payment Amount on each Payment Date in accordance with Section 2.08. Notwithstanding the foregoing, the Loans Outstanding shall be due and payable on the earlier of (i) the date on which the “Amortization Date” occurs pursuant to Section 8.01(b) and (ii) the Legal Final Maturity Date.

(c) Interest calculated by reference to (i) the Commercial Paper Rate or LIBOR shall be calculated on the basis of a 360-day year for the actual days elapsed and (ii) the Prime Rate shall be calculated on the basis of a 365- or 366-day year, as applicable, for the actual days elapsed. Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a 360-day year and for the actual days elapsed.

(d) The principal of and Interest on the Loans shall be paid as provided herein and in the Notes. Each Lender Group Agent shall allocate to the Lenders in its related Lender Group each payment in respect of the Note received by such Lender Group Agent as provided herein. Payments in respect of Interest and Usage Fees (including pursuant to Section 2.06) shall be allocated and paid to or at the direction of the Lender Group Agents based on the amounts accrued at the applicable rates for the related Lenders in each Lender Group and on the Invested Percentages of the Lenders in the respective Lender Groups; provided that after the occurrence of a Termination Event, the Lender Group Agent for any Tranched Lender Group shall apply such payments (1) first, to Interest and Usage Fees due with respect to the Class A Note Balance and (2) second, to Interest and Usage Fees due with respect to the Class B Note Balance. Payments in respect of Unused Fees shall be allocated and paid to or at the direction of the Lender Group Agents ratably based on the respective unused Commitments of the related Committed Lenders and each Lender Group Agent may allocate such Unused Fees to the Lenders in the related Lender Group in its sole discretion. Except as otherwise provided in Section 2.08(viii) with respect to Non-Extending Lenders, payments in respect of principal (including pursuant to Section 2.06) shall be allocated and paid to or at the direction of the Lender Group Agents based on the Invested Percentages of the Lenders in the respective Lender Groups; provided that during the period from a Funding Date with respect to which a Designated Delay Funding Lender (or its Lender Group Agent) delivers a Delayed Funding Notice to but excluding the related Delayed Funding Date, all such payments shall be allocated and paid first, to the Non-Delaying Lender Groups pro rata based on the relative additional amounts funded by each of them pursuant to Section 2.02(e)(ii) or (iii) in respect of the related Principal Amount until the percentage shares of the Loans Outstanding of each Lender Group equals the Lender Group Percentage of such Lender Group and then, to each Lender pro rata based on their respective Invested Percentages of the Loans Outstanding; provided further that prior to the occurrence of a Termination Event, amounts paid to a Lender Group Agent for a Tranched Lender Group pursuant to Section 2.08(v) shall be applied to the Class A Notes and Class B Notes held by such Lender Group Agent in such amounts that the Designated Note Ratio is maintained following such payments and applications, and after the occurrence of a Termination Event, amounts paid to a Lender Group Agent for a Tranched Lender Group pursuant to Section 2.08(v) shall be applied (1) first, to reduce the Class A Note Balance to zero and (2) second, to reduce the Class B Note Balance to zero. For the avoidance of doubt, if a Partial Expiration Event has occurred with respect to a Tranched Lender Group but no Termination Event has occurred, principal amounts due pursuant to Section 2.08(viii) shall be applied to the Class A Notes and Class B Notes held by the related Lender Group Agent on behalf of such Tranched Lender Group in such amounts that the Designated Note Ratio is maintained following such payments and applications.

(e) Each Lender Agent shall deliver to the Administrative Agent, two (2) Business Days prior to each Determination Date an invoice, setting forth the Interest payable to the related Conduit Lenders based on the Commercial Paper Rate for the related Interest Period, and on the Business Day immediately prior to such Determination Date, the Administrative Agent shall forward to the Borrower, as a combined invoice, all invoices received pursuant to this sentence.

(f) Notwithstanding any other provision of this Agreement or the other Transaction Documents, if at any time the rate of interest payable by any Person under the Transaction Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Transaction Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

Section 2.08. Settlement Procedures. On each Payment Date, the Servicer shall instruct the Paying Agent to pay to the following Persons, from the Collection Account to the extent of Available Funds the following amounts in the following order of priority, as set forth in the Monthly Report:

(i) first, to the Servicer, the accrued and unpaid Servicing Fee;

(ii) second, pro rata (A) to the Backup Servicer, the Backup Servicing Fee for the related Collection Period, together with all accrued and unpaid costs, expenses and indemnities then due and payable to the Backup Servicer; provided, that such costs, expenses and indemnities shall not exceed $50,000 in the aggregate during any calendar year prior to the occurrence of the Termination Event, or $250,000 in the aggregate during any calendar year during the continuation of a Termination Event; (B) to the Collateral Custodian, the Collateral Custodian Fee for the related Collection Period, together with all accrued and unpaid costs, expenses and indemnities then due and payable to the Collateral Custodian; provided, that such costs, expenses and indemnities shall not exceed $50,000 in the aggregate during any calendar year prior to the occurrence of the Termination Event, or $250,000 in the aggregate during any calendar year during the continuation of a Termination Event; (C) to the Paying Agent, the Paying Agent Fee for the related Collection Period, together with all accrued and unpaid Paying Agent Fees, expenses and indemnities then due and payable to the Paying Agent; provided, that such Paying Agent Fees, expenses and indemnities shall not exceed $50,000 in the aggregate during any calendar year prior to the occurrence of the Termination Event, or $250,000 in the aggregate during any calendar year during the continuation of a Termination Event; and (D) to any Successor Servicer, any unpaid Transition Expenses payable pursuant to Section 7.15(e);

(iii) third, pro rata, (A) to the Administrative Agent for distribution to each Lender Group Agent (for the account of the Lenders in the related Lender Group), an amount equal to any accrued and unpaid Senior Interest and Fees and (B) to each applicable Hedge Counterparty, the net payments due under any Hedging Agreement (other than Hedge Termination Payments), if any;

(iv) fourth, to each applicable Hedge Counterparty, any Senior Hedge Termination Payments due but not paid to such Hedge Counterparty;

(v) fifth, to the Administrative Agent for distribution to each Lender Group Agent (for the account of the Lenders in the related Lender Group) on a pro rata basis, in an amount equal to the Monthly Principal Payment Amount, which amounts shall be applied in accordance with Section 2.07;

(vi) sixth, to the Administrative Agent for distribution to each Lender Group Agent (for the account of the Lenders in the related Lender Group) in an amount equal to the Subordinated Interest and Fees;

(vii) seventh, pro rata, (A) to the Reserve Account, the amount (if any) necessary to cause the Reserve Amount to be equal to the Reserve Account Required Amount and (B) to the Hedge Reserve Account, the amount (if any) necessary to cause the Hedge Account Reserve Amount to be equal to the Hedge Account Required Amount;

(viii) eighth, if a Partial Expiration Event has occurred with respect to a Lender Group but the Amortization Date has not occurred, to the Administrative Agent for distribution to each applicable Lender Group Agent (for the account of the Lenders in the related Lender Group) in reduction of the portion of the Loans Outstanding held by such Lender Group, an amount equal to the product of (x) amounts available after giving effect to clauses (i) through (vi) above and (y) the Invested Percentage of such Lender Group as of the date of such Partial Expiration Event, until the outstanding Principal Amount of such Loan equals zero;

(ix) ninth, to each applicable Hedge Counterparty, any Subordinated Hedge Termination Payments due but not paid to such Hedge Counterparty;

(x) tenth, to the Administrative Agent for distribution to each Lender Group Agent (for the account of the Lenders in the related Lender Group) in an amount equal to all other Aggregate Unpaids (other than the Loans Outstanding and accrued and unpaid Senior Interest and Fees and the Subordinated Interest and Fees) then due and payable by the Borrower under this Agreement and the other Transaction Documents;

(xi) eleventh, to the extent not previously paid pursuant to clause (ii) above, pro rata to the Backup Servicer, the Paying Agent and the Collateral Custodian, any fees, costs, expenses and indemnities then due and payable to the Backup Servicer, the Paying Agent or the Collateral Custodian under the Transaction Documents;

(xii) twelfth, to the Administrative Agent for the ratable payment to each Lender Group Agent (for the account of the Lenders in the related Lender Group), in an amount equal to the amount of any prepayment of the Loans Outstanding pursuant to Section 2.06; and

(xiii) thirteenth, so long as no Termination Event or Unmatured Termination Event has occurred, any remaining amount shall be distributed to or at the direction of the Borrower.

All payments under this Section 2.08 payable to any Lender on any Payment Date shall be paid by the Administrative Agent to the related Lender Group Agent, for the account of such Lender, or as such Lender Group Agent may otherwise direct (which direction may be a standing instruction) the Administrative Agent in writing not later than the related Determination Date.

Section 2.09. Mandatory Payments.

(a) In the event that the Servicer, the Administrative Agent or any Lender Group Agent determines that a Borrowing Base Deficiency exists, the party making such determination shall, within one (1) Business Day, notify the Borrower, the Servicer, the Administrative Agent and the Lender Group Agents in writing thereof and the Borrower shall, as soon as practicable, cure such Borrowing Base Deficiency by (i) prepaying the Loans Outstanding such that, after giving effect to such prepayment, the Loans Outstanding do not exceed the sum of (x) the Borrowing Base and (y) the cash on deposit in the Collection Account on such date, (ii) pledging additional Eligible Receivables such that, after giving effect to the inclusion of such additional Eligible Receivables in the Collateral, the Loans Outstanding do not exceed the sum of (x) the Borrowing Base and (y) the cash on deposit in the Collection Account on such date or (iii) a combination of the foregoing. The Borrower shall pay all Hedge Termination Payments due to the relevant Hedge Counterparties for any termination of the related Hedge Transactions in connection with such prepayment.

(b) The Borrower promises to pay to the Administrative Agent for the account of each Lender, (i) upon the written request of the Administrative Agent, all Breakage Costs, the amount of which shall determined by a Lender, set forth in a written notice with reasonable detail regarding computation, delivered to the Borrower and the Administrative Agent no later than the fourth (4th) Business Day immediately preceding the Payment Date on which payment of such Breakage Costs is to be requested, and which shall be conclusive absent manifest error and (ii) all other amounts required to be paid by the Borrower in accordance herewith.

Section 2.10. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m., New York City time, on the day when due in Dollars in immediately available funds to the account or accounts specified on Schedule G hereto or such other accounts as may be specified from time to time by the Administrative Agent or any Lender Group Agent to the Borrower or the Servicer. Except as otherwise provided in Section 2.07, the Borrower shall, to the extent permitted by law, pay to each Lender interest on all amounts not paid or deposited when due hereunder at the Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate.

(b) Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 1:00 p.m., New York City time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason (other than the gross negligence, bad faith or willful misconduct of such Lender) made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined in a commercially reasonable manner in good faith by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d) All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

(e) To the extent that (i) any Person makes a payment to any party hereto or (ii) any party hereto receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the related party hereto, as the case may be.

Section 2.11. The Collection Account, the Reserve Account and the Hedge Reserve Account.

(a) On or prior to the Closing Date, the Borrower shall establish and shall thereafter maintain (i) a segregated trust account in the name of the Borrower for the purpose of receiving Collections (the “Collection Account”), (ii) a segregated trust account in the name of the Borrower that shall be identified as the “Reserve Account for FCA Funding I LLC” and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Reserve Account”) and (iii) a segregated trust account in the name of the Borrower that shall be identified as the “Hedge Reserve Account for FCA Funding I LLC” and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Reserve Account”). The taxpayer identification number associated with the Collection Account, the Reserve Account and the Hedge Reserve Account shall be that of the Borrower and the Borrower will report for Federal, state and local income taxes, the income, if any, represented by the Collection Account, the Reserve Account or the Hedge Reserve Account. On the Closing Date, the Borrower shall cause to be deposited in the Reserve Account the Reserve Account Required Amount. On the Closing Date, the Borrower shall cause to be deposited in the Hedge Reserve Account the Hedge Reserve Account Required Amount.

(b) At the written direction of the Servicer (which may be a standing order), funds on deposit in the Collection Account, the Reserve Account and the Hedge Reserve Account shall be invested by the Securities Intermediary in Permitted Investments selected by the Servicer that will mature so that such funds will be available on or before the close of business on the Business Day preceding each Payment Date. All Permitted Investments shall be held in the name of the Securities Intermediary for the benefit of the Secured Parties. To the extent the Servicer does not provide the written instructions described in the first sentence of this Section 2.11(b), funds on deposit in the Collection Account, the Reserve Account or the Hedge Reserve Account shall remain un-invested. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account, the Reserve Account and the Hedge Reserve Account received prior to such Payment Date shall be treated as “Available Funds” and applied as set forth in Section 2.08 of this Agreement on such Payment Date. Funds deposited in the Collection Account, the Reserve Account or the Hedge Reserve Account on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Permitted Investments are not required to be invested overnight.

(c) If, on any Payment Date, the Available Funds are not sufficient to make the entire distributions required by Sections 2.08(i) (in respect of a Successor Servicer), (ii), (iii), (iv), (v) and (vi), the Servicer shall direct the Paying Agent in writing to withdraw funds from the Reserve Account and apply such funds to complete such distributions in the order of priority set forth therein. So long as no Termination Event or Unmatured Termination Event has occurred and is continuing, if, after giving effect to the distributions from, and deposits in, the Reserve Account on any Payment Date pursuant to Sections 2.08, the Reserve Amount is greater than the Reserve Account Required Amount for such Payment Date, the Servicer shall direct the Paying Agent in writing to distribute such excess amount to or at the written direction of the Borrower. Not later than ten (10) Business Days (or, if, solely due to a Force Majeure Event, the Servicer is not able, with the exercise of reasonable diligence by the Servicer, to do so within ten (10) Business Days, not later than fifteen (15) Business Days) following the commencement of a Required Hedging Period, the Servicer shall direct the Paying Agent in writing to withdraw funds from the Hedge Reserve Account and apply such funds, for and on behalf of the Borrower, to make the upfront payment (if any) required to be made by the Borrower in connection with the Borrower entering into a Hedging Agreement that, upon the effectiveness thereof, will cause the Borrower to be Fully Hedged. So long as no Termination Event or Unmatured Termination Event has occurred and is continuing, if on any Payment Date, the Hedge Reserve Amount is greater than the Hedge Reserve Account Required Amount for such Payment Date, the Servicer shall direct the Paying Agent in writing to distribute such excess amount to or at the written direction of the Borrower.

(d) The Collection Account, the Reserve Account and the Hedge Reserve Account shall be established and at all times maintained with the Paying Agent which shall act as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder (in such capacities, the “Securities Intermediary”) with respect to the Collection Account, the Reserve Account and the Hedge Reserve Account. Wells Fargo, as initial Paying Agent, hereby confirms that the account number of the Collection Account is [●], the account number of the Reserve Account is [●] and the account number of the Hedge Reserve Account is [●]. In the event that the Paying Agent ceases to be a Qualified Institution, the Borrower shall, within thirty (30) days thereof, appoint a Qualified Institution to be the successor Paying Agent and establish a new Collection Account, Reserve Account and Hedge Reserve Account at such Qualified Institution.

(e) Each of the Collection Account, the Reserve Account and the Hedge Reserve Account shall be a “securities account” as defined in Section 8-501 of the UCC and shall be maintained by the Securities Intermediary as a securities intermediary in the name of the Borrower, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties. The Securities Intermediary shall treat the Administrative Agent as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Collection Account, the Reserve Account or the Hedge Reserve Account.

(f) The Securities Intermediary hereby confirms and agrees that:

(i) the Securities Intermediary shall not change the name or account number of the Collection Account, the Reserve Account or the Hedge Reserve Account without the prior written consent of the Administrative Agent and the Borrower;

(ii) all securities or other property underlying any financial assets (as hereinafter defined) credited to the Collection Account, the Reserve Account or the Hedge Reserve Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collection Account, the Reserve Account or the Hedge Reserve Account be registered in the name of the Borrower or any other Person, payable to the order of the Borrower or specially indorsed to the Borrower or any other Person, except to the extent the foregoing have been specially indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank;

(iii) all property transferred or delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Collection Account, the Reserve Account or the Hedge Reserve Account, as applicable;

(iv) each of the Collection Account, the Reserve Account and the Hedge Reserve Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat each of the Borrower and the Servicer as entitled to exercise the rights that comprise any financial asset credited to each such account;

(v) the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Collection Account, the Reserve Account or the Hedge Reserve Account and/or any financial assets credited thereto simultaneously to each of the Servicer (on behalf of the Borrower) and the Administrative Agent at the address for each set forth on Schedule G to this Agreement; and

(vi) notwithstanding the intent of the parties hereto, to the extent that Collection Account, the Reserve Account or the Hedge Reserve Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, each of the Collection Account, the Reserve Account and the Hedge Reserve Account shall be subject to the exclusive control of the Administrative Agent, for the benefit of the Secured Parties, and the Securities Intermediary will comply with instructions originated by the Administrative Agent directing disposition of the funds in the Collection Account, the Reserve Account or the Hedge Reserve Account, as the case may be, without further consent by the Borrower or the Servicer; provided that, notwithstanding the foregoing, the Administrative Agent hereby authorizes the Securities Intermediary to honor withdrawal, payment, transfer or other instructions directing disposition of the funds in the Collection Account, the Reserve Account or the Hedge Reserve Account received from the Borrower or the Servicer, on its behalf, pursuant to Section 2.08 or Section 2.11(c).

(g) The Securities Intermediary hereby agrees that each item of property (including, without limitation, any Investment Property, financial asset, instrument or cash) credited to the Collection Account, the Reserve Account or the Hedge Reserve Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(h) If at any time the Securities Intermediary shall receive an “entitlement order” (as defined in Section 8-102(a)(8) of the UCC) (an “Entitlement Order”) from the Administrative Agent (i.e., an order directing a transfer or redemption of any financial asset in the Collection Account, the Reserve Account or the Hedge Reserve Account), or any “instruction” (within the meaning of Section 9-104 of the UCC), originated by the Administrative Agent, the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Borrower, the Servicer or any other Person. Neither the Servicer nor the Borrower shall give any directions to withdraw funds from the Collection Account, the Reserve Account or the Hedge Reserve Account, except pursuant to Section 2.08 or Section 2.11(c).

(i) In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Collection Account, the Reserve Account or the Hedge Reserve Account or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent, for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to any of the Collection Account, the Reserve Account or the Hedge Reserve Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Administrative Agent, for the benefit of the Secured Parties (except that the Securities Intermediary may set-off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Collection Account, the Reserve Account or the Hedge Reserve Account, and (ii) the face amount of any checks that have been credited to the Collection Account, the Reserve Account or the Hedge Reserve Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(j) Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).

Section 2.12. Fees.

(a) The Borrower hereby agrees to pay to each Lender Group Agent, for the account of the Lenders in the related Lender Group, monthly in arrears on each Payment Date in accordance with the priorities set forth in Section 2.08 hereof, the Usage Fees and the Unused Fees. Payments of the Usage Fees shall be allocated and paid to Lender Groups based upon their respective Invested Percentages for the applicable Interest Period.

(b) On each Payment Date, the Servicer shall be entitled to receive a fee (the “Servicing Fee”), monthly in arrears in accordance with Section 2.08, which fee shall be equal to the sum of (x) the product of (i) the Servicing Fee Rate, (ii) the Aggregate Receivables Balance of the Receivables (including Delinquent Receivables but excluding Receivables that have been released pursuant to Section 5.04) as of the opening of business on the first day of the related Collection Period and (iii) 1/12th (the “Base Servicing Fee”) and (y) all administrative fees, late fees and prepayment charges collected on the Receivables during the related Collection Period, but excluding any fees or expenses charged by the Servicer relating to extensions (the “Supplemental Servicing Fee”).

(c) The Backup Servicer shall be entitled to receive the Backup Servicing Fee, monthly in arrears in accordance with Section 2.08.

(d) The Collateral Custodian shall be entitled to receive the Collateral Custodian Fee, monthly in arrears in accordance with Section 2.08.

(e) The Paying Agent shall be entitled to receive the Paying Agent Fee, monthly in arrears in accordance with Section 2.08.

(f) The Borrower shall have paid to the Administrative Agent and each Lender Group Agent, on or before the Closing Date, any reasonable out-of-pocket expenses (including any fees charged by a nationally recognized statistical rating organization in connection with reviewing the transactions contemplated by this Agreement, in an aggregate amount not to exceed $50,000 for each Lender Group) in immediately available funds.

(g) The Borrower shall pay to Sidley Austin LLP, counsel to the Joint Structuring and Syndication Agents, the Lender Group Agents and the Lenders, its reasonable fees and out-of-pocket expenses incurred in connection with the preparation and negotiation of this Agreement and the other Transaction Documents in immediately available funds within thirty (30) calendar days after receiving an invoice for such amounts, in an aggregate amount not to exceed $175,000.

Section 2.13. Increased Costs; Capital Adequacy; Illegality; Rating Requests.

(a) If any Regulatory Change or the compliance by a Lender, a Support Provider or any of their respective Affiliates (each, an “Affected Party”) with any Regulatory Change, shall (A) subject an Affected Party to any Tax (except for Excluded Taxes or Taxes addressed in Section 2.14), duty or other charge with respect to any portion of a Loan hereunder, or on any payment made hereunder, (B) impose any cost pursuant to Section 2.13(f), (C) impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Federal Reserve Board, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party, (D) impose any other condition affecting any portion of a Loan or a Lender’s rights hereunder or (E) result in an Accounting Based Consolidation Event, the result of which is (1) a fee, expense, internal capital charge or other imputed cost allocable to any Affected Party, (2) any increased cost charged to any Affected Party or (3) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then on the first Payment Date occurring at least 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand and a description of the computation of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered. In connection with the foregoing, the Borrower and the Servicer agree to cooperate with the Administrative Agent to take any action or provide any information (including any Required Data) reasonably requested by the Administrative Agent to mitigate any cost, expense or condition described above. In no event will the Administrative Agent be expected or required to monitor the occurrence of any of the events or contingencies described in the Section 2.13(a).

(b) If (i) any Regulatory Change, (ii) compliance by any Affected Party with any Regulatory Change, or (iii) an Accounting Based Consolidation Event occurs that has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the first Payment Date occurring at least 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand and a description of the computation of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. Each Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures. This Section 2.13(b) shall not apply with respect to any reduction on account of Taxes.

(c) If as a result of any event or circumstance similar to those described in Section 2.13(a) or 2.14(b), any Affected Party is required to compensate a Support Provider in connection with this Agreement or the funding or maintenance of Loans hereunder (other than on account of Taxes), then within 30 days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

(d) In determining any amount provided for in this Section, the Affected Party shall use commercially reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate setting forth the basis for such demand and a description of the computation of such demand as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(e) [Reserved].

(f) If any Owner or the Committed Lender has, or anticipates having, any claim for compensation under the FAS 166/167 Capital Guidelines against the Borrower, and such Owner or Committed Lender believes that having the transactions contemplated by this Agreement publicly rated by a Rating Agency or qualifying under the supervisory formula approach under Basel II or Basel III would reduce the amount of such compensation by an amount deemed by such Owner or Committed Lender to be material, such Owner or Committed Lender shall provide a request for Required Data or a Rating Request to the Borrower and the Servicer. The Committed Lender may also provide a request for Required Data or a Rating Request to the Borrower and the Servicer at any other time after the Commitment Termination Date. The Borrower and the Servicer shall cooperate with such Owner or Committed Lender’s efforts to obtain Required Data and/or a credit rating from the Rating Agency specified in the Rating Request at the level that reasonably reflects the economics and credit of the Loans at the time of such request, and shall provide directly or through distribution to the Owner any information such Rating Agency may require for purposes of providing and monitoring the credit rating. The Owner or Committed Lender making the Rating Request shall bear the costs and expenses of providing the Required Data and pay the initial and any subsequent and ongoing fees payable to the Rating Agency in connection with a Rating Request pursuant to this Section 2.13(f). If a credit rating from each Rating Agency specified in a Rating Request pursuant to this Section 2.13(f) that reasonably reflects the economics and credit of the Loans at the time of such request shall not have been obtained within 60 days following delivery of such Rating Request as a result of the Borrower’s or FCA’s delay or failure to cooperate with respect to such Rating Request, the Amortization Date shall be deemed to have occurred until such time as such a credit rating is obtained. If the Required Data specified in a request for Required Data shall not have been delivered by the Borrower or the Servicer within 60 days following the request for delivery, the Amortization Date shall be deemed to have occurred until such time as the Required Data is obtained.

(g) Notwithstanding Section 2.13(f), any Lender Group Agent may also provide a Rating Request to the Borrower and the Servicer at any other time. The Borrower and the Servicer shall cooperate with such Lender Group Agent’s efforts to obtain a credit rating from the Rating Agency specified in the Rating Request at the level that reasonably reflects the economics and credit of the Loan at the time of such request, and shall provide directly or through distribution to the Administrative Agent any information such Rating Agency may require for purposes of providing and monitoring the credit rating. Such Lender Group Agent shall pay the initial and any subsequent or ongoing fees payable to the Rating Agency in connection with a Rating Request pursuant to this Section 2.13(g).

Section 2.14. Taxes.

(a) All payments made by the Obligor with respect to any Receivable and by the Borrower in respect of any Loan and all other payments made by the Borrower or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by Applicable Law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and, if such Tax is not an Excluded Tax, the amount payable to each Lender will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any such Taxes (including any such Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. If a Lender pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section, the Borrower shall promptly reimburse such Lender in full.

(b) The Borrower will indemnify each Lender for the full amount of Taxes other than Excluded Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Lender making a demand for indemnity payment hereunder shall provide the Borrower with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender stating or otherwise evidencing that it has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date a Lender makes written demand therefor. Each Lender will use reasonable efforts to avoid the need for, or reduce the amount of, such indemnity payment requested by a Lender hereunder if such efforts will not, in the judgment of such Lender, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures.

(c) Within 30 days after the date of any payment by the Borrower of any Taxes pursuant to this Section, the Borrower will furnish to the Administrative Agent at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

(d) Each Lender shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower, with a copy to the Administrative Agent and the Paying Agent, (i) on or prior to the date on which such Lender becomes a Lender hereunder one (1) (or such other number as may be prescribed from time to time under Applicable Law) duly completed copy of Internal Revenue Service Form W-9, Form W-8IMY, Form W-8ECI, Form W-8BEN or Form W-8BEN-E (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate and (ii) upon the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.14, one copy (or such other number as may from time to time be prescribed by Applicable Law) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law.

(e) If a payment made to or for the account of a Lender under any Transaction Document would be subject to U.S. Federal withholding Taxes imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, such Lender shall deliver to the Borrower, the Paying Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Paying Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Paying Agent or the Administrative Agent as may be necessary for the Borrower, the Paying Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f) Within 30 days of the written request of the Borrower therefor, each Lender shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided, however, that (i) each Lender shall not be required to deliver such certificates, forms or other documents if in its sole discretion it is determined that the deliverance of any such certificate, form or other document would have a material adverse affect on such Lender and (ii) the Borrower shall reimburse such Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document.

(g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Loans hereunder, the Lenders are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section, then within ten days after demand by the Lenders, the Borrower shall pay to the Lenders such additional amount or amounts as may be necessary to reimburse the Lenders for any amounts paid by them.

Section 2.15. Securitizations.

(a) On any Business Day, the Borrower shall have the right to prepay all or (subject to clause (iv) below) a portion of the Loans Outstanding (which prepayment, in the case of any Tranched Lender Group, shall be allocated between the Class A Note and the Class B Note held by the related Lender Group Agent so that the ratio of the Class A Note Balance of such Class A Note following such prepayment to the Class B Note Balance of such Class B Note following such prepayment equals the Designated Note Ratio) and request the Administrative Agent to release its security interest and Lien on the related Receivables in connection with a Securitization, subject to the following terms and conditions:

(i) The Borrower shall have given the Administrative Agent, the Paying Agent, each Hedge Counterparty and the Collateral Custodian at least five (5) Business Days’ prior written notice of its intent to effect a Securitization and, at least two (2) Business Days prior to the closing of the Securitization, shall provide the Administrative Agent with all information reasonably required by it to produce the related Securitization Release, substantially in the form attached hereto as Exhibit G.

(ii) Unless a Securitization is to be effected on a Payment Date (in which case the relevant calculations with respect to such Securitization shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent (which the Administrative Agent shall forward to each Lender Group Agent upon receipt) a Securitization Date Certificate and an updated Monthly Loan Tape, together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related Securitization Date to effect such Securitization in accordance with this Agreement, which funds may come from the proceeds of sales of the Receivables in connection with such Securitization (which sales must be made in arm’s-length transactions).

(iii) On the related Securitization Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the Securitization and the release to the Borrower of the related Receivables on the related Securitization Date, (A) no adverse selection procedure shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization (except as is necessary to comply with normal and customary eligibility criteria for asset-backed securities transactions involving retail auto loan receivables), (B) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent relating to an earlier date, (C) no Unmatured Termination Event or Termination Event, has occurred or results from such Securitization, and (D) there shall not exist a Borrowing Base Deficiency and, if such Securitization Date occurs during any calendar month prior to the Determination Date for such calendar month, there shall be no reason to conclude that a Borrowing Base Deficiency will be determined to exist on such Determination Date.

(iv) On the related Securitization Date, the Administrative Agent shall have received, for the benefit of the Lenders and the Hedge Counterparties, as applicable, in immediately available funds, (A) in respect of the portion of the aggregate Loans Outstanding to be prepaid, an amount equal to the amount necessary so that no Borrowing Base Deficiency will exist after giving effect to such Securitization and such prepayment, (B) an amount equal to all unpaid Interest (including Interest not yet accrued) to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the Loans Outstanding to be paid in connection with the Securitization, (C) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Lenders and the Hedge Counterparties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue thereafter (including Breakage Costs, if any, and Hedge Termination Payments) and (D) all other Aggregate Unpaids then due and payable with respect thereto. The amount paid pursuant to (1) clause (A) shall be applied on such Securitization Date to the payment of principal on the Loans Outstanding, (2) clause (B) shall be deposited in the Collection Account to be applied as Available Funds pursuant to Section 2.08 on the next Payment Date (or on such Payment Date, if the Securitization Date is on a Payment Date) and (3) clauses (C) and (D) shall be paid to the Persons to whom such amounts are to be owed on such Securitization Date; provided, however, that if the amount paid pursuant to clause (A) exceeds the principal amount of the Loans Outstanding on such Securitization Date, then the amount of such excess shall be distributed to the Borrower on such Securitization Date free and clear of any Liens in favor of the Secured Parties.

(b) The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Administrative Agent, the Lender Group Agents, the Collateral Custodian, the Backup Servicer, the Paying Agent and the Lenders in connection with any Securitization (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Receivables in connection with such Securitization).

(c) In connection with any Securitization, on the related Securitization Date, subject to satisfaction of the conditions referred to in this Section, the Administrative Agent shall, at the expense of the Borrower, (i) execute such instruments of release with respect to the portion of the Receivables (and the other related Collateral) to be released to the Borrower, including a Securitization Release, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver or cause to be delivered any portion of the Receivables (and the other related Collateral) to be released to the Borrower to the Borrower and (iii) otherwise take such actions, and cause or permit the Servicer to take such actions, as are necessary and appropriate to release the Lien of the Administrative Agent on the portion of the Receivables (and the other related Collateral) to be released to the Borrower and deliver to the Borrower such Receivables and related Collateral.

Section 2.16. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Notes owned by it any payment in excess of its Invested Percentage in such payment, such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata (based on the Lender Group Percentage of each Lender Group) with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (a) the amount of such paying Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender was the direct creditor of the Borrower in the amount of such participation. The Servicer will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section.

Section 2.17. The Paying Agent.

(a) The Borrower hereby appoints Wells Fargo as the initial Paying Agent. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account or the Reserve Account pursuant to Section 2.08 shall be made on behalf of the Borrower by the Paying Agent. The Paying Agent hereby agrees that subject to the provisions of this Section, it shall:

(i) hold any sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Administrative Agent notice of any default by the Borrower of which it has actual knowledge in the making of any payment required to be made with respect to the Obligations;

(iii) at any time during the continuance of any such default, upon the written request of an Authorized Officer of the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower and the Servicer), forthwith pay to the Administrative Agent any sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Administrative Agent any sums held by it in trust for the payment of the Obligations if at any time it ceases to be a Qualified Institution;

(v) comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it in respect of any Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi) provide to the Lender Group Agents such information as is required to be delivered under the Code or any State law applicable to the particular Paying Agent, relating to payments made by the Paying Agent under this Agreement.

(b) Each Paying Agent (other than the initial Paying Agent) shall be appointed by the Borrower with the prior written consent of the Administrative Agent and the Majority Lenders. The Borrower shall not appoint any Paying Agent which is not, at the time of such appointment, a Qualified Institution.

(c) On the Facility Termination Date, all funds then held by the Paying Agent under this Agreement shall, upon demand of the Borrower, be applied according to Section 2.08, and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

(d) The Borrower shall indemnify the Paying Agent and its officers, directors, employees and agents for, and hold them harmless against any loss, liability or expense incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Paying Agent, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. All such amounts shall be payable in accordance with Section 2.08. The provisions of this Section shall survive the termination of this Agreement.

(e) The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Paying Agent and, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent, the Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(f) The Paying Agent shall not be liable for:

(i) an error of judgment made in good faith by one of its officers; or

(ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement; (iii) in each case unless it shall be proved that the Paying Agent shall have been grossly negligent or acted in bad faith or with willful misconduct in ascertaining the pertinent facts.

(g) The Paying Agent shall not be charged with knowledge of any Termination Event, Unmatured Termination Event or Servicer Termination Event unless a Responsible Officer of the Paying Agent obtains actual knowledge of such event or the Paying Agent receives written notice of such event from the Borrower, the Servicer, any Secured Party or the Administrative Agent, as the case may be.

(h) Without limiting the generality of this Section, the Paying Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iii) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Paying Agent pursuant to this Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants under this Agreement.

(i) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, the Borrower or any other Person under this Agreement.

(j) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(k) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(l) The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Transaction Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent or any Lender Group Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Lender Group Agent shall have offered to the Paying Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(m) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the

Borrower, the Paying Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Paying Agent, shall be reimbursed by the Borrower to the extent of funds available therefor pursuant to Section 2.08.

(n) The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Borrower, the Servicer, the Paying Agent, any Lender Group Agents, the Hedge Counterparty or any other Person.

(o) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(p) The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. In no event shall the Paying Agent have any responsibility to ascertain or take action with respect to the Contracts or other Collateral, except as expressly provided herein.

(q) If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Paying Agent, the Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, any Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Paying Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Servicer and the other parties to this Agreement will hold the Paying Agent harmless from any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(r) The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(s) The Paying Agent may:

(i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least 30 days’ prior written notice to the Borrower, the Servicer, the Hedge Counterparty, the Lender Group Agents and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent and the Majority Lenders, such resignation shall not be effective until a successor Paying Agent reasonably acceptable to the Administrative Agent and the Majority Lenders shall have accepted appointment as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or

(ii) be removed at any time by written demand, of the Administrative Agent and the Majority Lenders, delivered to the Paying Agent, the Borrower and the Servicer.

In the event of such termination or removal, the Administrative Agent (acting on instructions from the Majority Lenders) shall appoint a successor paying agent and will make reasonable efforts to appoint a successor paying agent reasonably acceptable to the Borrower and the Servicer. If, however, a successor paying agent is not appointed by the Administrative Agent within 90 days after the giving of notice of resignation, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor paying agent.

(t) Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Servicer, the Administrative Agent, and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this Agreement; and the Servicer, the Administrative Agent and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.

(u) In the event the Paying Agent’s appointment hereunder is terminated without cause, the Borrower shall reimburse the Paying Agent for the reasonable out-of-pocket expenses of the Paying Agent incurred in transferring any funds in its possession to the successor Paying Agent.

(v) In order to comply with Money Laundering Law, the Paying Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Paying Agent to comply with Money Laundering Law.

Section 2.18. Defaulting Lenders.

(a) Reallocation of Requested Loans of Defaulting Lenders. Notwithstanding any provision of this Agreement or any other agreement to the contrary, if any Lender Group containing a Defaulting Lender (a “Defaulting Group”) fails to fund its ratable portion of any Loan requested by the Borrower pursuant to Section 2.01 (the aggregate amount unavailable to the Borrower as a result of such failure being herein called in either case the “Borrowing Deficit”), then the Administrative Agent, by no later than 1:30 p.m., New York time, on the applicable Funding Date shall instruct each Lender Group Agent for a Lender Group that does not include a Defaulting Lender (a “Non-Defaulting Group”) to make Loans by deposit of immediately available funds to the Borrower’s Account in an amount equal to such Non-Defaulting Group’s proportionate share (based upon the Commitment of the Committed Lender(s) in each Non-Defaulting Group relative to the Facility Amount less the Commitment of the Defaulting Group) of the Borrowing Deficit and shall notify the Paying Agent thereof. Each Committed Lender in a Non-Defaulting Group shall use commercially reasonable efforts to fund on the date of such request, but in any event no event later than one (1) Business Days after the date of such request shall fund, its proportionate share (based upon the Commitment of the Committed Lender(s) in each Non-Defaulting Group relative to the Facility Amount less the Commitment of the Defaulting Group) of the Borrowing Deficit; provided, however, that, for the avoidance of doubt, no Lender shall have any obligation to fund any such Advance unless each of the conditions precedent stated therefor in Section 2.01(d) is satisfied after giving effect thereto.

(b) Termination of Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, the Borrower may terminate the unused amount of the Commitment of any Committed Lender that is a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which shall promptly notify each Lender Group Agent), provided that such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Non-Defaulting Lender may have against such Defaulting Lender.

(c) Fees. Notwithstanding any other provision of this Agreement to the contrary, during such period as a Committed Lender is a Defaulting Lender (with respect to such Defaulting Lender, a “Default Period”), such Defaulting Lender shall not be entitled to any Unused Fees accruing to it during such Default Period under this Agreement (without prejudice to the rights of the Non-Defaulting Lenders in respect of such Unused Fees). Upon notice of the commencement of a Default Period with respect to any Defaulting Lender, the Paying Agent shall open and maintain, in the name of such Defaulting Lender, a segregated trust account (a “Restricted Account”) for deposit of certain fees and interest to be paid in accordance with the following sentence. Any other applicable fees or interest payable to or for the account of any member of the Defaulting Group which includes such Defaulting Lender shall be instead paid to the Restricted Account for such Defaulting Lender and shall be distributed by the Paying Agent, (x) as directed in a joint writing delivered by the Defaulting Lender and Borrower upon (i) cure of such Defaulting Lender pursuant to Section 2.18(e) or (ii) such other resolution as shall be reached by the Defaulting Lender and Borrower or (y) as otherwise directed by a court of competent jurisdiction. Any funds on deposit in any Restricted Account shall remain uninvested.

(d) Amendments, Etc. Notwithstanding the provisions of Section 13.01 or any other provision of this Agreement to the contrary, during a Default Period with respect to a Defaulting Lender, except with respect to the items described in Section 13.01(b)(iii), to the fullest extent permitted by applicable law such Defaulting Lender shall not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the Invested Percentage of the Loans Outstanding of such Defaulting Lender hereunder shall not be taken into account in determining whether the requisite vote has been obtained with respect to any matter.

(e) Cure. If the Borrower and the Administrative Agent agree in writing that a Committed Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Committed Lender shall purchase such portions of the Loans Outstanding of the other Committed Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Committed Lenders to hold a portion of Loans Outstanding on a pro rata basis in accordance with their respective Commitments, whereupon such Committed Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees and interest accrued while such Committed Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Committed Lender’s having been a Defaulting Lender.

ARTICLE THREE

SECURITY

Section 3.01. Collateral.

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the “Collateral”):

(i) the Receivables and the related Contracts, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii) all of the Borrower’s interest in the related Financed Vehicles (including Financed Vehicles that have been repossessed) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle securing the related Receivable, including all proceeds from any sale or other disposition of such Financed Vehicles;

(iii) the Account Collateral;

(iv) all Hedge Collateral;

(v) all Receivable Files, all Servicer Files and the Schedule of Receivables, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in the Receivable Files and the Servicer Files, including rights of recourse of the Borrower against the related Originators and/or any Dealer;

(vi) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(vii) all of the Borrower’s interest in all rights to payment under all Insurance Policies with respect to the related Financed Vehicles, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicles and any proceeds from claims or refunds of premiums on any Insurance Policy, and all proceeds thereof;

(viii) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(ix) all of the Borrower’s interest in all rights to payment under all servicer contracts and other contracts and agreements associated with the Receivables and all of the Borrower’s interest in all recourse rights against all related Dealers (excluding any rights in any Dealer reserve and rights under all related Dealer Agreements);

(x) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Receivables, and the related Financed Vehicles;

(xi) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(xii) all of the Borrower’s right, title and interest in and to the Purchase Agreement (including each Transfer Agreement) and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against FC Funding under or in connection with the Purchase Agreement; and

(xiii) all income and proceeds of the foregoing.

(b) The grant under this Section does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) none of the Administrative Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Notwithstanding the foregoing grant of security interest, no account, instrument, chattel paper or other obligation or property of any kind due from, owned by or belonging to a Sanctioned Person shall be Collateral.

(d) Each of the Borrower and the Administrative Agent represents and warrants as to itself that each remittance of Collections by the Borrower to the Administrative Agent under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and the Administrative Agent and (ii) made in the ordinary course of business or financial affairs of the Borrower and the Administrative Agent.

Section 3.02. Release of Collateral; No Legal Title.

(a) At the same time as any Contract (i) expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account or (ii) has been prepaid in full and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Administrative Agent will, to the extent requested by the Servicer, release its interest in such Contract and the related Collateral. In connection with any sale of a Financed Vehicle on or after the occurrence of an event described in clauses (i) or (ii) above or in connection with a Defaulted Receivable, after the deposit by the Servicer of the proceeds of such sale into the Collection Account, the Administrative Agent will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Financed Vehicle; provided, that the Administrative Agent will not make any representation or warranty, express or implied, with respect to any such Financed Vehicle in connection with such sale or transfer and assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 7.03(c) with respect to the proceeds of any such sale.

(b) Upon (i) any release of Receivables and related Collateral in connection with a Securitization or (ii) the Facility Termination Date, the Administrative Agent, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrower to effectuate the release of the relevant portion of the Collateral.

(c) For the avoidance of doubt, (i) the Borrower shall not be permitted to remove any Contract or related Collateral from the lien of this Agreement, (ii) the Borrower shall not be permitted to sell, transfer or assign any Receivable to any party and (iii) the Administrative Agent shall not release its interest in any Contract or related Collateral except in accordance with the provisions of this Section 3.02, Section 2.15, or Section 5.04 of this Agreement or unless the Borrower shall have deposited an amount equal to the Release Price with respect to such Receivable into the Collection Account.

(d) The Administrative Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.

Section 3.03. Protection of Security Interest; Administrative Agent, as Attorney-in-Fact.

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Administrative Agent, at the direction of the Majority Lenders, may deem necessary, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent in the Receivables and the other Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder.

(b) If the Borrower fails to perform any of its obligations hereunder after three (3) Business Days’ written notice from the Administrative Agent or any Secured Party, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses of the Administrative Agent or such Secured Party incurred in connection therewith shall be payable as provided in Article Nine. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Borrower, (i) to execute or cause to be executed on behalf of the Borrower as debtor and to file financing statements upon the direction of the Majority Lenders as being necessary or desirable, in the sole discretion of the Majority Lenders, to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral, and (ii) to file, upon the direction of the Majority Lenders, a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Majority Lenders, in their sole discretion, deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” This appointment is coupled with an interest and is irrevocable.

Section 3.04. Collateral Assignment of the Purchase Agreement. The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has collaterally assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement (including each Transfer Agreement). The Borrower confirms that following the occurrence and continuance of a Termination Event, the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement or any Transfer Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Purchase Agreement or any Transfer Agreement. The Borrower, the Administrative Agent and the Secured Parties agree that such collateral assignment to the Administrative Agent shall terminate upon the Facility Termination Date; provided, however, that the rights of the Administrative Agent and the Secured Parties pursuant to such collateral assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by FC Funding pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such collateral assignment.

Section 3.05. Waiver of Certain Laws. Each of the Borrower, the Servicer, the Backup Servicer and the Collateral Custodian agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Servicer, the Backup Servicer and the Collateral Custodian for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclosure the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 3.06. Appointment; Duties of the Collateral Custodian.

(a) Appointment of Collateral Custodian.

(i) The Administrative Agent, on behalf of the Secured Parties, hereby appoints Deutsche Bank National Trust Company to act as Collateral Custodian under this Agreement.

(ii) Deutsche Bank National Trust Company hereby accepts its appointment as Collateral Custodian hereunder, acknowledges that it is bound by the terms and conditions of this Agreement and agrees that it shall hold and maintain physical possession of all Tangible Contracts and other items of Receivable Files (other than Electronic Contracts) delivered to the Collateral Custodian and “control” (within the meaning of Section 9-105 of the UCC) of all Electronic Contracts relating to the Receivables included in the Collateral pursuant to this Agreement or the Transaction Documents for the benefit of the Administrative Agent and the Secured Parties under the terms of this Agreement, as agent for the Administrative Agent for purposes of perfecting and maintaining the priority of the Administrative Agent’s security interest in the Receivables. Except for actions expressly authorized by this Agreement, the Collateral Custodian shall take no action which would or would be likely to impair the security interests of any Person created or existing in, to or under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle. The Collateral Custodian hereby agrees not to assert (in its individual capacity or otherwise) any Liens or claims of any kind with respect to the Receivable Files held or controlled by it or the related Receivables or any other Collateral and hereby releases and waives any such Liens and claims.

(b) Not later than the third (3rd) Business Day prior to each Addition Date (or, in the case of the Custodial Transition Receivables, the third (3rd) Business Day following the Closing Date), the Servicer shall, on behalf of the Borrower, deliver to the Collateral Custodian a schedule (in an electronic format acceptable to the Collateral Custodian) identifying the Contracts to be included in the Collateral on such Addition Date and (x) in the case of Tangible Contracts, deliver or cause to be delivered, to the Collateral Custodian, physical possession of such Tangible Contracts or (y) in the case of Electronic Contracts, cause such Electronic Contracts to be under the “control” (within the meaning of Section 9-105 of the UCC) of the Collateral Custodian, as agent for the Administrative Agent on behalf of the Secured Parties and deliver or cause to be delivered, to the Collateral Custodian, physical possession of all other items of the related Receivable Files.

(c) Not later than the second (2nd) Business Day after receipt of the Receivable File for one or more Contracts pursuant to clause (b) above and the related schedule of Contracts, the Collateral Custodian shall review all of such Receivable Files so received or such Contracts that the Collateral Custodian has electronic access to, to verify the following information:

1.	The following items set forth in the executed Contract and any modifications thereto agree with the data fields contained in the applicable schedule of Contracts:

a.	Obligor name

b.	Contract date

c.	VIN

d.	Year

e.	Principal Balance (determined with respect to each Contract as of the date on which such Contract was originated)

f.	Annual Percentage Rate (within an accepted variance of plus or minus 0.01%)

2.	The Contract bears an original manual ink signature or electronic signature of the obligor;

3.	Each modification, if any, bears an original manual ink signature or electronic signature of the obligor;

4.	Each modification, if any, conforms to the data fields contained in the applicable schedule of Contracts:

a.	Obligor name

b.	Contract date

5.	Other than with respect to a Refinance Contract, the application for Certificate of Title reflects the applicable Originator or Approved Originator (if any has been identified by the Administrative Agent in writing to the Collateral Custodian) as lienholder;

and issue a Receivable Receipt to the Borrower, the Servicer and the Administrative Agent, with a copy to each Lender Group Agent identified on Schedule A hereto; provided, however, that if one thousand (1,000) or more Contracts are delivered by the Servicer to the Collateral Custodian on any Business Day pursuant to clause (b) above, then such longer time as may be agreed to by the Collateral Custodian, the Administrative Agent and the Servicer; provided¸ further, that with respect to the Custodial Transition Receivables, (x) on the date that is three (3) Business Days following the Closing Date, the Collateral Custodian shall deliver a written notice to the Administrative Agent specifying the number of file boxes received as of such date from each Prior Custodian relating to the Receivables Files for the Custodial Transition Receivables held by such Prior Custodian and (y) the Collateral Custodian shall perform the review described in this clause (c) and issue a Receivable Receipt to the Borrower, the Servicer and the Administrative Agent, with a copy to each Lender Group Agent identified on Schedule A hereto, not later than the last day of the Custodial Transition Period.

(d) Subject to Section 3.07 hereof, DBNTC, as Collateral Custodian, shall maintain physical possession of the Receivable Files (other than Contracts which are Electronic Contracts) which are delivered to it at the offices of Deutsche Bank National Trust Company located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Custody Administration – CR152C. The Collateral Custodian shall notify the Servicer, the Lender Group Agents and the Administrative Agent by written notice of any change in the location where it maintains physical possession of such Receivable Files.

(e) The Collateral Custodian shall carry out such policies and procedures in accordance with its customary actions with respect to the handling, custody and “control” (within the meaning of Section 9-105 of the UCC) of the Contracts so that the integrity and, in the case of the Tangible Contracts, physical possession of such Tangible Contracts, will be maintained. The Collateral Custodian shall maintain the Tangible Contracts segregated on its inventory system and shall not commingle the Tangible Contracts with any other files of any other customer of the Collateral Custodian.

(f) All of the Collateral Custodian’s records pertaining to the Contracts shall contain an indication that such records and the Contracts which are the subject of such records are owned by the Borrower and pledged to the Administrative Agent for the benefit of the Secured Parties. The Collateral Custodian hereby waives any and all rights of offset with respect to any and all Contracts in the Collateral Custodian’s possession or “control” (within the meaning of Section 9-105 of the UCC), whether such right of offset arises by contract, operation of law or otherwise. The Collateral Custodian shall hold the Receivable Files (other than Contracts which are Electronic Contracts) in its secure and fire resistant facilities under its exclusive custody and control in accordance with customary standards for such custody. If any of the Secured Parties suffers or incurs costs, expenses, losses or damages as a result of the destruction or loss of any of the Receivable Files while in the possession of the Collateral Custodian, the Collateral Custodian shall, (i) at the request of the Administrative Agent or any Lender Group Agent, make any appropriate claim under any bond or insurance, and (ii) to the extent of such Secured Party’s costs, expenses, losses or damages, promptly pay the proceeds thereof to such Secured Party unless the Collateral Custodian has replaced the lost or destroyed items or has otherwise reimbursed such Secured Party for such losses or damages.

(g) The Collateral Custodian shall not deliver physical possession of, or otherwise transfer, assign, pledge, mortgage, convey or dispose of any Receivable Files in its possession or under its “control” (within the meaning of Section 9-105 of the UCC) to any Person except (i) as provided in Section 3.07 and (ii) upon termination of duties as Collateral Custodian in accordance with Section 3.15.

(h) The Collateral Custodian hereby acknowledges and agrees that in the event that the Collateral Custodian shall either be terminated or resign pursuant to Section 3.15, the Collateral Custodian:

(i) shall deliver possession and/or “control” (within the meaning of Section 9-105 of the UCC) to the successor Collateral Custodian appointed pursuant to the terms of this Agreement at such place or in such manner as the successor Collateral Custodian may reasonably designate with the consent of the Majority Lenders;

(ii) shall maintain physical possession of the Tangible Contracts and the other items in the Receivable Files (other than Contracts which are Electronic Contracts) and “control” (within the meaning of Section 9-105 of the UCC) of the Electronic Contracts and continue in the performance of its duties and the enjoyment of its rights under this Agreement, until the due appointment of a successor custodian and the orderly transfer of the Receivable Files to the successor Collateral Custodian; and

(iii) shall maintain all information obtained by it regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Agreement or otherwise, in confidence and shall not disclose any such information to any other Person, unless such disclosure is reasonably incident to the performance of its duties and obligations under this Agreement or is required under any Applicable Law.

Section 3.07. Access to Receivable Files; Release of Receivable Files.

(a) The Collateral Custodian shall permit inspection at all reasonable times upon at least two (2) Business Days prior written notice during regular business hours by the Administrative Agent, the Servicer and the Lenders (or by such Person’s respective auditors when requested such Person) of the Receivable Files in its physical possession or “control” (within the meaning of Section 9-105 of the UCC) and the records of the Collateral Custodian relating to this Agreement and the Administrative Agent (or its auditors when requested by the Administrative Agent and the Servicer in writing) shall be permitted to make copies of the Receivable Files in its possession and the records of the Collateral Custodian relating to this Agreement. All expenses incurred in connection with this Section 3.07(a) shall be borne by the requesting party.

(b) From time to time and as appropriate for the enforcement or servicing any of the Receivables, the Collateral Custodian is hereby authorized, upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit K, to release to the Servicer one or more Tangible Contracts set forth in the Servicer’s request.

(c) All Tangible Contracts so released to the Servicer shall be held by the Servicer in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian each such Tangible Contract when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Receivable shall be liquidated, in which case, upon receipt of an additional request for release and receipt certifying such liquidation from the Servicer to the Collateral Custodian in the form annexed hereto as Exhibit K (which certification shall include a statement to the effect that all amounts received in connection with such Receivable have been credited to the Collection Account as provided in this Agreement), the related Tangible Contracts shall be considered released and the Collateral Custodian shall not have any further obligations with respect thereto.

(d) The Borrower or the Servicer may require that the Collateral Custodian release each Receivable File (i) delivered to the Collateral Custodian in error, (ii) as to which the Lien on the related Receivable has been released pursuant to Section 2.15 or Section 3.02 or (iii) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian, the Lender Group Agents and the Administrative Agent a written request in the form of Exhibit K hereto (signed by the Borrower, or the Servicer, as applicable, and, in each case, by the Administrative Agent) specifying the Receivable Files to be so released and reciting that the conditions to such release have been met (and specifying the section or sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for release executed by the Borrower, or the Servicer, as applicable, and, in each case, by the Administrative Agent (acting with the consent of the Majority Lenders) promptly, but in any event within five (5) Business Days, release the Receivable Files so requested to the Borrower.

(e) The Collateral Custodian shall promptly deliver to the Administrative Agent or its designee any or all Contracts and other items of Collateral in the Collateral Custodian’s custody or under its “control” (within the meaning of Section 9-105 of the UCC) upon the written request of an Authorized Officer of the Administrative Agent as provided herein. The Administrative Agent shall promptly provide the Borrower and the Servicer with a copy of any such request delivered to the Collateral Custodian.

(f) The Collateral Custodian shall generate and at all times maintain a Master Custodial Report and a Master Exception Report. Any and all Receivable Files which have been delivered to the Collateral Custodian shall be included in the Master Custodial Report and the Master Exception Report.

(i) The Collateral Custodian shall (x) within two (2) Business Days after any reasonable written request by the Administrative Agent, (y) on the Closing Date and each Addition Date and (z) on the last day of the Custodial Transition Period, deliver to the Administrative Agent and the Borrower a Master Custodial Report and a Master Exception Report.

(ii) The Collateral Custodian shall, in a timely manner upon its receipt of any item listed on a Master Exception Report or other resolution of an Exception, update the Master Exception Report.

(g) With respect to any release under Section 3.07(b), (c) or (d) hereof, written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the delivery of any Tangible Contracts and other Receivable Files (other than Contracts which are Electronic Contracts) in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower, the Servicer or the Administrative Agent, as applicable, to the Collateral Custodian prior to any shipment thereof pursuant to the request of the Borrower, the Servicer or Administrative Agent, as applicable, hereunder. The Borrower, the Servicer or the Administrative Agent, as applicable, will arrange for the provision of such services at the Borrower’s sole cost and expense (which shall be paid out of funds pursuant to Section 2.08 or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and will maintain such insurance against loss or damage to the Receivable Files as the Borrower and the Servicer reasonably deem appropriate.

Section 3.08. Compensation and Indemnification of Collateral Custodian.

(a) The Collateral Custodian shall be compensated for its activities hereunder by receiving the Collateral Custodian Fee in accordance with Section 2.12(b) to the extent of Available Funds pursuant to Section 2.08.

(b) The Borrower shall indemnify the Collateral Custodian and its officers, directors, employees and agents for, and hold them harmless against any loss, liability or expense incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Collateral Custodian, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. All such amounts shall be payable from amounts paid to the Borrower in accordance with Section 2.08. The provisions of this Section shall survive the termination of this Agreement.

Section 3.09. Representations, Warranties and Covenants of the Collateral Custodian. The Collateral Custodian makes the following representations, warranties and covenants, and further agrees that the Secured Parties shall be deemed to have relied upon such representations, warranties and covenants in entering into this Agreement:

(a) Organization and Good Standing. DBNTC is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, and has full power, authority and legal right to conduct its business as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Authorization. The execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by DBNTC by all necessary corporate action on the part of DBNTC.

(c) Binding Obligation. This Agreement and each of the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of DBNTC, enforceable in accordance with its terms, except as enforceability may be limited by applicable Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which DBNTC is a party, and the performance of the transactions contemplated thereby and the fulfillment of the terms thereof applicable to DBNTC as Collateral Custodian, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to DBNTC or any Contractual Obligation, in each case, which conflict, violation, breach or default would have a material adverse effect on its execution, delivery and performance of this Agreement or the Transaction Documents to which it is a party.

(e) Proceedings. To its knowledge, no proceeding of any kind, including litigation, arbitration, judicial or administrative, is pending or, to its knowledge, threatened against DBNTC which would under any circumstance have a material adverse effect on the execution, delivery, performance or enforceability of this Agreement by DBNTC or any other Transaction Document to which the Collateral Custodian is a party.

(f) Control Status. DBNTC is not an Affiliate of either the Borrower or the initial Servicer, and covenants and agrees with the Administrative Agent that prior to any such affiliation in the future, DBNTC shall promptly notify the Administrative Agent and the Lender Group Agents.

Section 3.10. Covenants of the Collateral Custodian.

(a) Affirmative Covenants. From the date hereof until the Facility Termination Date:

(i) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Laws and will comply with all of its obligations hereunder in accordance with the terms hereof.

(ii) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(b) Negative Covenants. From the date hereof until the Facility Termination Date:

(i) Contracts. The Collateral Custodian will not assign, transfer, convey, deliver or dispose, or relinquish “control” (within the meaning of Section 9-105 of the UCC), of any Contract or other document evidencing or relating to any of the Collateral or any of the Collateral except as contemplated by this Agreement.

(ii) No Changes in Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee without the prior written approval of the Borrower and the Majority Lenders.

Section 3.11. Liability of the Collateral Custodian.

(a) The Collateral Custodian shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Collateral Custodian in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Collateral Custodian and, in the absence of gross negligence, willful misconduct or bad faith on the part of the Collateral Custodian, the Collateral Custodian may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Custodian pursuant to and conforming to the requirements of this Agreement.

(b) The Collateral Custodian shall not be liable for:

(i) an error of judgment made in good faith by one of its officers; or

(ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Custodian under this Agreement;

in each case unless it shall be proved that the Collateral Custodian shall have been grossly negligent or acted in bad faith or with willful misconduct in ascertaining the pertinent facts.

(c) The Collateral Custodian shall not be charged with knowledge of any Termination Event or Servicer Termination Event unless an Authorized Officer of the Collateral Custodian obtains actual knowledge of such event or the Collateral Custodian receives written notice of such event from the Borrower, the Servicer, any Secured Party or the Administrative Agent, as the case may be.

(d) Without limiting the generality of this Section, the Collateral Custodian shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iv) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Collateral Custodian pursuant to this Agreement believed by the Collateral Custodian to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables under this Agreement.

(e) The Collateral Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Custodian to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

(f) The Collateral Custodian may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, certificate of auditors or any other certificate, statement (including those in a request for release), instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) The Collateral Custodian may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Collateral Custodian in good faith and in accordance therewith.

(h) The Collateral Custodian shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Transaction Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent or any Lender Group Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Lender Group Agent shall have offered to the Collateral Custodian reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(i) The Collateral Custodian shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Collateral Custodian of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Custodian, not reasonably assured by the Borrower, the Collateral Custodian may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Collateral Custodian, shall be reimbursed by the Borrower to the extent of funds available therefor pursuant to Section 2.08.

(j) Nothing in this Agreement shall be deemed to require Collateral Custodian to determine whether there are any prior or adverse interests in any Receivable File, including, without limitation, interests for which Collateral Custodian may act as agent; provided, however, that (i) nothing in this sentence shall be deemed to relieve the Collateral Custodian from any duties assigned to it hereunder with respect to such Contracts and (ii) the Collateral Custodian shall promptly notify the Administrative Agent if an officer of the Collateral Custodian having daily responsibilities for administering the transactions contemplated herein has actual knowledge that there exists any prior or adverse interests in any Contract.

(k) The Collateral Custodian shall not be responsible for the acts or omissions of the Administrative Agent, the Borrower, the Servicer, the Paying Agent, any Lender Group Agents, the Hedge Counterparty or any other Person.

(l) The Collateral Custodian shall not be liable for any loss of a Receivable File by the E-Vault Provider or corruption of any data, information or integrity of a Receivable File by reason of the E-Vault Provider system. The Collateral Custodian shall not be responsible for any fees or costs associated with the Receivables being maintained by DocuSign or any other E-Vault Provider. The Collateral Custodian is hereby authorized and directed to enter into any agreement with any E-Vault Provider as part of the Electronic Contract Eligibility Conditions in its capacity as Collateral Custodian on behalf of and for the benefit of the Lender Group Agents; provided, however, the Collateral Custodian shall not be required to enter into any such agreement with an E-Vault Provider unless such agreement is acceptable in form and substance to the Collateral Custodian in its sole discretion.

(m) The Collateral Custodian makes no representations as to (i) the validity, legality, perfection, priority, enforceability, recordability, ownership, title, sufficiency, due authorization or genuineness of any of the documents contained in any Receivable File or of any of the Contracts or (ii) the collectability, insurability, effectiveness or suitability of any such Contract.

(n) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the Patriot Act (“Money Laundering Law”), the Collateral Custodian is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Custodian to comply with Money Laundering Law.

Section 3.12. Certain Matters Affecting the Collateral Custodian.

(a) The Collateral Custodian shall have no duties or responsibilities except those that are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Collateral Custodian. The Collateral Custodian shall be under no responsibility or duty with respect to the disposition of any Contracts while such Contracts are not in its possession or “control” (within the meaning of Section 9-105 of the UCC). If the Collateral Custodian shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Collateral Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Collateral Custodian shall have received written instructions from the Administrative Agent or the Servicer, as applicable without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other person.

(b) The Collateral Custodian may act in reliance upon any written communication of the Administrative Agent concerning the delivery, possession or “control” (within the meaning of Section 9-105 of the UCC) of the Contracts pursuant to this Agreement. The Collateral Custodian does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. The Collateral Custodian shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct. In no event shall the Collateral Custodian have any responsibility to ascertain or take action with respect to the Contracts or other Collateral, except as expressly provided herein.

(c) If the Collateral Custodian shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Collateral Custodian shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Collateral Custodian, the Collateral Custodian may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, any Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Custodian may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Servicer and the other parties to this Agreement will hold the Collateral Custodian harmless from any claims that may arise or be asserted against the Collateral Custodian because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Collateral Custodian shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, except as may otherwise be specifically set forth herein. The Collateral Custodian may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Collateral Custodian in good faith in accordance therewith.

(d) In the event the Collateral Custodian loses or misplaces any Tangible Contract, or if any Tangible Contract is destroyed or damaged while in the possession of the Collateral Custodian, then, in addition to any other liability the Collateral Custodian may have in respect thereof pursuant to the terms of this Agreement or otherwise, the Collateral Custodian agrees to execute and deliver to the Administrative Agent and the Lender Group Agents, upon the Administrative Agent’s written request, an affidavit stating that such Tangible Contract has been lost or destroyed, as applicable, and, if necessary, such other affidavits or certificates as maybe reasonably necessary to obtain a replacement Tangible Contract.

(e) The Collateral Custodian is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Collateral Custodian is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

Section 3.13. Merger, Conversion, Consolidation of, or Succession to Business of, the Collateral Custodian. Any Person into which the Collateral Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Collateral Custodian shall be a party, or any Person succeeding to the business of the Collateral Custodian, shall be the successor of the Collateral Custodian under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.14. [Reserved].

Section 3.15. Termination.

(a) The Collateral Custodian may:

(i) terminate its obligations as Collateral Custodian under this Agreement (subject to Sections 3.15(b) and 3.15(d)) upon at least 30 days’ prior written notice to the Borrower, the Servicer, the Hedge Counterparty, the Lender Group Agents and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent and the Majority Lenders, such resignation shall not be effective until a successor Collateral Custodian reasonably acceptable to the Administrative Agent and the Majority Lenders shall have accepted appointment as Collateral Custodian, pursuant to Section 3.15(b) and shall have agreed to be bound by the terms of this Agreement; or

(ii) be removed at any time by written demand, of the Administrative Agent and the Majority Lenders, delivered to the Collateral Custodian, the Borrower and the Servicer.

In the event of such termination or removal, the Administrative Agent (acting on instructions from the Majority Lenders) shall appoint a successor collateral custodian and will make reasonable efforts to appoint a successor collateral custodian reasonably acceptable to the Servicer. If, however, a successor collateral custodian is not appointed by the Borrower or the Administrative Agent within 90 days after the giving of notice of resignation, the Collateral Custodian may petition a court of competent jurisdiction for the appointment of a successor collateral custodian.

(b) Upon the effectiveness of any such resignation or termination, the Collateral Custodian shall promptly transfer to the successor custodian, as directed by the Administrative Agent, all Contracts being held by or under the “control” (within the meaning of Section 9-105 of the UCC) of the Collateral Custodian under this Agreement.

(c) Any successor Collateral Custodian appointed pursuant to Section 3.15(a) shall (i) execute, acknowledge, and deliver to the Servicer, the Administrative Agent, the Lender Group Agents and to the predecessor Collateral Custodian an instrument accepting such appointment under this Agreement and (ii) be a Qualified Institution and shall have been approved by the Majority Lenders. Thereupon, the resignation or removal of the predecessor Collateral Custodian shall become effective and such successor Collateral Custodian, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Collateral Custodian under this Agreement, with like effect as if originally named as Collateral Custodian. The predecessor Collateral Custodian shall upon payment of its fees and expenses deliver to the successor Collateral Custodian all documents and statements and monies held by it under this Agreement; and the Servicer, the Administrative Agent and the predecessor Collateral Custodian shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Collateral Custodian all such rights, powers, duties, and obligations.

(d) In the event the Collateral Custodian’s appointment hereunder is terminated without cause, the Servicer shall reimburse the Collateral Custodian for the reasonable out-of-pocket expenses of the Collateral Custodian incurred in transferring possession or “control” (within the meaning of Section 9-105 of the UCC) of the Contracts to the successor Collateral Custodian.

ARTICLE FOUR

CONDITIONS PRECEDENT

Section 4.01. Conditions to Effectiveness of Agreement. This Agreement shall not become effective until all of the following conditions have been satisfied in the sole discretion of the Administrative Agent:

(a) Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent and the Lender Group Agents shall have received those items specified in the Schedule of Documents, each in form and substance satisfactory to the Administrative Agent and the Lender Group Agents.

(b) The Borrower and FCA shall have paid all fees, costs and expenses required to be paid by them on the Closing Date hereunder and under the other Transaction Documents.

Section 4.02. Conditions Precedent to All Loans. Except as otherwise provided below, each request for a Loan (including the Initial Loan) by the Borrower to a Lender shall be subject to the conditions precedent that:

(a) The Borrower shall have delivered to the Administrative Agent all of the documents required pursuant to Section 2.01(b), at the times and in the forms required in such section.

(b) With respect to any Loan (including the Initial Loan) in connection with which Eligible Receivables are being added to the Collateral, the Servicer shall have delivered to the Administrative Agent and each Lender Group Agent, on or prior to the date of such Loan in form and substance satisfactory to the Administrative Agent, (x) a Transfer Agreement, (y) except with respect to Non-Custodial Receivables, to the extent not incorporated into the Funding Request, in respect to each Receivable identified as an “Eligible Receivable” or a “Portfolio Purchase Receivable” in the related Borrowing Base calculation either (i) a duly executed Receivable Receipt from the Collateral Custodian for the related Receivable File or (ii) with respect to a Custodial Transition Receivables during the Custodial Transition Period, a receivables receipt in form and substance satisfactory to the Joint Structuring and Syndication Agents from the applicable Prior Custodian acknowledging that such Receivable File is in such Prior Custodian’s possession as of the date immediately preceding the Closing Date and (z) a current Master Custodial Report and Master Exception Report.

(c) On the date of such Loan, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of the Collateral:

(i) all requirements, conditions and limitations imposed in Section 2.01 in connection with Borrower’s request for, and Lenders’ funding of, a Loan shall have been satisfied and complied with as of such day;

(ii) the representations and warranties contained in Sections 5.01 and 5.02 and the other Transaction Documents are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation and warranty expressly refers to an earlier date); and

(iii) no event has occurred and is continuing, or would result from such transaction that constitutes (i) a Termination Event or Unmatured Termination Event or (ii) a Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event; provided, that if (x) a Borrowing Base Deficiency exists as a result of a change in the Advance Rate or the Legacy Receivables Advance Rate, and (y) no Termination Event, Unmatured Termination Event or Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event, shall have occurred and be continuing, then the foregoing conditions of this clause shall not prevent a Loan being made if, after giving effect to such Loan and the application of the proceeds thereof, no Borrowing Base Deficiency would exist.

(d) The Collateral Custodian shall have physical possession of, or “control” (within the meaning of Section 9-105 of the UCC) over, each related Contract.

(e) The Loans Outstanding shall not exceed the Aggregate Commitment.

(f) The Borrower shall be in compliance with Section 6.03 of this Agreement, if applicable, and with all requirements of any Hedging Agreement required thereby.

Section 4.03. Conditions to Funding Delayed Funding Shortfall Amount. The funding of a Delayed Funding Shortfall Amount on a Delayed Funding Date is subject to the conditions (and each funding of a Delayed Funding Shortfall Amount on a Delayed Funding Date shall constitute the Borrower’s representation and warranty that the following conditions precedent have been satisfied as of the related Delayed Funding Date) that no an Early Amortization Event pursuant to Section 8.01(a)(iii) hereof has occurred and is continuing as of the related Delayed Funding Date.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants, as of the Closing Date and as of each Addition Date:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables and the other Collateral).

(c) Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver the Borrower Transaction Documents, (B) carry out the terms of the Borrower Transaction Documents and (C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of the Borrower Transaction Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.

(d) No Violation. The consummation of the transactions contemplated by the Borrower Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Formation Documents or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Borrower Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect.

(f) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of the Borrower Transaction Documents have been obtained.

(g) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Borrower.

(h) Solvency. The transactions contemplated by the Borrower Transaction Documents do not and will not render the Borrower not Solvent.

(i) Selection Procedures. No procedures intended to be or believed by the Borrower to be, adverse to the interests of the Lenders were utilized by the Borrower in identifying and/or selecting Receivables when compared to (i) the Contracts remaining in the Servicing Portfolio and (ii) the Contracts owned by FCA, CF Capital, FC Funding, FC HoldCo or any Subsidiary thereof in connection with warehouse financing arrangements (if any) designed to fund the acquisition of assets similar to the Receivables, in each case taking into consideration applicable eligibility criteria and concentration limits.

(j) Taxes. The Borrower has filed all federal, State and local Tax returns or caused to be filed all such Tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(k) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loans and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

(l) Quality of Title. Each Receivable, together with the Contract related thereto that is part of the Collateral, is owned by the Borrower free and clear of any Lien except for Permitted Liens, and upon the Initial Loan or each Subsequent Loan, the Administrative Agent, as agent for the Secured Parties, shall acquire a valid and perfected first priority security interest in each Receivable and in the other Collateral then existing or thereafter arising, free and clear of any Lien, other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) the Borrower in accordance with the Purchase Agreement or (ii) the Administrative Agent in accordance with this Agreement.

(m) Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent, as secured party and the Borrower as debtor, or upon the Collateral Custodian obtaining control, in the case of that portion of the Collateral which constitutes chattel paper, the Administrative Agent, as agent for the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral have been (or prior to the applicable Loan will be) made.

(n) Reports Accurate. All Monthly Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to the Administrative Agent, the Collateral Custodian, the Backup Servicer, the Paying Agent and any Secured Party in connection with this Agreement are true, complete and correct as of the date specified therein or the date so furnished.

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records are located at the address of the Borrower set forth in Schedule D hereto (or at such other locations as to which the notice and other requirements specified in Section 6.02(f) shall have been satisfied).

(p) Lockbox; Accounts. The addresses of the Lockboxes and the account numbers of the Lockbox Accounts are as specified in Schedule H (as amended and updated from time to time). The Lockboxes set forth on Schedule H are the only addresses to which Obligors have been directed to make payment by check in respect of the Receivables. The Lockbox Accounts set forth on Schedule H (as amended and updated from time to time) are the only accounts to which Obligors remit Collections by wire transfer or electronic funds transfer. The Borrower has not granted any Person, other than the Administrative Agent, dominion or control of any Lockbox or Lockbox Account (other than the Lockbox Processor) or the Master Collection Account (other than the Master Collection Account Trustee) or the right to take control of any Lockbox or Lockbox Account or the Master Collection Account at a future time or upon the occurrence of a future event. The Lockbox Accounts are “deposit accounts” (under and as defined in the relevant UCC) and the Reserve Account and the Collection Account are “securities accounts” (under and as defined in the relevant UCC). The Administrative Agent has a valid and perfected first priority security interest in the Reserve Account, the Hedge Reserve Account and the Collection Account. The Administrative Agent has a valid and perfected first priority security interest in each Lockbox Account.

(q) Tradenames and Place of Business. (i) The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business and (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth on the signature pages hereto and has been so for the last four months.

(r) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower purchases Receivables and the related Contracts.

(s) Value Given. The Borrower shall have given reasonably equivalent value to FC Funding in consideration for the transfer to the Borrower of the Receivables and the related Collateral under the Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by FC Funding to the Borrower and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t) Accounting. The Borrower accounts for the transfers to it from FC Funding of the Receivables and related Collateral under the Purchase Agreement as sales of such Receivables and related Collateral in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(u) Special Purpose Entity. The Borrower is in compliance with Section 6.02(n).

(v) Tax Status. The Borrower has not elected and will not elect to be treated as a corporation, or has not otherwise become and will not otherwise become treated as a corporation, for U.S. federal income tax purposes.

(w) Rule 3a-7 Eligibility. Each Note is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act.

(x) Investment Company Act. The Borrower (i) is not a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and (ii) is not an “investment company” within the meaning of the Investment Company Act. The Borrower relies on an exemption from the definition of “investment company” under the Investment Company Act in Section 3(c)(5) of the Investment Company Act, although there may be additional applicable exclusions or exemptions.

(y) ERISA. The Borrower does not maintain any Benefit Plans and has no employees.

(z) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Transaction Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.

(aa) Representations and Warranties in Purchase Agreement. The representations and warranties made by FC Funding, FCA and CF Capital to the Borrower in the Purchase Agreement are hereby remade by the Borrower on each date to which they speak in the Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this Section, such representations and warranties are incorporated herein by reference as if made by the Borrower to the Administrative Agent and to each of the Secured Parties under the terms hereof mutatis mutandis.

(bb) Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Affiliates, officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or its Affiliates, directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No Loans, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Section 5.02. Representations and Warranties of the Borrower Relating to this Agreement and the Receivables. The Borrower represents and warrants, as of the Closing Date and as of each Addition Date:

(a) Binding Obligation. Each Borrower Transaction Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Security Interest. This Agreement constitutes a grant of a security interest in all Collateral to the Administrative Agent which upon the filing of financing statements in the applicable jurisdictions and, in the case of Subsequent Receivables in connection with the applicable Subsequent Loan, shall be a first priority perfected security interest in all Collateral, subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in any Account Collateral and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property. The representations and warranties contained in Schedule F are true and correct in all material respects.

(c) Eligibility of Receivables.

(i) As of the Closing Date, (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is an accurate and complete listing in all material respects of the Receivables constituting a portion of the Collateral as of the date of the Initial Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) (i) each such Receivable (other than a Portfolio Purchase Receivable) is an Eligible Receivable and (ii) each Receivable designated in such Funding Request as a “Portfolio Purchase Receivable” satisfies the definition thereof, (C) each such Receivable and the related Financed Vehicle is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws and (D) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect.

(ii) On each Addition Date, the Borrower shall be deemed to represent and warrant that (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is an accurate and complete listing in all material respects of the Receivables (including the Subsequent Receivables being transferred on such Addition Date) constituting a portion of the Collateral as of the date of the Subsequent Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each such Subsequent Receivable referenced on the related Funding Request delivered pursuant to Section 2.01 is an Eligible Receivable, (C) each such Subsequent Receivable and the related Collateral is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws, (D) with respect to each such Receivable, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral have been duly obtained, effected or given and are in full force and effect and (E) the representations and warranties set forth in Section 5.02 are true and correct with respect to each Receivable pledged on such day as if made on such day (except to the extent any such representation and warranty expressly refers to an earlier date).

Section 5.03. Representations and Warranties of the Servicer. The initial Servicer represents and warrants, as of the Closing Date and each Addition Date:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the origination and servicing of the Receivables, requires such qualification, licenses or approvals, except where failure not to comply would not have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver the Servicer Transaction Documents and (B) carry out the terms of the Servicer Transaction Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Transaction.

(d) Binding Obligation. Each Servicer Transaction Document constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by the Servicer Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such certificate of incorporation, bylaws or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, except where failure would not have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Servicer Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Transaction Document, (iii) challenging the enforceability of a material portion of the Receivables or (iv) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer the Servicer Transaction Documents have been obtained.

(h) Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Administrative Agent, the Collateral Custodian, the Backup Servicer, the Paying Agent or any Secured Party in connection with this Agreement are accurate, true and correct.

(i) Solvency. The transactions contemplated by the Transaction Documents do not and will not render the Servicer not Solvent.

(j) Taxes. The Servicer has filed or caused to be filed all tax returns that are required to be filed by it. The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien (other than a Permitted Lien) has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(k) Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder. For the avoidance of doubt, in no event shall this representation by the Servicer be considered a guaranty of the payment by an Obligor or a guaranty that an Obligor will make a payments on the related Receivable.

(l) Compliance with Credit and Collection Policy. The Servicer has, with respect to the Receivables, complied in all material respects with the Credit and Collection Policy.

(m) Lockbox; Accounts. The addresses of the Lockboxes and the account numbers of the Lockbox Accounts are as specified in Schedule H (as amended and updated from time to time). The Lockboxes set forth on Schedule H (as amended and updated from time to time) are the only addresses to which Obligors have been directed to make payment by check in respect of the Receivables. The Lockbox Accounts set forth on Schedule H (as amended and updated from time to time) are the only accounts to which Obligors remit Collections by wire transfer or electronic funds transfer. Neither FCA nor CF Capital has granted any Person, other than the Administrative Agent, dominion or control of any Lockbox or Lockbox Account (other than the Lockbox Processor) or the Master Collection Account (other than the Master Collection Account Trustee), or the right to take control of any Lockbox or Lockbox Account or the Master Collection Account at a future time or upon the occurrence of a future event. The Lockbox Accounts, the Master Collection Account, the Reserve Account and the Collection Account are “deposit accounts” (under and as defined in the relevant UCC) or “securities accounts” (under and as defined in the relevant UCC). The Administrative Agent has a valid and perfected first priority security interest in the Reserve Account, the Hedge Reserve Account and the Collection Account.

(n) Anti-Corruption Laws and Sanctions. Each of the Transaction Parties has implemented and maintains in effect policies and procedures designed to ensure compliance by the Transaction Parties and their respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each of the Transaction Parties, their respective Subsidiaries and Affiliates and their respective officers and employees and to the knowledge of such Transaction Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Transaction Parties, any Subsidiary or Affiliate or any of their respective directors, officers or employees, or (b) to the knowledge of the applicable Transaction Party, any agent of such Transaction Party or any Subsidiary or Affiliate that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person.

Section 5.04. Exercise of Rights under Purchase Agreement. The Borrower shall exercise its rights under Section 6.01 of the Purchase Agreement to require the Seller to repurchase any Receivable as to which an event described in such Section has occurred in accordance with the terms of the Purchase Agreement. Upon receipt of the Release Price in the Collection Account for any Receivable repurchased pursuant to Section 6.01 of the Purchase Agreement as provided therein, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Receivable and all future monies due or to become due with respect thereto, all proceeds of such Receivable and Liquidation Proceeds and Insurance Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing. The Administrative Agent shall, at the sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such Receivable pursuant to this subsection.

Section 5.05. Representations and Warranties of the Backup Servicer. The Backup Servicer represents and warrants as follows:

(a) Organization and Good Standing. The Backup Servicer has been duly organized, and is validly existing as a national banking association and in good standing under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Power and Authority; Due Authorization. The Backup Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and (B) carry out the terms of this Agreement and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of this Agreement.

(c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Backup Servicer enforceable against the Backup Servicer in accordance with its terms.

(d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Backup Servicer’s organizational documents or any Contractual Obligation of the Backup Servicer, (ii) result in the creation or imposition of any Lien upon any of the Backup Servicer’s properties pursuant to the terms of any such organizational documents or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Backup Servicer, threatened against the Backup Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) challenging the enforceability of a material portion of the Receivables or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Backup Servicer of this Agreement have been obtained.

ARTICLE SIX

COVENANTS

Section 6.01. Affirmative Covenants of the Borrower. From the date hereof until the Facility Termination Date:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables and related Financed Vehicles.

(b) Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Contracts. The Borrower will (or will cause the Servicer to on its behalf), at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts in and all other agreements related to such Contracts.

(d) Keeping of Records and Books of Account. The Borrower will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

(e) Borrower Assets. With respect to each Receivable, the Borrower will: (i) acquire such Receivable pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) listing FC Funding as debtor in all necessary or appropriate filing offices (and will cause FC Funding to obtain similar financing statements from each Originator from which it acquired the Receivables), and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrative Agent may reasonably request, including the filing of financing statements listing the Administrative Agent as secured party, to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) [Reserved].

(g) Separate Corporate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.02(n).

(h) Credit and Collection Policy. The Borrower will, to the extent applicable, comply with the Credit and Collection Policy with respect to each Receivable.

(i) Termination Events. The Borrower will provide the Administrative Agent and each Hedge Counterparty with written notice immediately following the occurrence of each Termination Event and each Unmatured Termination Event and, no later than three Business Days following the actual knowledge of the occurrence thereof, the Borrower will provide to the Administrative Agent and each Hedge Counterparty an Officer’s Certificate setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(j) Taxes. The Borrower will file and pay any and all Taxes, including those required to meet its obligations under the Transaction Documents (other than any amount of Tax, the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of the Borrower).

(k) Use of Proceeds. The Borrower will use the Principal Amounts only to acquire Receivables pursuant to the Purchase Agreement.

(l) [Reserved].

(m) Reporting. The Borrower will maintain for itself a system of accounting established and administered in accordance with GAAP and furnish or cause to be furnished to the Administrative Agent and each Hedge Counterparty (and to the Backup Servicer in the case of (vii) and (viii)):

(i) Monthly Reports. Not later than each Determination Date, a Monthly Report.

(ii) Income Tax Liability. Within ten Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any Affiliated Group (within the meaning of Section 1504(a)(l) of the Code) which equal or exceed $1,000,000 in the aggregate, telephonic, telex or telecopied notice (confirmed in writing within five Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iii) Tax Returns. Upon demand by the Administrative Agent, acting at the direction of any Secured Party, copies of all federal, State and local Tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like taxes).

(iv) Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower.

(v) Representations. Promptly upon receiving knowledge of same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 5.01 or 5.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of such representations and warranties untrue at the date when they were made or deemed to have been made.

(vi) ERISA. Promptly after receiving notice of any Reportable Event with respect to the Borrower (or any ERISA Affiliate), a copy of such notice.

(vii) Proceedings. As soon as possible and in any event within three Business Days after any executive officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Affiliates.

(viii) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect.

(n) Accounting Policy. The Borrower will promptly notify the Administrative Agent of any material change in the Borrower’s accounting policies.

(o) Notice Regarding Collateral. The Borrower shall advise the Administrative Agent in writing promptly, in reasonable detail of (i) any Lien asserted or claim made against any portion of the Collateral, (ii) the occurrence of any breach by the Borrower of any of its representations, warranties and covenants contained herein and (iii) the occurrence of any other event which would have a Material Adverse Effect.

(p) Collections. The Borrower will (or will cause the Servicer to on its behalf) (i) direct all Obligors to remit Collections directly to a Lockbox or a Lockbox Account, (ii) cause all proceeds from all Lockboxes to be directly deposited by the Lockbox Processor or a Lockbox Bank into a Lockbox Account and (iii) cause each Lockbox and Lockbox Account to be subject at all times to a Control Agreement or the Lockbox Processing Agreement, as applicable, which is in full force and effect. In the event any payments relating to Receivables are remitted directly to the Borrower or any Affiliate of the Borrower, the Borrower will remit (or will cause all such payments to be remitted) directly to a Lockbox Bank and deposited into a Lockbox Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Secured Parties.

(q) Other. The Borrower will furnish to the Administrative Agent and the Lender Group Agents promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, FC Funding, FCA or CF Capital (including, without limitation, the Required Data) as the Administrative Agent and/or any Lender Group Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the Secured Parties under or as contemplated by this Agreement.

(r) Certificate of Title Opinion. Upon the request of the Administrative Agent, the Borrower will within 30 days of such request furnish to the Administrative Agent and the Lenders favorable Opinions of Counsel for the Borrower (which counsel, and the form and substance of such Opinions of Counsel, shall be reasonably satisfactory to the Administrative Agent) in each state in which the aggregate Receivables Balance having Obligors with mailing addresses in such state equals or exceeds 10% of the Aggregate Receivables Balance, as to the requirements in each such state for the assignment of a security interest in the applicable Financed Vehicles. Such Opinion of Counsel shall, subject to reasonable and customary assumptions and qualifications, conclude that the security interest of the Administrative Agent in the applicable Financed Vehicles in such state will be perfected and may be enforced by the Administrative Agent notwithstanding the absence of a notation of the assignment of the security interest of the applicable Originator to the Administrative Agent on the related Certificate of Title.

(s) Due Diligence Visits. The Borrower shall permit the Administrative Agent, the Backup Servicer and each Lender, upon five (5) Business Days’ prior written notice and during the Borrower’s regular business hours, each at its own expense, to periodically review the Borrower’s records in order to assess compliance by the Borrower with the Borrower’s written policies and procedures and the Transaction Documents, as well as internal controls and procedures and other matters, and discuss the affairs of the Borrower with its officers and employees, and may conduct a review of the Receivables and Servicer Files in conjunction with such review; provided that (i) the Lender Group Agents shall use commercially reasonable efforts to coordinate such visits through the Joint Structuring and Syndication Agents, (ii) prior to the occurrence of a Termination Event, no more than one such due diligence visit will be permitted by each Lender Group Agent per calendar year and (iii) after the occurrence of a Termination Event, there will be no limit on the number of such diligence visits. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Neither the Borrower nor the Servicer shall be liable for any costs or expenses incurred by the Administrative Agent or any Lender in connection with any actions taken by such Person pursuant to this Section 6.01(s).

(t) Anti-Corruption Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and each of its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(u) Electronic Contract Eligibility Conditions. The Borrower shall use commercially reasonable efforts to ensure that the Electronic Contract Eligibility Conditions are satisfied as of the Electronic Contract Compliance Date. If, in connection with the satisfaction of the Electronic Contract Eligibility Conditions, the Borrower has engaged eOriginal Inc. to provide vaulting services with respect to the Electronic Contracts, the Borrower shall cause all Electronic Contracts included in the Collateral which are maintained in the DocuSign System to be transferred to the system of eOriginal, Inc. or cause such Electronic Contracts to be removed from the DocuSign System and converted to paper format. If the Electronic Contract Eligibility Conditions are not satisfied as of the Electronic Contract Compliance Date, the Borrower shall cause all Electronic Contracts included in the Collateral which are maintained in the DocuSign System to be removed from the DocuSign System and converted to paper format.

Section 6.02. Negative Covenants of the Borrower. From the date hereof until the Facility Termination Date:

(a) Other Business. Borrower will not (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to or in connection with this Agreement or under any Hedging Agreement required by Section 6.03 or (iii) form any Subsidiary or make any Investments (other than Permitted Investments) in any other Person.

(b) Receivables Not to be Evidenced by Instruments. The Borrower will take no action to cause any Receivable that is not, as of the Closing Date or the related Addition Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable, if applicable.

(c) Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any portion of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on any portion of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion of the Collateral.

(d) Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(e) Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or stock dividends on its capital stock with funds distributed to the Borrower pursuant to Section 2.08(xiii), subject to Applicable Law.

(f) Name Change, Offices and Records. The Borrower will not make any change to its name (within the meaning of Sections 9-503 and 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization, become a “new debtor” (as defined in Section 9-102(a)(56) of any applicable enactment of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, change its “location” (within the meaning of Section 9-307 of any applicable enactment of the UCC) or change the location where the majority of its books and Records are maintained unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records, the Borrower notifies the Administrative Agent and (except with respect to a change of location of books and records) delivers to the Administrative Agent (i) such financing statements (Forms UCC-1 and UCC-3) as the Administrative Agent may reasonably request to reflect such name change or change in type or jurisdiction of organization, (ii) if the Administrative Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, as to the Borrower’s valid existence and good standing and the perfection and priority of the Administrative Agent’s ownership or security interest in the Collateral, and (iii) such other documents and instruments as the Administrative Agent may reasonably request in connection therewith, and has taken all other steps to ensure that the Administrative Agent, for the benefit of itself and the Secured Parties, continues to have a first priority, perfected security interest in the Collateral.

(g) True Sale. Except for purposes of GAAP, the Borrower will not account for or treat the transactions contemplated by the Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by FC Funding to the Borrower.

(h) ERISA Matters. The Borrower will not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any failure to satisfy the minimum funding standard in Section 302(a) of ERISA or Section 412(a) of the Code or with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any material liability to the Borrower or any ERISA Affiliate or (v) permit to exist any occurrence of any Reportable Event with respect to any Benefit Plan.

(i) Formation Documents; Purchase Agreement. Without the prior written consent of the Administrative Agent (acting at the direction of the Majority Lenders), the Borrower will not amend, modify, waive or terminate or consent or permit any amendment, modification, waiver or termination of any provision of its Formation Documents or the Purchase Agreement (including any Transfer Agreement).

(j) Changes in Payment Instructions or Lockbox Information. The Borrower will not make any change in the instructions to Obligors regarding payments to be made to any Lockbox or Lockbox Account (other than an instruction to make payments to a different Lockbox or Lockbox Account). The Borrower will not add any lockbox as a Lockbox, any account as a Lockbox Account or any bank as a Lockbox Bank, in each case other than those then listed in Schedule H (as amended and updated from time to time) hereto, unless the Administrative Agent shall have received (i) thirty (30) days’ prior written notice of such addition and (ii) prior to the effective date of such addition, (A) evidence that such new Lockbox Account shall be subject to a Control Agreement, (B) copies of all material agreements signed by the Borrower, the Servicer or the respective Lockbox Bank with respect to any new Lockbox or Lockbox Account and (C) a revised Schedule H (as amended and updated from time to time) hereto. The Borrower will provide the Administrative Agent with prompt written notice of any termination of any bank as a Lockbox Bank, together with a revised Schedule H (as amended and updated from time to time) hereto.

(k) Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Contract.

(l) [Reserved].

(m) No Assignments. The Borrower will not assign or delegate, grant any interest in or permit any Lien to exist upon any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (acting at the direction of the Majority Lenders).

(n) Special Purpose Entity. Other than as otherwise permitted in this Agreement, the Borrower shall not:

(i) engage in any business or activity other than the purchase and receipt of Receivables and related assets from FC Funding under the Purchase Agreement, the pledge of Receivables and related assets under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any material assets other than the Receivables and related assets from FC Funding under the Purchase Agreement and incidental property as may be necessary for the operation of the Borrower or the Member, as applicable;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Administrative Agent’s consent;

(iv) elect for the Borrower to be treated, or otherwise become taxable, as a corporation for U.S. federal income tax purposes;

(v) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate, fail to comply with the provisions of its Formation Documents or articles of incorporation, bylaws or other governing documents, as applicable, or fail to observe corporate or limited liability company formalities, as applicable;

(vi) own any Subsidiary or make any Investment (other than Permitted Investments) in any Person without the consent of the Administrative Agent;

(vii) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(viii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of the Aggregate Unpaids, except for trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

(ix) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(x) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(xi) enter into any contract or agreement with any of its principals or Affiliates or any other Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than its Affiliates; provided that for the avoidance of doubt, FC Funding may contribute cash or other property as a capital contribution to the Borrower;

(xii) seek its dissolution or winding up in whole or in part;

(xiii) fail to correct any known misunderstandings regarding the separate identity of Borrower or the Member, as applicable, or any principal or Affiliate thereof or any other Person;

(xiv) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xv) make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of Indebtedness issued by any other Person (other than Permitted Investments and the Receivables);

(xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business or (B) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii) file or consent to the filing or any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws or make an assignment for the benefit of creditors;

(xix) share any common logo with or hold itself out as or be considered as a department or division of (A) any of its principals or Affiliates, (B) any Affiliate of a principal or (C) any other Person;

(xx) permit any transfer (whether in any one or more transactions) of a direct or indirect ownership interest in the Borrower;

(xxi) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates if (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliates and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and obligations of such Affiliates or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xxii) fail to pay its own liabilities and expenses only out of its own funds;

(xxiii) fail to pay the salaries of its own employees in light of its contemplated business operations;

(xxiv) acquire the obligations or securities of its Affiliates or stockholders;

(xxv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxvi) fail to use separate invoices and checks bearing its own name;

(xxvii) pledge its assets for the benefit of any other Person, other than with respect to payment of the Indebtedness to the Lenders hereunder;

(xxviii) fail at any time to have at least one Independent Manager on its board of managers;

(xxix) fail to provide that the unanimous consent of all managers of the Borrower (including the consent of the Independent Manager) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) institute or consent to the institution of bankruptcy or Insolvency Proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy or insolvency, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any action in furtherance of any of the foregoing;

(xxx) appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager or (B) without giving ten days’ prior written notice to the Administrative Agent; and

(xxxi) (A) amend, restate, supplement or otherwise modify its Formation Documents in any respect that would impair its ability to comply with the Transaction Documents or (B) fail to require in its limited liability company agreement that no Independent Manager may be replaced or appointed with less than ten days’ prior written notice to the Administrative Agent and a certification by FC Funding that the prospective Independent Manager satisfies the definition of an Independent Manager.

The Borrower shall take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Dechert LLP, dated the Closing Date, upon which the conclusions expressed therein are based.

(o) Anti-Corruption Laws and Sanctions. The Borrower shall not request any Loan, and shall not use, and shall ensure that its Affiliates and its and their respective directors, officers, employees and agents not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.03. Covenant of the Borrower Relating to the Hedging Agreements.

(a) At all times during any Required Hedging Period, the Borrower shall be Fully Hedged.

(b) Once per calendar month not later than each Determination Date, the Borrower (or the Servicer on behalf of the Borrower) shall obtain a quote from a Lender Group Agent or Lender (or an Affiliate thereof) for the purchase price of an interest rate cap with a strike rate of 2.00% and a notional amount equal to the excess of (x) the highest Loans Outstanding during the preceding calendar month over (y) the aggregate notional amount of all other Hedge Transactions to which the Borrower is then a party, that amortizes using an assumed rate of prepayments on the Receivables for each Collection Period based upon the “Absolute Prepayment Model” applied in accordance with current market standards for asset-backed securities transactions of not greater than 0.5%. Promptly following receipt of such quote, the Borrower (or the Servicer on behalf of the Borrower) shall provide notice thereof to the Administrative Agent and each Lender Group Agent and such quote(s) shall be used to determine the “Hedge Reserve Account Required Amount” until the next succeeding date on which the Borrower receives quotes pursuant to this Section 6.03(b).

(c) Within thirty (30) days after (i) the occurrence of any event defined as an “Event of Default” or “Termination Event” in a Hedging Agreement or (ii) a Hedge Counterparty ceasing to satisfy the minimum ratings requirements set forth in the definition of “Eligible Hedge Counterparty,” the Borrower shall cause such Hedge Counterparty to take such actions as are specified in the related Hedge Agreement.

(d) As additional security hereunder, the Borrower has assigned to the Administrative Agent all right, title and interest of Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent or any Secured Party for the performance by the Borrower of any such obligations.

(e) All reasonably documented costs and expenses (including reasonable legal fees and disbursements) incurred by the Administrative Agent and the Lenders incurred with each Hedge Transaction shall be paid by the Borrower.

(f) On or prior to the Closing Date (or, with respect to any Hedge Counterparty which enters into a Hedge Transaction after the Closing Date, on or prior to the effective date of such Hedge Transaction), the Borrower shall establish and thereafter maintain a segregated trust account in the name of the Borrower with respect to each Hedge Counterparty (a “Hedge Counterparty Collateral Account”) with a Qualified Institution in trust and for the benefit of the Lenders and the related Hedge Counterparty. In the event that pursuant to the terms of the applicable Hedging Agreement, the related Hedge Counterparty is required to deposit cash or securities as collateral to secure its obligations (“Swap Collateral”), the Borrower shall deposit all Swap Collateral received from the Hedge Counterparty into the Hedge Counterparty Collateral Account. All sums on deposit and securities held in any Hedge Counterparty Collateral Account shall be used only for the purposes set forth in the related credit support annex (“Credit Support Annex”) to the Hedging Agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to the obligations of the applicable Hedge Counterparty under the related Hedging Agreement in accordance with the terms of the Credit Support Annex and (ii) to return collateral to the Hedge Counterparty when and as required by the Credit Support Annex. Amounts on deposit in each Hedge Counterparty Collateral Account shall be invested at the written direction of the related Hedge Counterparty, and all investment earnings actually received on amounts on deposit in a Hedge Counterparty Collateral Account or distributions on securities held as Swap Collateral shall be distributed to the related Hedge Counterparty in accordance with the terms of the related Credit Support Annex. Any amounts applied by the Borrower to the obligations of the Hedge Counterparty under the Hedging Agreement in accordance with the terms of the Credit Support Annex shall be deposited in the Collection Account and applied in accordance with Section 2.08 of this Agreement. The Borrower agrees to give the Hedge Counterparty prompt notice if it obtains knowledge that the Hedge Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Hedge Counterparty Collateral Account, shall or have become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

Section 6.04. Affirmative Covenants of the Servicer and FC Funding. From the date hereof until the Facility Termination Date:

(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Receivables, the related Financed Vehicles and the Servicer Files or any part thereof.

(b) Preservation of Corporate Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations and Compliance with Receivables. The Servicer will fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Receivable and will do nothing to impair the rights of the Administrative Agent in, to and under the Collateral.

(d) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables, including the Servicer Files and the Receivable Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables, including the Servicer Files.

(e) Taxes. The Servicer will file and pay any and all Taxes, including, in the case of the initial Servicer only, those required to meet its obligations under the Transaction Documents (other than any Tax, the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of the Servicer).

(f) Preservation of Security Interest. The Servicer will file such financing and continuation statements (and amendments thereto) and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

(g) Credit and Collection Policy. The Servicer will (i) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and (ii) with respect to the initial Servicer, furnish to the Administrative Agent, prior to its effective date, prompt notice of any material change in the Credit and Collection Policy. The Servicer will not agree to or otherwise permit to occur any change in the Credit and Collection Policy, which change would impair the collectability of any Receivable or otherwise materially and adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent and the Majority Lenders; provided that no consent shall be required in connection with any change mandated by Applicable Law.

(h) Termination Events. The Servicer will furnish to the Administrative Agent, the Collateral Custodian, the Paying Agent, each Hedge Counterparty and the Backup Servicer, as soon as possible and in any event within three Business Days after actual knowledge of the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Servicer purposes to take with respect thereto.

(i) Other. The Servicer will furnish to the Administrative Agent and the Lender Group Agents, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Servicer or an Originator (including, without limitation, the Required Data) as the Administrative Agent or any Lender Group Agent, as the case may be, may from time to time reasonably request in order to protect the interests of the Administrative Agent or Lenders under or as contemplated by this Agreement.

(j) Losses, Etc. In any suit, proceeding or action brought by the Collateral Custodian, the Backup Servicer, the Paying Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep the Collateral Custodian, the Backup Servicer, the Paying Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under any Receivable, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against the Collateral Custodian, the Backup Servicer, the Paying Agent or any Secured Party.

(k) Notice Regarding Collateral. The Servicer shall advise the Administrative Agent, the Paying Agent, each Hedge Counterparty and the Collateral Custodian in writing promptly, in reasonable detail of (i) any Lien (other than a Permitted Lien) asserted or claim made against any portion of the Collateral, (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein and (iii) the occurrence of any other event which would have a material adverse effect on the security interest of the Administrative Agent or the Collateral Custodian on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables, or which would have a material adverse effect on the security interests of the Administrative Agent or the Collateral Custodian for the benefit of the Secured Parties.

(l) Realization on Receivables. In the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable will not subject the Servicer, the Borrower, any Secured Party, the Collateral Custodian, the Paying Agent or the Administrative Agent to liability under any federal, State or local law, and any such realization or enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Credit and Collection Policy and Applicable Law.

(m) Servicing Systems. The Servicer will promptly notify the Backup Servicer in writing of any material changes which the Servicer makes to the servicing systems and provide to the Backup Servicer sufficient details with respect thereto as the Backup Servicer may reasonably request.

(n) Accounting Policy. The initial Servicer will promptly notify the Administrative Agent of any material change in the Servicer’s accounting policies.

(o) Collections. The Servicer will (i) direct all Obligors to remit Collections directly to a Lockbox or a Lockbox Account, (ii) cause all proceeds from all Lockboxes to be directly deposited by a Lockbox Bank into a Lockbox Account and (iii) cause each Lockbox and Lockbox Account to be subject at all times to a Control Agreement. In the event any payments relating to Receivables are remitted directly to the Servicer or any Affiliate of the Servicer, the Servicer will remit (or will cause all such payments to be remitted) directly to a Lockbox Bank and deposited into a Lockbox Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Servicer will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Secured Parties. The Servicer will take all steps necessary to ensure that at all times a collateral trustee appointed pursuant to a Control Agreement has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each Lockbox Account and Lockbox pursuant to such Control Agreement.

(p) CRR Compliance. FC Funding, in its capacity as Seller and as sole member of the Borrower, undertakes, for the benefit of each Lender that is required to comply with the requirements of the CRR, that it shall:

(i) hold and maintain, or cause another entity within the same consolidated group as FC Funding to hold and maintain, the Retained Interest on an ongoing basis until the Facility Termination Date;

(ii) not sell or subject the Retained Interest to any hedge, credit risk mitigation or any short positions;

(iii) for the purpose of each Monthly Report, confirm to the Servicer that it continues to comply with subsections (i) and (ii) above;

(iv) provide notice promptly to such Lender in the event it has breached subsections (i) or (ii) above;

(v) notify such Lender of any change to the form of retention of the Retained Interest; and

(vi) provide all information which such Lender would reasonably request in order for such Lender to comply with its obligations under the CRR.

FC Funding, as Seller and as sole member of the Borrower, represents that, on the Closing Date, the Retained Interest takes the form of a first loss position represented by its membership interest in the Borrower. Not later than the Business Day immediately preceding each Determination Date, the Seller shall provide to the Servicer the verification contemplated pursuant to the following paragraph.

The Servicer shall include in each Monthly Report verification that the Seller has confirmed that, as of the date of such Monthly Report, it (A) continues to hold the Retained Interest on the date of such Monthly Report, and (B) has not sold or subjected the Retained Interest to hedge, any credit risk mitigation or any short positions.

(q) Anti-Corruption Laws and Sanctions. Each of the Transaction Parties shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Transaction Parties and each of their respective Subsidiaries and Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.05. Negative Covenants of the Servicer. From the date hereof until the Facility Termination Date:

(a) Lockbox; Collection Account. The Servicer shall not (i) create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) with respect to a Lockbox or a Lockbox Account or the Master Collection Account or (ii) grant dominion and control of any Lockbox (other than to the Lockbox Processor) or Lockbox Account or the Master Collection Account (other than to the Master Collection Account Trustee) or the right to take dominion or control at a future time or upon the occurrence of a future event to any Person.

(b) Release of Receivables Files. The Servicer shall not (i) request the release of any Receivables Files from the Collateral Custodian except for (x) in connection with the enforcement or servicing of any of the Receivables or (y) as contemplated in Section 3.07(d); or

(ii) without the prior written consent of the Administrative Agent, (A) request the release on any day of more than one hundred (100) Receivables Files from the Collateral Custodian pursuant to Section 3.07(b) hereof or (B) request the release of Receivables Files from the Collateral Custodian pursuant to Section 3.07(b) hereof if, after giving effect to such release, the total number of Tangible Contracts which are in the possession of the Servicer exceeds the lesser of (I) five percent (5%) of the number of all Contracts or (II) one thousand (1,000) Contracts.

(c) Name Change, Offices and Records. FCA, in its individual capacity hereunder, will not make any change to its name (within the meaning of Sections 9-503 and 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization, become a “new debtor” (as defined in Section 9-102(a)(56) of any applicable enactment of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, change its “location” (within the meaning of Section 9-307 of any applicable enactment of the UCC) or change the location where the majority of its books and Records are maintained unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records, the Servicer notifies the Administrative Agent and (except with respect to a change of location of books and records) delivers to the Administrative Agent (i) such financing statements (Forms UCC-1 and UCC-3) as the Administrative Agent may reasonably request to reflect such name change or change in type or jurisdiction of organization, (ii) if the Administrative Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, as to the Servicer’s valid existence and good standing and the perfection and priority of the Administrative Agent’s ownership or security interest in the Collateral, and (iii) such other documents and instruments as the Administrative Agent may reasonably request in connection therewith, and has taken all other steps to ensure that the Administrative Agent, for the benefit of itself and the Secured Parties, continues to have a first priority, perfected security interest in the Collateral.

(d) Change in Payment Instructions to Obligors. The Servicer will not make any change in the instructions to Obligors regarding payments to be made to any Lockbox or Lockbox Account (other than an instruction to make payments to a different Lockbox or Lockbox Account). The Servicer will not add any lockbox as a Lockbox, any account as a Lockbox Account or any bank as a Lockbox Bank, in each case other than those then listed in Schedule H (as amended and updated from time to time), unless the Administrative Agent shall have received (i) ten (10) days’ prior written notice of such addition and (ii) prior to the effective date of such addition, (A) executed copies of an amendment to the Control Agreement, executed by the relevant parties thereto, (B) copies of all material agreements signed by the Borrower, the Servicer or the respective Lockbox Bank with respect to any new Lockbox or Lockbox Account and (C) a revised Schedule H hereto. The Servicer will cause a Control Agreement to be in full force and effect and each Lockbox and Lockbox Account to be subject thereto.

(e) Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.

(f) No Instruments. The Servicer shall take no action to cause any Receivable to be evidenced by any Instrument.

(g) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on the Collateral or any interest therein. The Servicer will notify the Administrative Agent and the Collateral Custodian of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Administrative Agent, the Paying Agent and the Collateral Custodian on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(h) Release; Additional Covenants. The Servicer shall (i) not release any Financed Vehicle securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of such Financed Vehicle to a purchaser following repossession by the Servicer, (ii) not impair the rights of the Borrower, the Administrative Agent, the Collateral Custodian, the Paying Agent or the Secured Parties in the Collateral, (iii) not increase the number of Scheduled Payments due under a Receivable except as permitted herein, (iv) prior to the payment in full of any Receivable, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on such Receivable or any interest therein, (v) immediately notify the Borrower, the Backup Servicer, the Collateral Custodian, the Paying Agent and the Administrative Agent of the existence of any Lien on any portion of the Collateral (other than the Lien of the Administrative Agent) if the Servicer has actual knowledge thereof, (vi) defend the right, title and interest of the Borrower, the Secured Parties, the Collateral Custodian and the Administrative Agent in, to and under the Collateral against all claims of third parties claiming through or under the Servicer, (vii) deposit into a Lockbox, Lockbox Account, the Master Collection Account or the Collection Account, all payments received by the Servicer with respect to the Receivables in accordance with this Agreement, (viii) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Receivables from the Collateral pursuant to this Agreement and the obligation of FC Funding to reacquire Receivables from the Borrower pursuant to the Purchase Agreement, (ix) promptly notify the Borrower, the Backup Servicer, the Collateral Custodian, the Paying Agent and the Administrative Agent of the occurrence of any Servicer Termination Event and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (x) promptly notify the Borrower, the Backup Servicer, the Collateral Custodian, the Paying Agent and the Administrative Agent of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC and any State vehicle license or registration authority as may be necessary or advisable to create, maintain and protect a first priority security interest of the Administrative Agent in, to and on the Financed Vehicles and a first priority security interest of the Administrative Agent in, to and on the other Collateral, (xi) take all commercially reasonable action necessary to maximize the returns pursuant to the Insurance Policies, (xii) deliver or cause to be delivered to the Borrower no later than two (2) Business Day preceding any Funding Date, as the case may be, the current Schedule of Receivables and (xiii) deliver or cause to be delivered to the Collateral Custodian not later than the 5th Business Day preceding the Closing Date or the date of such Subsequent Loan, as the case may be, the Contracts with respect to those Receivables, as the case may be.

The Servicer shall, within two Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Collateral Custodian, the Borrower or the Administrative Agent might have with respect to the administration of the Receivables.

(i) Anti-Corruption Laws and Sanctions. None of the Transaction Parties shall use, and shall ensure that its Subsidiaries and Affiliates and its and their respective directors, officers, employees and agents not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE SEVEN

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 7.01. Designation of Servicing. The Administrative Agent and the Borrower, at the direction of and on behalf of the Administrative Agent, hereby appoint FCA, as Servicer to manage, collect and administer each of the Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral and FCA hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section 7.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.08.

Section 7.03. Duties of the Servicer.

(a) Standard of Care. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Credit and Collection Policy.

(b) Records Held in Trust. The Servicer shall hold in trust for the Secured Parties all records in its possession which evidence or relate to all or any part of the Collateral. In the event that the Backup Servicer assumes servicing responsibilities or a Successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly deliver to the Backup Servicer or the Successor Servicer, as applicable, and the Backup Servicer or the Successor Servicer, as applicable, shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

(c) Collection Practices.

(i) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts related to the Receivables, as and when the same shall become due. The Servicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Administrative Agent and the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for the Administrative Agent and the Secured Parties. The Servicer, consistent with the Credit and Collection Policy, shall service, manage, administer and make collections on the Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Agreement. The Servicer may in its discretion grant extensions, rebates or adjustments on a Contract as permitted by the Credit and Collection Policy, and amend or modify any Contract but shall not modify the APR unless permitted by the terms of the following sentence or required by law or court order issued pursuant to Insolvency Proceedings; provided, however, that the Servicer may in no event extend any Receivable to any date beyond the date that is 84 months beyond its first Scheduled Payment date. The Servicer shall be permitted to modify the APR of a Contract so long as (A) at the time of such modification, the Servicer determined that one or more other lenders made (or, based on credit bureau information received by the Servicer, were expected to make), an offer to the related Obligor to refinance the related Financed Vehicle and no portion in excess of 10% of a scheduled payment under the Contract is more than 30 days past due and (B) (i) such Contract was originated not less than three (3) calendar months prior to such modification and (ii) (x) if such Contract was originated more than three (3) calendar months but less than six (6) calendar months prior to such modification, at no time prior to such modification was any portion in excess of 10% of a scheduled payment under the Contract more than 30 days past due or (y) if such Contract was originated more than six (6) calendar months prior to such modification, at no time during the six (6) calendar months preceding such modification was any portion in excess of 10% of a scheduled payment under the Contract more than 30 days past due. The Servicer may in its discretion waive any late payment charge or any other fees, not including interest on the Receivables Balance, that may be collected in the ordinary course of servicing a Receivable. The Servicer shall also enforce all rights of the Borrower under the Purchase Agreement (including each Transfer Agreement) including the right to require FC Funding to repurchase Receivables for breaches of representations and warranties made by FC Funding.

(ii) If the full amount of a Scheduled Payment due under a Receivable is not received after its due date, the Servicer will make reasonable and customary efforts to contact the Obligor. The Servicer shall continue its efforts to obtain payment from an Obligor whose payment has not been made until the Financed Vehicle with respect to such Receivable is repossessed and sold or the Servicer has determined that all amounts collectable on the Receivable have been collected. The Servicer shall use its best efforts, consistent with the Credit and Collection Policy, to collect funds on a Defaulted Receivable and by the close of business on the Business Day following receipt of such Collections, the Servicer shall deposit such Collections into the Master Collection Account and cause such Collections to be transferred from the Master Collection Account to the Collection Account.

(iii) In the event a Receivable becomes or is reasonably anticipated to become a Defaulted Receivable, the Servicer, itself or through the use of independent contractors or agents shall, consistent with the Credit and Collection Policy, repossess or otherwise convert the ownership of the Financed Vehicle securing any such Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. All costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Receivables shall be reimbursed to the Servicer (other than overhead), to the extent not previously recouped by the Servicer from Liquidation Proceeds on the Payment Date immediately succeeding the Collection Period in which the Servicer delivered to the Administrative Agent an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Receivable if, in its reasonable judgment consistent with the Credit and Collection Policy, the Liquidation Proceeds would not be increased.

(iv) Except as otherwise provided in Section 7.03(c)(ii), the Servicer shall deposit or cause to be deposited by electronic funds transfer all Collections to the Master Collection Account or the Collection Account, and shall cause all Collections deposited to the Master Collection Account to be transferred to the Collection Account, no later than two Business Days after receipt thereof.

(d) Credit and Collection; Recourse; Sales of Financed Vehicles. The Servicer, itself or through the use of independent contractors or agents (including Subservicers), shall follow practices consistent with the Credit and Collection Policy, in its servicing of automobile receivables, which may include reasonable efforts to realize rights of recourse against any Dealer, selling a Financed Vehicle, or requesting a Subservicer to sell a Financed Vehicle, at public or private sale; provided, however, that the Servicer, itself or through the use of independent contractor or agents (including Subservicers), shall, in accordance with the Credit and Collection Policy, maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession would increase the Liquidation Proceeds in an amount greater than the cost of repairs.

(e) Subservicers. The Servicer may delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more Subservicers; provided, however, that the Servicer shall at all times remain responsible for the performance of such duties and obligations. FCA hereby appoints CF Capital, as Subservicer to manage, collect and administer each of the Receivables originated by or sold to the Seller under the Forward Flow Purchase Agreement by CF Capital and the related Collateral, and to enforce its respective rights and interests in and under such Receivables and Collateral and CF Capital hereby accepts such appointment and agrees to perform the duties and responsibilities of the Subservicer pursuant to the terms hereof. Notwithstanding the first sentence of this subsection (e), CF Capital, as the Subservicer, hereby makes, as of the Closing Date and as of each Addition, each of the representations and warranties of the Servicer contained in Section 5.03 hereof, and agrees to comply with each of the covenants set forth in Sections 6.04, 6.05 and 7.01 hereof from the date hereof until the Facility Termination Date, with respect to the Receivables, Contracts and Financed Vehicles serviced by the Subservicer

(f) Insurance. The Servicer shall:

(i) on behalf of the Borrower, administer and enforce all rights and responsibilities of the Borrower, as owner of the Receivables, provided for in the Insurance Policies relating to the Receivables;

(ii) in accordance with prudent servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the date of execution of the Contract;

(iii) administer the filings of claims under the Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies; and use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims.

(iv) utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers;

(v) not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the Insurance Policies in connection with filing such claims in accordance with this Agreement, perform any obligations of the named insured under such Insurance Policies; and

(vi) not be responsible to the Borrower, the Administrative Agent, the Collateral Custodian, the Backup Servicer, the Paying Agent or the Secured Parties for any (A) act or omission to act done in order to comply with the requirements or satisfy any provisions of the Insurance Policies or (B) act, absent willful misconduct or gross negligence, or omission to act done in compliance with this Agreement.

In the case of any inconsistency between this Agreement, the Credit and Collection Policy and the terms of any Insurance Policy, the Servicer shall comply with the Insurance Policy.

(g) Obligation to Restore. In the event of any physical loss or damage to a Financed Vehicle related to a Receivable from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any Insurance Policy or Insurance Policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

(h) Security Interests. The Borrower hereby directs the Servicer to take or cause to be taken such steps as are reasonably necessary, to maintain perfection of the security interest created by each such Receivable in the related Financed Vehicle. The Servicer shall, at the direction of the Borrower, the Collateral Custodian or the Administrative Agent, take any action reasonably necessary to preserve and protect the security interests of the Borrower, the Collateral Custodian, the Administrative Agent and the Secured Parties in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer.

(i) Realization on Financed Vehicles. The Servicer warrants, represents and covenants that in the event that the Servicer realizes upon any Financed Vehicle, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable, will not subject the Servicer, the Borrower or the Administrative Agent to liability under any federal, State or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Credit and Collection Policy and Applicable Law.

(j) Recordkeeping. The Servicer shall:

(i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of all documents in the Servicer File with respect to each Receivable and the Financed Vehicle related thereto; and

(ii) keep books and records, satisfactory to the Administrative Agent, pertaining to each Receivable and shall make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Receivable File or Servicer File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

(k) Due Diligence. The Servicer shall permit the Administrative Agent, the Backup Servicer, each Lender Group Agent and each Lender, upon five (5) Business Days’ prior written notice and during the Servicer’s regular business hours (with respect to the Administrative Agent, each Lender Group Agent and each Lender, each at its own expense), to periodically review the Servicer’s collection and administration of the Receivables in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, the Credit and Collection Policy and the Transaction Documents, as well as the servicing of such Contracts, internal controls and procedures and other matters, and discuss the affairs of the Servicer with its officers and employees, and may conduct a review of the Receivables and Servicer Files in conjunction with such review; provided that (i) the Lender Group Agents shall use commercially reasonable efforts to coordinate such visits through the Joint Structuring and Syndication Agents, (ii) prior to the occurrence of a Termination Event, no more than one such due diligence visit will be permitted by each Lender Group Agent per calendar year and (iii) after the occurrence of a Termination Event, there will be no limit on the number of such diligence visits. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Neither the Borrower nor the Servicer shall be liable for any costs or expenses incurred by the Administrative Agent, any Lender Group Agent or any Lender in connection with any actions taken by such Person pursuant to this Section 7.03(k).

Section 7.04. Collection of Payments.

(a) Payment Instructions. On or before the Closing Date with respect to the Existing Receivables, and on or before the relevant Addition Date with respect to the Subsequent Receivables, the Servicer shall have instructed all related Obligors to make all payments in respect of the related Receivables directly to a Lockbox or a Lockbox Account.

(b) Deposit of Collections. On the Closing Date and on each Funding Date, the Servicer will deposit (in immediately available funds) all Collections available after the applicable Cutoff Date and through and including the Closing Date or Funding Date, as the case may be, in respect of Receivables pledged on such date into the Master Collection Account. The Servicer shall transfer, or cause to be transferred, Collections on the Receivables in the form of immediately available funds to the Master Collection Account as soon as possible but in no event later than the close of business on the second Business Day after such Collections are received. Within two (2) business days following receipt thereof, the Servicer shall cause all Collections deposited into the Master Collection Account to be transferred to the Collection Account.

(c) Adjustments. If the Servicer makes (i) a deposit into the Collection Account in respect of a collection of a Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.05. [Reserved].

Section 7.06. Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of Subservicers and agents of the Servicer and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Master Collection Account and the Collection Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 7.07. Reports and Due Diligence.

(a) Monthly Report. On each Determination Date, the Servicer will provide to the Borrower, the Backup Servicer, the Paying Agent, the Collateral Custodian, each Hedge Counterparty and each Lender Group Agent a Monthly Report.

(b) Monthly Loan Tape; Receivable Files. On each Determination Date, the Servicer will provide to the Backup Servicer and each Lender Group Agent the Monthly Loan Tape as of the last day of the related Collection Period and, upon request, copies of or unrestricted access to all Servicer Files relating to the Receivables that were added to the Collateral during the related Collection Period, together with, if not indicated in the Monthly Loan Tape, a list identifying all Receivables for which the Title Administrator does not have in its possession an original Certificate of Title.

(c) Quarterly Data. The Servicer will provide to the Administrative Agent upon request, but in no event less frequently than 10 days prior to each Quarterly Determination Date, the Quarterly Data, a copy of which the Administrative Agent will provide to any Secured Party upon request of such party. Additionally, no more frequently than once every fiscal quarter of the Servicer, at the request of the Administrative Agent and solely to the extent such data is available to the Servicer, the Servicer will provide to the Administrative Agent (which shall provide copies of such data to any Secured Party upon request of such party) a data tape with data regarding the characteristics of the Receivables, in form and substance reasonably acceptable to the Administrative Agent including (i) delinquencies (including a list of Delinquent Receivables), and (ii) annualized losses on the Servicing Portfolio, presented on a quarterly basis and, if requested by the Administrative Agent, broken out by Approved Originator.

(d) Financial Statements. The initial Servicer will submit to each Lender Group Agent, each Hedge Counterparty and the Administrative Agent as soon as available and in any event:

(i) within forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of FC HoldCo, an unaudited consolidated balance sheet and a statement of income and retained earnings of FC HoldCo and its consolidated subsidiaries, in each case, all reported in accordance with GAAP; and

(ii) within one hundred (120) days after the end of each fiscal year of FC HoldCo, a consolidated balance sheet and a statement of income and retained earnings of FC HoldCo and its consolidated subsidiaries, in each case, all reported in accordance with GAAP and audited by independent public accountants of nationally recognized standing.

(e) Inspections. Commencing in 2015, at such times during normal business hours as are reasonably convenient to the Borrower or the Servicer, as the case may be, upon reasonable request of the Administrative Agent or the Backup Servicer and five (5) Business Days’ prior written notice to the Borrower or the Servicer, as the case may be, the Borrower or the Servicer, as the case may be, shall permit such Person or Persons as the Joint Structuring and Syndication Agents or the Backup Servicer may designate to conduct, on behalf of all of them, audits or to visit and inspect any of the properties of the Borrower or the Servicer (including any Subservicer) where the Servicer Files are located, as the case may be, to examine the Servicer Files, internal controls and procedures maintained by the Borrower or Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the affairs of the Borrower and the Servicer (including any Subservicer) with their respective officers and employees (which employees, except after the occurrence and during the continuation of a Termination Event, Unmatured Termination Event or Servicer Termination Event, shall be designated by the Borrower or the Servicer, as the case may be) and, upon written notice to the Borrower or the Servicer, as the case may be, independent accountants; provided, that (i) prior to the occurrence of a Termination Event, Unmatured Termination Event or Servicer Termination, the Borrower and the Servicer shall not be liable to the cost and expense of more than two (2) such audits, visits or inspections during any calendar year (which costs and expenses shall not exceed $100,000 for such audits, visits or inspections during any calendar year); and provided, further, that after the occurrence and during the continuation of a Termination Event, Unmatured Termination Event or Servicer Termination Event, the Administrative Agent, each Lender Group Agent, the Backup Servicer or their respective representatives shall be permitted to take the foregoing actions without being subject to any limitation on the number of audits, visits or inspections that may be conducted during a calendar year and such audits, visits or inspections shall be at the sole cost and expense of the Servicer; provided, that the Administrative Agent, each Lender Group Agent, the Backup Servicer and its representatives shall make reasonable efforts to coordinate inspections and the scope of such inspections so as to minimize disruption and costs to the Borrower and the Servicer of such inspections. The Administrative Agent will provide each Lender Group Agent with the results of each audit or inspection performed by it pursuant to this Section 7.07(e), including without limitation any report prepared in connection therewith.

The Borrower or the Servicer, as the case may be, hereby authorizes such officers, employees and independent accountants (and the Servicer shall cause each Subservicer to authorize such officers, employees and independent accountants) to discuss with the Administrative Agent and its representatives, the affairs of the Borrower or the Servicer, as the case may be. The Servicer shall reimburse the Administrative Agent and the Backup Servicer for all reasonable fees, costs and expenses incurred by or on behalf of the Administrative Agent, the Backup Servicer and the Secured Parties in connection with the foregoing actions promptly upon receipt of a written invoice therefor. Any audit provided for herein shall be conducted in accordance with the rules of the Borrower and Servicer respecting safety and security on its premises and without materially disrupting operations.

Nothing in this subsection shall affect the obligation of the Servicer to observe any Applicable Law prohibiting the disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this subsection.

Section 7.08. Annual Statement as to Compliance. The Servicer shall deliver to the Administrative Agent on or before April 30 of each year, beginning in 2016, an Officer’s Certificate, dated as of the preceding December 31 (or, with respect to the first such Officer’s Certificate, dated as of the Closing Date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 7.09. Annual Independent Public Accountant’s Reports. The Servicer will deliver to the Administrative Agent on or before April 30, beginning in 2016, of each year a copy of a report prepared by a firm of independent certified public accountants, who may also render other services to the Servicer or any of its Affiliates, addressed to the Board of Directors of the Servicer or any of its Affiliates and the Administrative Agent and dated during the current year, to the effect that such firm has examined the Servicer’s policies and procedures and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances) relating to the servicing of the Receivables and the administration of the Receivables (including the preparation of the Monthly Reports) during the preceding calendar year (or such longer period in the case of the first sale report) and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (a) was performed in accordance with standards established by the American Institute of Certified Public Accountants and (b) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. The Administrative Agent shall make no more than one such request per year unless a Termination Event has occurred. The Administrative Agent will provide, upon request, each Lender Group Agent with a copy of each report it receives pursuant to this Section 7.09.

In the event such independent certified public accountants require the Paying Agent or the Backup Servicer to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section, the Servicer shall direct the Paying Agent or the Backup Servicer in writing to so agree; it being understood and agreed that the Paying Agent or the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Paying Agent or the Backup Servicer has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Such report shall also indicate that the firm is “Independent” of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

The Servicer shall pay all reasonable costs and expenses associated with this Section.

Section 7.10. Rights Prior to Assumption of Duties by the Backup Servicer or Designation of Successor Servicer.

(a) On or before each Determination Date, the Servicer shall deliver to the Backup Servicer an electronic file containing all information necessary to allow the Backup Servicer to review the Monthly Report related thereto and determine the following: (i) that such Monthly Report is complete on its face, and (ii) the Reserve Amount. The Backup Servicer shall, within five (5) Business Days after the related Determination Date, load the electronic file received from the Servicer, confirm such computer tape or diskette is in readable form and verify the following: (i) the Aggregate Receivables Balance as of the last day of the preceding Collection Period, (ii) the Delinquency Ratio and Rolling Average Delinquency Ratio, Net Spread, Reserve Amount, Reserve Account Required Amount, Monthly Extension Rate and Rolling Average Extension Ratio, and Annualized Net Loss Ratio and Rolling Annualized Net Loss Ratio as of the last day of the preceding Collection Period, each as set forth in the Monthly Report and (iii)

the Borrowing Base as of the last day of the preceding Collection Period (calculated as of the last day of the preceding Collection Period, or, with respect to Receivables added to the Collateral following such date, but prior to the date of such Monthly Report, the related Cut-off Date). In the event of any discrepancy between the information set forth in the two foregoing sentences, as determined or calculated by the Servicer, from that determined or calculated by the Backup Servicer, the Backup Servicer shall promptly notify the Servicer of such discrepancy and, if within five (5) days of such notice being provided to the Servicer, the Backup Servicer and the Servicer are unable to resolve such discrepancy, the Backup Servicer shall promptly notify the Administrative Agent in writing (which the Administrative Agent shall forward to each Lender Group Agent upon receipt) of such discrepancy. The Backup Servicer shall provide a Monthly Backup Servicer Certificate to the Administrative Agent, the Lender Group Agents and the Servicer, on or before the close of business on the fifth (5th) Business Day following the related Determination Date. The Backup Servicer, in its capacity as such, shall not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer.

(b) At such time as may be requested in writing by the Administrative Agent, the Servicer shall deliver the Test Data File to the Backup Servicer, in a format acceptable to the Backup Servicer. The Backup Servicer and the Servicer will agree upon the file layout and electronic medium to transfer such data to the Backup Servicer. The Backup Servicer shall confirm to the Servicer and the Administrative Agent in writing that the Test Data File is in the correct format or if any changes or modifications are necessary. The Backup Servicer shall convert the Test Data File to its internal servicing system, and confirm in writing to the Servicer and the Administrative Agent that it has received and verified the completeness of the Test Data File within 90 days of receipt of such Test Data File; provided, however, that such confirmation shall not be deemed to apply to the accuracy of the Test Data File data as provided by the Servicer, but shall be deemed only to apply to the accuracy of the conversion of the Test Data Files to the Backup Servicer’s internal systems. Any cost associated with the obligations of the Backup Servicer described in this Section 7.10(b) shall be at the expense of the Servicer, and, to the extent that the Servicer does not pay such amounts, the Backup Servicer shall be entitled to recover such amounts in priority (ii) of Section 2.08.

(c) Other than as specifically set forth elsewhere in this Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no Liability for any action taken or omitted by the Servicer. Notwithstanding any provision to the contrary, the Backup Servicer, so long as it is not the Successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement, and the parties shall look only to the Servicer to perform such obligations. No implied covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on the part of the Backup Servicer, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

(d) The Backup Servicer shall consult with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer’s obligations hereunder, including the obligation, if requested in writing by the Administrative Agent on the instruction of the Majority Lenders, to succeed to the duties and obligations of the Servicer pursuant hereto.

(e) The Backup Servicer shall not be charged with knowledge of any Termination Event or Unmatured Termination Event unless an officer of the Backup Servicer obtains actual knowledge of such event or the Backup Servicer receives written notice of such event from the Borrower, the Servicer or the Administrative Agent.

(f) Except as provided in this Agreement, the Backup Servicer may accept and rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, “Errors”) exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no Liability for such Continued Errors; provided, however, that this provision shall not protect the Backup Servicer against any Liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement. In the event the Backup Servicer becomes aware of Errors or Continued Errors, the Backup Servicer shall promptly notify the Servicer of such Errors or Continued Errors and, with the prior consent of the Administrative Agent, shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. The Backup Servicer shall be entitled to recover its costs thereby expended from the Servicer (or, to the extent not paid by the Servicer, in accordance with Section 2.08).

(g) The Backup Servicer shall be indemnified by the Servicer and the Borrower from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorneys’ fees) arising out of claims asserted against the Backup Servicer by third parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer’s own gross negligence, bad faith or willful misconduct.

(h) The Backup Servicer may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Backup Servicer in good faith and in accordance therewith.

(i) The Backup Servicer shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Transaction Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent or any Lender Group Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Lender Group Agent shall have offered to the Backup Servicer reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(j) Except as expressly provided herein, the Backup Servicer shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Backup Servicer of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Backup Servicer, not reasonably assured by the Borrower, the Backup Servicer may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Backup Servicer, shall be reimbursed by the Borrower to the extent of funds available therefor pursuant to Section 2.08.

(k) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it reasonably determines that the repayment of such funds or adequate written indemnity against such risks or liability is not available prior to the expenditure of such funds or the incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer, so long as it is not the Successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement, and the parties shall look only to the Servicer to perform such obligations.

(l) Any Person into which the Backup Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Backup Servicer shall be a party, or any Person succeeding to the business of the Backup Servicer, shall be the successor of the Backup Servicer under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.11. Rights After Assumption of Duties by Backup Servicer or Designation of Successor Servicer; Liability. At any time following the assumption of duties of the Servicer by the Backup Servicer or the designation of a Successor Servicer (other than FCA) pursuant to Section 7.14 as a result of the occurrence of a Servicer Termination Event:

(a) The Servicer, on behalf of the Borrower, shall, at the Administrative Agent’s request, (i) assemble all of the records relating to the Collateral, including all Servicer Files, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Administrative Agent and shall, promptly upon receipt but no later than two (2) Business Day after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collection Account.

(b) The Borrower hereby authorizes the Administrative Agent, to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Administrative Agent (on behalf of the Secured Parties), to collect all amounts due under the Collateral, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.

(c) The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.15. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on the part of the Backup Servicer, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

(d) The Backup Servicer shall not be charged with knowledge of any Termination Event or Unmatured Termination Event unless an officer of the Backup Servicer obtains actual knowledge of such event or the Backup Servicer receives written notice of such event from the Borrower, the Servicer or the Administrative Agent.

Section 7.12. Limitation on Liability of the Servicer and Others. Except as provided herein, neither the Servicer nor any of its directors or officers or employees or agents shall be under any liability to the Administrative Agent, the Secured Parties, the Backup Servicer, the Collateral Custodian or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 7.13. The Servicer Not to Resign. The Servicer shall resign only with the prior written consent of the Administrative Agent and the Majority Lenders or if the Servicer provides an Opinion of Counsel to the Administrative Agent to the effect that such Servicer is no longer permitted by law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until a Successor Servicer, acceptable to the Administrative Agent has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Credit and Collection Policy.

Section 7.14. Servicer Termination Events. The occurrence and continuance of any one of the following events shall constitute a “Servicer Termination Event” hereunder:

(a) Any failure by the Servicer to deliver to the Lenders any proceeds or payment required to be so delivered under the terms of this Agreement or any Servicer Transaction Document and such failure continues unremedied for a period of two (2) Business Days after the earlier of actual knowledge or written notice thereof;

(b) Any failure by the Servicer to deliver a Monthly Report in accordance with this Agreement on any Determination Date or, solely if such failure could not be prevented by the exercise of reasonable diligence by the Servicer and such failure was caused by a Force Majeure Event, the failure by the Servicer to deliver such Servicer’s Certificate on or prior to the fifth (5th) Business Day following the related Payment Date;

(c) Any Lien securing the Obligations shall, in whole or in part, not be or cease to be a perfected first priority security interest as a result of any act or omission on the part of the Servicer;

(d) (i) Failure on the part of the Servicer to duly observe or perform any covenants or agreements of the Servicer set forth in Section 2.11(c) hereof; or (ii) failure on the part of the Servicer to duly observe or perform any covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document (other than those covenants and agreements described in subclause (i) of this clause (d) or clauses (a), (b) and (c) of this Section 7.14), and such failure adversely affects the rights or interests of the Lenders and continues unremedied for a period of twenty (20) days after the earlier of actual knowledge and notice thereof;

(e) The Servicer shall become subject to an Insolvency Event;

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any Transaction Document, or any certificate, report or other writing delivered pursuant thereto, shall prove to be incorrect in any material respect as of the time when the same shall have been made and, if capable of being cured, is not cured within twenty (20) days after the earlier of actual knowledge or notice thereof; or

(g) A Termination Event has occurred and is continuing.

Upon the occurrence of any of the foregoing, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent (at the direction, and with the consent, of the Supermajority Lenders), the Administrative Agent, by written notice to the Servicer (with a copy to the Backup Servicer, the Paying Agent, each Hedge Counterparty and the Collateral Custodian) (each, a “Servicer Termination Notice”), may, with the consent of, and shall, at the direction of, Supermajority Lenders, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

Section 7.15. Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer, the Backup Servicer and the Administrative Agent. The Administrative Agent may, with the consent of the Majority Lenders, at the time described in the immediately preceding sentence, appoint the Backup Servicer as the Successor Servicer hereunder, and the Backup Servicer shall on such date assume all duties, liabilities and obligations of the Servicer hereunder from and after such date, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer, except as otherwise expressly provided herein.

(b) In the event that the Servicer is terminated as provided herein and the Administrative Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, the Administrative Agent shall (at the direction and with the consent of the Majority Lenders) as promptly as possible appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of subprime automobile receivables as the Successor Servicer hereunder.

(c) Upon the termination and removal of the Servicer, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the Backup Servicer or Successor Servicer, as applicable, for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, and the related accounts and records maintained by the Servicer. In the case that the Backup Servicer or any other Successor Servicer shall not agree to perform any duties or obligations of the Servicer hereunder, such duties or obligations may be performed or delegated by the Administrative Agent (with the consent of the Majority Lenders).

(d) The Administrative Agent shall have the same rights of removal and termination for cause with respect to the Backup Servicer or any Successor Servicer as with respect to FCA as the Servicer.

(e) All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the transferring of Receivables to the Backup Servicer or Successor Servicer, as applicable, converting the Servicer’s data to the Backup Servicer’s or Successor Servicer’s, as applicable, computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable transition expenses not exceeding $150,000 (the “Transition Expenses”). In no event shall the Backup Servicer or the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.08(ii).

(f) Upon its appointment, the Backup Servicer (subject to Section 7.15(a)) or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable; provided, however, that any Successor Servicer (including the Backup Servicer) shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor becomes the Successor Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other Person and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including FCA. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of gross negligence or willful misconduct of the Backup Servicer in its role as Successor Servicer.

(g) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Receivables.

(h) The Administrative Agent may, solely for purposes of establishing the fee to be paid to the Backup Servicer or any other Successor Servicer after a notice of removal of the Servicer pursuant to this Article, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of asset-backed securities secured by subprime automobile loans similar to the Receivables and that are not Affiliates of the Servicer or the Borrower and are reasonably acceptable to the Administrative Agent and the Majority Lenders. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee and that any fees and transfer costs in excess of the Servicing Fee shall be paid by the Borrower from amounts received pursuant to Section 2.08. The Borrower may also solicit additional bids from other such entities. The Successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.08 (up to the Servicing Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Administrative Agent and may revise the percentage used to calculate the Servicing Fee.

Section 7.16. Merger or Consolidation, Assumption of Obligations or Resignation, of the Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer may be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) which may succeed to the duties and obligations of the Servicer under this Agreement following the resignation of the Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent to perform every obligation of the Servicer hereunder, shall, with the prior written consent of the Administrative Agent, be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) prior written notice of such consolidation, merger, succession or resignation shall be delivered by the Servicer to the Administrative Agent, the Paying Agent, each Hedge Counterparty and the Collateral Custodian;

(ii) immediately after giving effect to such consolidation, merger, succession or resignation, no Servicer Termination Event and no event which after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and is continuing;

(iii) no Termination Event or Unmatured Termination Event would occur as result of such consolidation, merger, succession or resignation;

(iv) the Servicer shall have delivered to the Borrower, the Backup Servicer, the Paying Agent, the Collateral Custodian and the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Transaction Documents to which it is a party relating to such transaction have been complied with; and

(v) the Servicer shall have delivered to the Borrower, the Backup Servicer, the Paying Agent, the Collateral Custodian and the Administrative Agent an Opinion of Counsel covering such matters as the Administrative Agent may reasonably request and stating to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower, the Secured Parties, the Collateral Custodian and the Administrative Agent in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest’

provided, further, that at any time the Backup Servicer is acting as Servicer, the Servicer shall not be required to comply with clauses (i) through (v) of the foregoing proviso, so long as (x) the Servicer shall provide prior written notice to the Administrative Agent, the Paying Agent and the Collateral Custodian of the occurrence of any event described in clauses (a)-(d) above with respect to the Servicer and (y) within thirty (30) days following the effectiveness of any such event, the Administrative Agent may, upon written notice to the Servicer, remove the Servicer.

Section 7.17. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Administrative Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due, from funds available to the Borrower under Section 2.08(xiii), any Taxes, including any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 7.18. Designation of the Backup Servicer.

(a) The backup servicing role with respect to the Receivables shall be conducted by the Person appointed to act as Backup Servicer hereunder from time to time in accordance with this Section.

(b) The Borrower and the Administrative Agent, on behalf of the Secured Parties, each hereby appoints and directs Wells Fargo to act as Backup Servicer, for the benefit of the Administrative Agent and the Secured Parties. The Backup Servicer hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(c) Until the receipt by Wells Fargo of a notice from the Administrative Agent of the designation of a new Backup Servicer pursuant to Section 7.21, Wells Fargo agrees that it will not terminate its activities as Backup Servicer hereunder.

Section 7.19. Duties of the Backup Servicer. From the Closing Date until the earlier of (i) its removal pursuant to Section 7.21 or (ii) the Facility Termination Date, the Backup Servicer shall perform, on behalf of the Administrative Agent and the Secured Parties, the duties and obligations set forth in Section 7.10 and Section 7.11.

Section 7.20. Backup Servicing Compensation. As compensation for its back-up servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Borrower. The Backup Servicer shall be entitled to receive its Backup Servicing Fee to the extent of funds available therefor pursuant to Section 2.08. The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer pursuant to Section 7.21 or (iii) the termination of this Agreement.

Section 7.21. Backup Servicer Removal. The Backup Servicer may be removed in connection with a breach by the Backup Servicer of any representation, warrant or covenant of the Backup Servicer under this Agreement, or otherwise in the discretion of the Majority Lenders, by notice given in writing and delivered to the Backup Servicer from the Administrative Agent (a “Backup Servicer Termination Notice”). On and after the receipt by the Backup Servicer of a Backup Servicer Termination Notice, the Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Backup Servicer and the Majority Lenders.

Section 7.22. The Backup Servicer Not to Resign. The Backup Servicer shall resign only with the prior written consent of the Administrative Agent and the Majority Lenders or if the Backup Servicer provides an Opinion of Counsel to the Administrative Agent and the Lender Group Agents to the effect that the Backup Servicer is no longer permitted by law to act as Backup Servicer hereunder. No termination or resignation of the Backup Servicer hereunder shall be effective until a successor Backup Servicer, acceptable to the Administrative Agent and the Majority Lenders has accepted its appointment as successor Backup Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Credit and Collection Policy.

Section 7.23. Covenants of the Backup Servicer.

(a) Affirmative Covenants. From the date hereof until the Facility Termination Date:

(i) Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws and all of its obligations under this Agreement.

(ii) Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(b) Negative Covenant. From the date hereof until the Facility Termination Date, the Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Administrative Agent, the Majority Lenders and the Borrower.

ARTICLE EIGHT

TERMINATION EVENTS

Section 8.01. Termination Events.

(a) Each of the following events shall constitute a “Termination Event”:

(i) Default in the payment of any interest on the Loans or any other amount (except principal) due and payable by FC HoldCo, FCA, CF Capital, FC Funding, the Borrower or the Servicer under this Agreement or any other Transaction Document when the same becomes due and payable, and such default shall continue for a period of two (2) business days after the earlier of actual knowledge or written notice thereof;

(ii) Default in the payment of the Monthly Principal Payment Amount when the same becomes due and payable, and such default shall continue for a period of two (2) business days after the earlier of actual knowledge or written notice thereof, provided, that if (x) such failure is caused solely as a result of a change in the Advance Rate or the Legacy Receivables Advance Rate due to a Performance Trigger and (y) no other Termination Event or Unmatured Termination Event, Servicer Termination Event or event that, after the giving of notice or the lapse of time, or both, would constitute a Servicer Termination Event, shall have occurred and be continuing, then no Termination Event shall occur under this clause (ii) unless such failure continues to exist on the next succeeding Determination Date (after giving effect to the application of Available Funds on the related Payment Date in accordance with Section 2.08);

(iii) FC HoldCo, FCA, FC Funding, CF Capital or the Borrower shall become subject to an Insolvency Event;

(iv) Failure on the part of FC HoldCo, FCA, CF Capital, FC Funding, the Borrower or the Servicer to duly observe or perform any of its covenants or agreements set forth in this Agreement or any other Transaction Document (other than as described elsewhere in this Section 8.01(a)) that adversely affects the rights or interests of the Lenders and continues unremedied for a period of twenty (20) days after the earlier of actual knowledge and notice thereof;

(v) Any representation, warranty or statement of FC HoldCo, FCA, CF Capital, FC Funding the Borrower or the Servicer made in this Agreement or any Transaction Document, or any certificate, report or other writing delivered pursuant thereto, shall prove to be incorrect in any material respect as of the time when the same shall have been made and, if capable of being cured, is not cured within twenty (20) days after the earlier of actual knowledge or notice thereof; provided that no breach shall be deemed to occur in respect of any representation or warranty relating to eligibility of any Receivable on the Closing Date, any Funding Date or any Determination Date if FC Funding has repurchased such Receivable in accordance with the provisions of the Purchase Agreement;

(vi) The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Borrower or any material portion of the assets of FC HoldCo, FCA, CF Capital or FC Funding and such Lien shall not have been released within thirty (30) days, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of FC HoldCo, FCA, CF Capital, FC Funding or the Borrower and such Lien shall not have been released within thirty (30) days;

(vii) (a) Any Transaction Document or any Lien granted thereunder by FCA, CF Capital, FC Funding or the Borrower shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of FCA, CF Capital, FC Funding or the Borrower or (b) FCA, CF Capital, FC Funding or the Borrower or any other party shall, directly or indirectly, disaffirm or contest in any manner such effectiveness, validity, binding nature or enforceability;

(viii) Any Lien securing the Obligations shall, in whole or in part, not be or cease to be a perfected first priority security interest;

(ix) A Servicer Termination Event shall have occurred;

(x) FC HoldCo, FCA, CF Capital or FC Funding shall fail to pay any principal of or premium or interest on any indebtedness having a principal amount of $5,000,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness and shall not be waived by the requisite holders of such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness of FC HoldCo, FCA, CF Capital or FC Funding, as applicable, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(xi) There shall occur a “termination event” or “event of default” or similar event (other than a default by a Lender or by a Hedge Counterparty) under any other Transaction Document;

(xii) As of any Payment Date, after giving effect to the distributions on such Payment Date, (A) the Reserve Amount is less than the Reserve Account Required Amount, and such deficiency is not cured on or prior to the immediately succeeding Payment Date or (B) the Hedge Reserve Amount is less than the Hedge Reserve Account Required Amount and such deficiency is not cured on or prior to the immediately succeeding Payment Date;

(xiii) A notice of termination with respect to the Master Collection Account Control Agreement shall have been delivered to the Servicer or the Master Collection Account Control Agreement shall be terminated, and a replacement control agreement with respect to the Lockbox Account and Master Collection Account shall not have become effective within ninety (90) days after the earlier of receipt of such notice or such termination;

(xiv) As of any Determination Date (in each case calculated without including the Portfolio Purchase Receivables in any component thereof):

(A) the Net Spread shall be less than or equal to 4.00%;

(B) the Rolling Average Delinquency Ratio shall be greater than (x) for any Collection Period during the period from April 1 to September 30 (and the two preceding Collection Periods), greater than 5.75%; or (y) for any Collection Period during the period from October 1 to March 31 (and the two preceding Collection Periods), greater than 6.50%;

(C) the Rolling Annualized Net Loss Ratio shall be greater than 11.00%; or

(D) the Rolling Average Extension Ratio shall be greater than 4.00%;

(xv) A Change in Control shall have occurred;

(xvi) The Tangible Net Worth shall be less than the sum of (a) $180,000,000 plus (b) 50% of the cumulative positive net income (without deduction for negative net income) of FC HoldCo for each fiscal quarter having been completed since December 31, 2014;

(xvii) The Leverage Ratio shall be greater than 10.0:1.0;

(xviii) FCA, CF Capital and FC Funding shall, as of the last day of any calendar month, fail to have (A) unrestricted cash and cash equivalents and (B) amounts available to be drawn under the credit facilities of FCA and FC Funding and their consolidated subsidiaries so long as FCA or FC Funding, as applicable, can satisfy all conditions precedent to borrowing such amounts, greater than or equal to $5,000,000;

(xix) The Borrower shall fail to satisfy the requirements of Section 6.03 of this Agreement;

(xx) Mike Ritter ceases to be actively engaged in the management and day-to-day affairs of FCA as its president, chief executive officer or as a member of the board of directors of FCA and the Supermajority Lenders have not approved (which approval shall not be unreasonably withheld or delayed) a successor within 60 days of the foregoing; or

(xxi) One or more final judgments for the payment of $5,000,000 or more rendered against FCA, CF Capital, FC Funding or any of their material Subsidiaries or Affiliates (other than the Borrower) or one or more final judgments for the payment of $50,000 or more rendered against the Borrower, and such amount is not covered by insurance or indemnity or not discharged, paid or stayed within thirty days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

(b) Upon the occurrence of any Termination Event, the Revolving Period will immediately terminate, the Amortization Date will automatically occur, no further Loans will be made hereunder and all Loans and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable, without demand, presentment or any notice of any kind, all of which are hereby expressly waived by the Borrower, in each case, automatically without any further action on the part of the Administrative Agent, any Lender or any other Person, and the Administrative Agent and the Lenders will have all rights and remedies available to them under the Transaction Documents and applicable law (such rights and remedies to be cumulative and nonexclusive).

(c) Upon the occurrence of the Amortization Date in accordance with Section 8.01(b), the Revolving Period shall immediately terminate without further action required on the part of any Person and no further Loans will be made hereunder.

Section 8.02. Actions Upon the Occurrence of the Amortization Date. Upon the occurrence of the Amortization Date, the Administrative Agent, at the direction of the Supermajority Lenders, shall exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, the Administrative Agent, at the direction of the Supermajority Lenders, shall take the following remedial actions:

(a) The Administrative Agent may take any action permitted under the Transaction Documents; provided, further however, that the Administrative Agent shall not foreclose on or sell any Collateral without the prior written consent of the Supermajority Lenders and prior written notice to each Hedge Counterparty.

(b) Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Administrative Agent may, on behalf of the Administrative Agent and the Secured Parties and without notice except as specified below, foreclose on the Collateral or any part of the Collateral, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable and the Administrative Agent shall apply the proceeds from the sale of the Collateral (net of expenses) to any amounts payable by the Borrower with respect to the Obligations in accordance with the priorities required by Section 2.08. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns.

(c) Upon the completion of any sale under Section 8.02(b), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(d) At any sale under Section 8.02(b), FCA, CF Capital, FC Funding, the Administrative Agent or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 8.02(b) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price.

(e) The Administrative Agent may exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral.

Section 8.03. Exercise of Remedies. No failure or delay on the part of the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, the Secured Parties, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Administrative Agent or the Secured Parties would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 8.04. Waiver of Certain Laws. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Administrative Agent or such court may determine.

Section 8.05. Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article, including (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Administrative Agent, directly or through a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

ARTICLE NINE

INDEMNIFICATION

Section 9.01. Indemnities by the Borrower. Without limiting any other rights which the Backup Servicer, the Paying Agent, the Collateral Custodian, the Administrative Agent, the Lender Group Agents, each Lender or its assignee, or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Backup Servicer, the Paying Agent, the Collateral Custodian, the Administrative Agent, each Secured Party or its assignee, and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time an Eligible Receivable;

(ii) reliance on any representation or warranty made or deemed made by the Borrower under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document or a failure by the Borrower to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Transaction Document, or with any Applicable Law with respect to any Contract or Receivable, the related Financed Vehicle or the non-conformity of any Contract with any such Applicable Law and any failure by any Originator or any Affiliate thereof to perform its respective duties under the Contracts and Receivables included as a part of the Collateral;

(iv) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in any or all of the Collateral or a valid and enforceable first priority perfected security interest in any or all of the Collateral;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Transaction Documents;

(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable or a Portfolio Purchase Receivable (including a defense based on the Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii) any failure by the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement;

(viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Contract or the related Financed Vehicle;

(ix) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(x) any repayment by the Administrative Agent or a Secured Party of any amount previously distributed in reduction of the Loans Outstanding or payment of Interest, any obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid;

(xi) any litigation, proceeding or investigation (a) before any Governmental Authority in respect of any Contract, Receivable or Financed Vehicle included as part of the Collateral (1) that is not commenced by such Indemnified Party or (2) if commenced by an Indemnified Party, in which such Indemnified Party is the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause (a) resulting from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (b) relating to or arising from the Transaction Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans by the Borrower or any other investigation, litigation or proceeding relating to the Borrower in which any Indemnified Person becomes involved as a result of any of the transactions contemplated by the Transaction Documents;

(xii) the use of the proceeds of any Loan;

(xiii) any failure by the Borrower to give reasonably equivalent value to FC Funding in consideration for the transfer by FC Funding to the Borrower of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code;

(xiv) the failure of the Borrower to remit to the Servicer or the Administrative Agent, Collections remitted to the Borrower in accordance with the terms hereof or the commingling by the Borrower of any Collections with other funds, except as otherwise permitted under the Transaction Documents;

(xv) all reasonable and documented fees, costs and expense (including reasonable legal fees and expenses) incurred by any Lender, their respective Support Providers, the Lender Group Agents or the Administrative Agent in connection with reviewing of Hedge Transactions or entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Transaction Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Borrower or the Servicer, or is required or necessary under the Transaction Documents; or

(xvi) any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by the Administrative Agent or any Lender as a result of funding all or any portion of the Loans or the acceptance of payments or of Collateral due under the Transaction Documents.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Indemnified Amounts to the extent such Indemnified Amounts are or result from taxes asserted with respect to taxes on, or measured by, the net income of the applicable Indemnified Party.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against (A) nonpayment by an Obligor of an amount due and payable with respect to a Receivable, except to the extent such indemnity directly results from the Borrower’s breach of its obligations hereunder, and (B) any loss in value of any Financed Vehicle or Permitted Investments due to changes in market conditions or for any other reasons outside the Borrower’s control. For the avoidance of doubt, this Section 9.01 shall not apply to Taxes, which shall be governed by Section 2.14.

Any amounts subject to the indemnification provisions of this Section shall be paid by the Borrower solely pursuant to the provisions of Section 2.08 in the order and priority set forth therein.

Section 9.02. Indemnities by the Servicer. Without limiting any other rights which the Backup Servicer, the Paying Agent, the Collateral Custodian, the Administrative Agent, the Lender Group Agents, each Lender or its assignee, or any of their respective Affiliates may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify the Indemnified Parties with respect to any Indemnified Amounts awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the Servicer shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by the Servicer under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document or a failure by the Servicer to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Transaction Document, or with any Applicable Law with respect to any Contract or Receivable, the related Financed Vehicle and any failure by the Servicer to perform its duties under the Contracts and Receivables included as a part of the Collateral;

(iii) the failure by the Servicer to pay when due any Taxes for which the Servicer is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(iv) any litigation, proceeding or investigation (a) before any Governmental Authority in respect of any Contract, Receivable or Financed Vehicle included as part of the Collateral based in whole or in part on any act or omission of the Servicer; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (b) relating to or arising from the Transaction Documents, the transactions contemplated hereby and thereby, or any other investigation, litigation or proceeding relating to the Servicer in which any Indemnified Person becomes a party as a result of any of the transactions contemplated by the Transaction Documents; or

(v) the failure of the Servicer to remit or deposit Collections received by the Servicer in accordance with the terms of this Agreement and the Transaction Documents or the commingling by the Servicer of any Collections with other funds, except as otherwise permitted under the Transaction Documents;

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Indemnified Amounts to the extent such Indemnified Amounts are or result from taxes asserted with respect to taxes on, or measured by, the net income of the applicable Indemnified Party.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against (A) nonpayment by an Obligor of an amount due and payable with respect to a Receivable, except to the extent such indemnity directly results from the Servicer’s breach of its obligations hereunder, and (B) any loss in value of any Financed Vehicle or Permitted Investments due to changes in market conditions or for any other reasons outside the Servicer’s control.

Any amounts subject to the indemnification provisions of this Section shall be paid by the Servicer to the applicable Indemnified Party by wire transfer of immediately available funds within thirty (30) days of demand therefor. For the avoidance of doubt, this Section 9.02 shall not apply to Taxes, which shall be governed by Section 2.14.

ARTICLE TEN

THE AGENTS

Section 10.01. Authorization and Action.

(a) Each Lender and each Secured Party hereby designates and appoints Wells Fargo Bank, National Association (and Wells Fargo Bank, National Association accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of the Aggregate Unpaids.

(b) Each Lender hereby irrevocably designates and appoints its related Lender Group Agent as the agent (and each such Lender Group Agent accepts such designation and appointment) of such Lender under this Agreement, and each such Lender irrevocably authorizes its related Lender Group Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Lender Group Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent or any Lender Group Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Lender Group Agent.

(d) The Administrative Agent and each Lender Group Agent shall promptly distribute to each Lender all notices, requests for consent, Officer Certificates, reports and other certifications and information received by the Administrative Agent or such Lender Group Agent from the Borrower, the Servicer, the Backup Servicer, the Paying Agent or the Collateral Custodian under this Agreement.

Section 10.02. Delegation of Duties. Each of the Administrative Agent and each Lender Group Agent may execute any of its duties under any of the Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent or any Lender Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.03. Exculpatory Provisions. None of the Administrative Agent or any Lender Group Agent nor any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Backup Servicer, the Paying Agent, the Collateral Custodian, the Borrower, FCA, FC Funding or CF Capital contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. None of the Administrative Agent or any Lender Group Agent shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. None of the

Administrative Agent or any Lender Group Agent shall be deemed to have knowledge of any Termination Event or Servicer Termination Event unless a Responsible Officer of the Administrative Agent or such Lender Group Agent has received written notice thereof from the Borrower, the Servicer or a Secured Party.

Section 10.04. Reliance.

(a) Each of the Administrative Agent and each Lender Group Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Administrative Agent), independent accountants and other experts selected by the Administrative Agent or such Lender Group Agent, as applicable.

(b) Each of the Administrative Agent and each Lender Group Agent shall be fully justified in failing or refusing to take any action under any of the Transaction Documents unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Transaction Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(d) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Transaction Documents in accordance with a request of Owners having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Owners, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(e) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Termination Event unless a Responsible Officer has received written notice from the Borrower, the Servicer, the Backup Servicer or any Lender, referring to this Agreement and describing such event. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders.

Section 10.05. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Servicer, the Backup Servicer, the Paying Agent, the Collateral Custodian and the Originators shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, the Backup Servicer, the Paying Agent, the Collateral Custodian and the Originators, and the Receivables and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, the Backup Servicer, the Paying Agent, the Collateral Custodian or the Originators, and the Receivables. Except for notices, reports and other documents received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Servicer, the Backup Servicer, the Paying Agent, the Collateral Custodian or the Originators, or the Receivables which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 10.06. Indemnification. Each Committed Lender agrees to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to the Commitments of their respective Lender Groups (or, if the Commitments have terminated, Invested Percentages) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Loans Outstanding) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Administrative Agent resulting from such party’s own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the Administrative Agent.

Section 10.07. Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other party to a Transaction Document as though it were not Administrative Agent hereunder. In addition, the Lenders acknowledge that the Administrative Agent may act (i) as administrator, sponsor or agent for one or more Conduit

Lenders and in such capacity act and may continue to act on behalf of each such Conduit Lender in connection with its business and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Conduit Lenders is party and in various other capacities relating to the business of any such Conduit Lender under various agreements. The Administrative Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as Administrative Agent other than as expressly provided in this Agreement. The Administrative Agent may act as Administrative Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 10.08. Assignment. The Administrative Agent may freely assign its rights and obligations hereunder upon ten days’ notice to the Lenders and the Borrower.

Section 10.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Lenders shall appoint a successor Administrative Agent. Any successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent or agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 10.10. Joint Structuring and Syndication Agents. The Joint Structuring and Syndication Agents shall each be entitled to the rights and protections afforded to the Administrative Agent under this Article X.

ARTICLE ELEVEN

ASSIGNMENTS; PARTICIPATIONS

Section 11.01. Assignments and Participations.

(a) Each Lender agrees that the Notes or interest therein owned by such Lender pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and that such Lender will not offer to sell or otherwise dispose of the Notes or the interest therein so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable State securities laws. Each Lender hereby confirms and agrees that, in connection with any syndication, offering, transfer or sale by it of any interest in the Notes, such Lender has not engaged and will not engage in a general solicitation or general advertising.

(b) Each Lender may upon at least 15 days’ prior written notice to the Administrative Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender’s rights and obligations under this Agreement (including, in the case of a Lender that is a member of a Tranched Lender Group being an assignment of the same percentage of the Class A Note Balance and the Class B Note Balance held by such Lender to such assignee), (ii) the amount of the assigning Lender’s share of its Lender Group’s Commitment being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $10,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Lender’s share of its Lender Group’s Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Lender Register, an Assignment and Acceptance, (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Twelve and (vii) there shall be no increased costs, expenses or taxes incurred by the Administrative Agent or the Lenders upon assignment or participation; provided, further, that each Conduit Lender may, at any time and without any prior notice, assign all or a portion of its rights and obligations under this Agreement to an Affiliate of such Conduit Lender or to its related Committed Lender and such Conduit Lender shall promptly thereafter notify the Administrative Agent of such assignment. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assignee confirms that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names, addresses, Lender Group and Commitment of each Lender and the Principal Amount of each Loan made by each Lender from time to time and the Owner of the Note issued to the related Lender Group Agent (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Paying Agent, the Collateral Custodian and the Lenders shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement and shall treat each Person whose name is recorded in the Lender Register as the Owner of a Note as the owner of such Note for all purposes of this Agreement, including for purposes of making payments in respect thereof; provided, however, that the records of the Lender Group Agent of the Loans made by the Lenders in the related Lender Group, and the repayments thereof, shall be conclusive and binding, absent manifest error, as among the members of such Lender Group. The Lender Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Subject to the provisions of Section 11.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

(f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its share of its Lender Group’s Commitment and each Loan owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its share of its Lender Group’s Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a

Lender (including any right to receive payment) under Sections 2.13 and 2.14 (subject to the requirements and limitations set forth therein); provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, and no Lender granting a participation shall be entitled to receive payment under either such Section in an amount which exceeds the sum of (i) the amount to which such Lender is entitled under such Section with respect to any portion of any Loan owned by such Lender which is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 11.01.

(g) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

(h) Nothing herein shall prohibit (x) any Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law or (y) any Conduit Lender from pledging or granting a security interest in all or any portion of its rights (including, without limitation, any Loans and any rights to payment of principal and Interest) under this Agreement to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act; and any such pledge, collateral assignment or grant of security interest may be made without compliance with Section 11.01(a) or 11.01(b).

ARTICLE TWELVE

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

Section 12.01. Covenants of the Borrower, the Servicer, the Backup Servicer, the Paying Agent and the Collateral Custodian. Each of the Borrower, the Servicer, the Backup Servicer, the Paying Agent and the Collateral Custodian, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of a Lender under this Agreement), except as the Administrative Agent, any Lender Group Agent or any such Lender may have consented to in writing prior to any proposed disclosure and except it may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, subservicers, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer, the Backup Servicer, the Paying Agent or the Collateral Custodian in breach of this Agreement (iii) to any investment fund or managed account controlled or managed directly or indirectly by Perella Weinberg Partners Capital Management

LP and or its or their respective Affiliates or (iv) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Transaction Documents (other than the Fee Letters and any other fee letter executed in connection herewith and excluding from any such copy the identity of each Lender)) as exhibits to filings required to be made with the Securities and Exchange Commission, or in connection with any legal or regulatory proceeding or (b) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iv)(a), the Borrower, the Servicer, the Backup Servicer, the Paying Agent or the Collateral Custodian, as applicable, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Lenders of its intention to make any such disclosure prior to making such disclosure.

Section 12.02. Covenants of the Administrative Agent, the Lender Group Agents, the Lenders, the Backup Servicer, the Paying Agent and the Collateral Custodian.

(a) Each of the Administrative Agent, each Lender Group Agent, each Lender, the Backup Servicer, the Paying Agent and the Collateral Custodian covenants and agrees that it will not disclose any of the Confidential Information now or hereafter received or obtained by it without the Borrower’s prior written consent; provided, however, that (i) it may disclose any such Confidential Information to those of its employees or Affiliates directly involved in the transactions contemplated by the Transaction Documents, (ii) the Administrative Agent, each Lender Group Agent and each Lender may disclose any such Confidential Information to the Rating Agencies or any other nationally-recognized statistical rating agency in connection with the rating of the Loans hereunder or the rating of the Commercial Paper Notes of any Conduit Lender, including in compliance with Rule 17g-5 under the Exchange Act (or any similar rule or regulation in any relevant jurisdiction), (iii) any Conduit Lender (or any administrative agent on its behalf) and its officers and employees may disclose such Confidential Information to any collateral trustee appointed by such Conduit Lender to comply with Rule 3a-7 under the Investment Company Act, provided that such collateral trustee is informed of the confidential nature of such information and (iv) each of the Administrative Agent, each Lender Group Agent, each Lender, the Backup Servicer, the Paying Agent and the Collateral Custodian may disclose any such Confidential Information to its Advisors (including the directors, officers, external accountants, and attorneys of such Advisors) who need to know such information for the purpose of assisting it in connection with the transactions contemplated by the Transaction Documents. Each of the Administrative Agent, each Lender Group Agent and each Lender agrees to be responsible for any breach of this Agreement by its employees, Affiliates and Advisors, and it agrees that its employees, Affiliates and Advisors will be advised by it of the confidential nature of such information and that it shall cause its Affiliates to be bound by this Agreement.

(b) None of the Administrative Agent, any Lender Group Agent, any Lender, the Backup Servicer, the Paying Agent, the Collateral Custodian nor any of their respective Affiliates, employees, agents or Advisors, without the prior written consent of the Borrower, will disclose to any person the fact that Confidential Information has been provided to it or them, that discussions or negotiations have taken place with respect to the transactions contemplated by the Transaction Documents, or the existence, terms, conditions or other facts of the transactions contemplated by the Transaction Documents, including the status thereof.

(c) If the Administrative Agent, any Lender Group Agent, any Lender, the Backup Servicer, the Paying Agent, the Collateral Custodian or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations took place with respect to the transactions contemplated by the Transaction Documents), the related entity shall promptly notify the Borrower and FCA in writing (unless it has been advised by an Opinion of Counsel that such notification is prohibited by law or regulation) of such requirement so that the Borrower and/or FCA, at their sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. The Administrative Agent, each Lender Group Agent, each Lender, the Backup Servicer, the Paying Agent and the Collateral Custodian agrees to use its reasonable efforts, upon the written request of the Borrower or FCA, to obtain or assist the Borrower or the Servicer in obtaining any such protective order. Failing the reasonably timely entry of a protective order or the reasonably timely receipt of a waiver hereunder, it may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it have been advised by an Opinion of Counsel that it is legally compelled to disclose; provided that it agrees to use reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.

Notwithstanding the foregoing, it is understood that the Administrative Agent, each Lender Group Agent, each Lender, the Backup Servicer, the Paying Agent and the Collateral Custodian or any of their Affiliates may be required to disclose (and may so disclose, without liability hereunder, provided that it complies with the following sentence) the Confidential Information or portions thereof at the request of a bank examiner or other Governmental Authority or in connection with an examination of it or its Affiliates by a bank examiner or other Governmental Authority, including in connection with the regulator compliance policy of Administrative Agent, such Lender Group Agent, any Lender, the Backup Servicer, the Paying Agent or the Collateral Custodian. Under such circumstances, the related entity agrees to provide notice to the Seller and FCA as soon as practicable in connection with (and, if possible, before) releasing the Confidential Information to the bank examiner or other Governmental Authority pursuant to such request or examination.

(d) It is understood and agreed that no failure or delay by the Servicer, the Backup Servicer, the Paying Agent, the Collateral Custodian, the Borrower, the Administrative Agent, any Lender Group Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Section 12.03. Non-Confidentiality of Tax Treatment and Tax Structure. Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with Treasury Regulations Section 1.6011-4T, Section 301.6111-1T and Section 301.6112-1T of the Code, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind (other than limitations imposed by State or federal securities laws), the structure and tax aspects of the transactions, and all materials of any kind

(including opinions or other tax analyses) that are provided to each such party related to such structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that it use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary of exclusive) for the benefit of any other Person (other than as it may be limited by State or federal securities laws).

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01. Amendments and Waivers.

(a) Except as provided in Section 13.01(b), no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrower, the Servicer, the Administrative Agent and the Majority Lenders; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Paying Agent, the Backup Servicer, the Securities Intermediary or the Collateral Custodian, as applicable, affect the rights or duties of the Paying Agent, the Backup Servicer, the Securities Intermediary or the Collateral Custodian under this Agreement or any other Transaction Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Joint Structuring and Syndication Agents, affect the rights or duties of the Joint Structuring and Syndication Agents under this Agreement or any other Transaction Document and (iii) no amendment, waiver or other modification that could have a material adverse effect on the rights or obligations of any Hedge Counterparty shall be effective against such Hedge Counterparty without the written agreement of such Hedge Counterparty, which consent shall not be unreasonably withheld or delayed and the Borrower shall provide prior written notice of any proposed amendment, waiver or other modification of this Agreement at least five (5) Business Days prior to the effectiveness thereof to each Hedge Counterparty. The Borrower shall furnish a copy of any amendment, waiver or other modification to each of the other parties hereto (other than those parties signatory to such amendment, waiver or modification) and to each Hedge Counterparty.

(b) Notwithstanding the foregoing,

(i) no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall without the written agreement of the Supermajority Lenders:

(A) amend, modify or waive any Termination Event or Servicer Termination Event (except for any Termination Event specified in clause (iv) of this Section 13.01(b)) or amend or change, or waive compliance with, the definition of the “Performance Trigger” or “Performance Trigger Event” or any defined term utilized directly or indirectly in the definitions of such terms;

(B) amend or change, or waive compliance with, the definition of “Change in Control”, “Servicer Termination Event” or “Termination Event” or any defined term utilized directly or indirectly in the definitions of such terms;

(C) amend any provision of Section 2.13 hereof; or

(D) amend any provision of Section 6.03 hereof;

(ii) no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall without the written agreement of the Lenders representing 100% of the Invested Percentage amend or modify the definition of “Advance Rate”, “Legacy Receivable Advance Rate”, “Borrowing Base”, “Borrowing Base Deficiency”, “Excluded Receivables Balance”, “Legacy Receivable”, “Portfolio Purchase Receivable” or amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in any such defined term in a manner that would circumvent the intention of the restrictions set forth in this clause;

(iii) no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall without the consent of each affected Lender:

(A) reduce the principal or the rate of interest on any Loans or any fees or other amounts payable hereunder or any other Transaction Document or delay any scheduled date for payment thereof;

(B) amend any provision of Section 2.08 hereof;

(C) change any provision of this Section or the definition of “Majority Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive, or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(D) change the Used Fee Rate or the Unused Fee Rate;

(E) consent to or permit any assignment by the Borrower of its rights and obligations hereunder; or

(F) extend the Commitment Termination Date; and

(iv) no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall without the consent of each Lender, waive the occurrence of a Termination Event under clause (i) or (iii) of Section 8.01(a) hereof or in respect of a covenant herein or provision hereof which cannot be waived, modified or amended without the consent of each Lender.

Section 13.02. Notices, Etc. All notices and other communications (including investment instructions) provided for hereunder shall, unless otherwise stated herein, be in writing (including e-mail communication and communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on Schedule G hereto or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) e-mail or (iii) facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail, telecopier or e-mail. Schedule G shall be updated from time to time by the Administrative Agent to reflect any applicable changes in connection with the execution and delivery of an Assignment and Acceptance and forwarded to the other parties hereto.

Section 13.03. No Waiver, Rights and Remedies. No failure on the part of the Administrative Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 13.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Backup Servicer, the Paying Agent, the Collateral Custodian, the Administrative Agent, the Secured Parties and their respective successors and permitted assigns. Each Hedge Counterparty is an express third-party beneficiary of the rights of a “Hedge Counterparty” set forth herein.

Section 13.05. Term of this Agreement. This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions of Article Nine, the confidentiality provisions of Article Twelve, the provisions of Sections 13.09 and 13.10 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement.

Section 13.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY

WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.07. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 13.08. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Administrative Agent, the Joint Structuring and Syndication Agents, the Collateral Custodian, the Paying Agent, the Backup Servicer, the Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article Nine, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Paying Agent, the Collateral Custodian, the Backup Servicer and the Secured Parties incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Paying Agent, the Collateral Custodian, the Backup Servicer and the Secured Parties with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay promptly following written demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to a Lender in connection with this Agreement or the funding or maintenance of Loans hereunder.

Section 13.09. No Insolvency Proceedings.

(a) Notwithstanding any prior termination of this Agreement, none of the Lenders, the Seller, the Servicer, the Backup Servicer, the Paying Agent or the Collateral Custodian, shall, prior to the date which is one year and one day after the final payment of the Aggregate Unpaids, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

(b) Notwithstanding any prior termination of this Agreement, each party hereto hereby agrees that it shall not institute against, or join any other person in instituting against, any Conduit Lender any Insolvency Proceeding, for one year and a day after the latest maturing Commercial Paper Note or other debt security issued by such Conduit Lender is paid.

Section 13.10. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Administrative Agent, any Lender Group Agent or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any such Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, the Lender Group Agents and any Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

(b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount received by such Conduit Lender in connection with the Notes and available to it after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of any Conduit Lender hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the Borrower, the Servicer, FC Funding and the Secured Parties agrees that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount received by any Conduit Lender in connection with the Notes and available to pay such amounts after paying or making provision for the payment of its Commercial Paper Notes.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 13.11. Limitation on Consequential, Indirect and Certain Other Damages.

(a) No claim may be made by the Borrower, the Servicer or any of their Affiliates against the Administrative Agent, any Lender Group Agent, any Lender, the Collateral Custodian, the Backup Servicer, the Paying Agent, or any of their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages arising out of or related to the transactions contemplated by this Agreement or the other Transaction Documents, or any act, omission or event occurring in connection therewith and each of the Borrower and the Servicer, to the extent permitted by law, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) No claim may be made by the Administrative Agent, any Lender Group Agent, any Lender, the Collateral Custodian, the Backup Servicer, the Paying Agent, or any of their Affiliates against the Borrower, the Servicer, or any of their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages arising out of or related to the transactions contemplated by this Agreement or the other Transaction Documents, or any act, omission or event occurring in connection therewith and each of the Administrative Agent, each Lender Group Agent, each Lender, the Collateral Custodian, the Backup Servicer, and the Paying Agent (by accepting the benefits hereof), to the extent permitted by law, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 13.12. Replacement of Lenders, Affected Entities and Agents.

(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office to reduce or eliminate such claims, or if any Lender is a Non-Consenting Lender or a Defaulting Lender, or if the Loans of any Conduit Lender are accruing Interest at the Interest Rate specified in clause (iii) of the definition thereof, or if any Lender exercises its right to delay all or any portion of a requested Loan pursuant to Section 2.2(e) hereof, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Joint Structuring and Syndication Agents, require such Lender to assign and delegate, without recourse, all of its interests, rights (other than its existing rights to payments pursuant to the Section 2.13 or Section 2.14 hereunder) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), subject to the following conditions:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee or the Borrower;

(ii) in the case of any such assignment resulting from a claim for compensation for increased costs or payments required to be made for Taxes, such assignment will result in a reduction in such compensation or payments thereafter;

(iii) such assignment does not conflict with applicable law; and

(iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Section 13.13. Patriot Act Compliance. The Administrative Agent and the Paying Agent hereby notify the Borrower that pursuant to the requirements of the Patriot Act, it, and each other Lender, may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, organizational documentation, director and shareholder information, and other information that will allow the Administrative Agent, the Paying Agent and each Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Administrative Agent and each Lender.

Section 13.14. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FCA FUNDING I LLC, as Borrower

By:	/s/ Kenneth J. Sicinski
Name:	Kenneth J. Sicinski
Title:	Vice President & Secretary

FLAGSHIP CREDIT ACCEPTANCE LLC, as Servicer

By:	/s/ Kenneth J. Sicinski
Name:	Kenneth J. Sicinski
Title:	Senior Vice President & Chief Financial Officer

CARFINANCE CAPITAL LLC, as Subservicer

By:	/s/ Jeffrey Butcher
Name:	Jeffrey Butcher
Title:	Chief Financial Officer

Signature Page to Warehouse Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Director

Signature Page to Warehouse Agreement

DEUTSCHE BANK SECURITIES INC., as a Joint Structuring and Syndication Agent

By:	/s/ Jay Steiner
Name:	Jay Steiner
Title:	Managing Director

By:	/s/ Daniel Gerber
Name:	Daniel Gerber
Title:	Director

Signature Page to Warehouse Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender Group Agent and a Committed Lender

By:	/s/ Jay Steiner
Name:	Jay Steiner
Title:	Managing Director

By:	/s/ Daniel Gerber
Name:	Daniel Gerber
Title:	Director

Signature Page to Warehouse Agreement

WELLS FARGO SECURITIES LLC, as a Joint Structuring and Syndication Agent

By:	/s/ Mary Leigh Phillips
Name:	Mary Leigh Phillips
Title:	Vice President

Signature Page to Warehouse Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender Group Agent and as a Committed Lender

By:	/s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Director

Signature Page to Warehouse Agreement

BARCLAYS BANK PLC as a Lender Group Agent and a Committed Lender

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Director

SHEFFIELD RECEIVABLES COMPANY LLC as a Conduit Lender

By:	/s/ Chin-Yong Choe
Name:	Chin-Yong Choe
Title:	Director

Signature Page to Warehouse Agreement

JPMORGAN BANK, N.A., as a Lender Group Agent and a Committed Lender

By:	/s/ Alan P. English
Name:	Alan P. English
Title:	Executive Director

CHARIOT FUNDING LLC, as a Conduit Lender

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ Alan P. English
Name:	Alan P. English
Title:	Executive Director

Signature Page to Warehouse Agreement

GOLDMAN SACHS BANK USA, as a Lender Group Agent and a Committed Lender

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

Signature Page to Warehouse Agreement

CITIBANK, N.A., as a Lender Group Agent and a Committed Lender

By:	/s/ David Mandel
Name:	David Mandel
Title:	Vice President

CAFCO, LLC, as a Conduit Lender

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Vice President

CHARTA, LLC, as a Conduit Lender

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Vice President

CIESCO, LLC, as a Conduit Lender

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Vice President

CRC FUNDING, LLC, as a Conduit Lender

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Vice President

Signature Page to Warehouse Agreement

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Collateral Custodian

By:	/s/ Christopher Corcoran
Name:	Christopher Corcoran
Title:	Director

By:	/s/ Angel Sanchez
Name:	Angel Sanchez
Title:	Authorized Signer

Signature Page to Warehouse Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer, as Paying Agent and as Securities Intermediary

By:	/s/ Brett Hudson
Name:	Brett Hudson
Title:	Vice President

Signature Page to Warehouse Agreement

SCHEDULE A

LENDER GROUPS

Lender Group	Lender Group Designation	Lender Group Agent	Conduit Lender(s)	Committed Lender	Commitment
Deutsche Bank	Non-Tranched Lender Group	Deutsche Bank AG, New York Branch	N/A	Deutsche Bank AG, New York Branch	$350,000,000
Wells Fargo	Non-Tranched Lender Group	Wells Fargo Bank, N.A.	N/A	Wells Fargo Bank, N.A.	$350,000,000
Barclays	Tranched Lender Group	Barclays Bank PLC	Sheffield Receivables Company LLC	Barclays Bank PLC	$200,000,000
Goldman	Non-Tranched Group	Goldman Sachs Bank USA	N/A	Goldman Sachs Bank USA	$200,000,000
Citibank	Non-Tranched Group	Citibank, N.A.	CAFCO, LLC CHARTA, LLC CIESCO, LLC CRC Funding, LLC	Citibank, N.A.	$150,000,000
JPMorgan	Non-Tranched Group	JPMorgan Chase Bank, N.A.	Chariot Funding LLC	JPMorgan Chase Bank, N.A.	$150,000,000
TOTAL:					$1,400,000,000

SA-1

SCHEDULE B

ELIGIBLE RECEIVABLE CRITERIA

An “Eligible Receivable” means, at any time, a Receivable as to which the following representations, warranties are true and correct at such time:

1. Such Receivable:

(A) was originated by an Originator for the retail sale or refinance of a Financed Vehicle (i) in the ordinary course of such Originator’s business, (ii) without any fraud or misrepresentation on the part of such Originator, and (iii) was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto, and the applicable Originator had all necessary licenses and permits to originate Receivables in the State where such Originator was located, except where failure to do so would not have a Material Adverse Effect;

(B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security;

(C) is a fully amortizing Simple Interest Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the amount financed over the original term; and

(D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto;

(E) was underwritten at the time of origination in accordance with, and satisfied the terms of, the Credit and Collection Policy, including any approval authorities;

(F) was validly sold, assigned and transferred by (i) FCA or CF Capital to FC Funding pursuant to and in accordance with the Forward Flow Purchase Agreement and (ii) FC Funding to the Borrower pursuant to and in accordance with the Purchase Agreement;

2. If the Contract is not a Refinance Contract, the retail sale of the related Financed Vehicle giving rise to such Contract was not a consumer-to-consumer sale and, if such Contract is a Direct Contract, the proceeds were disbursed directly by FCA, CF Capital or an Approved Originator to (x) the applicable Dealer, in the case of a Financed Vehicle purchased from a Dealer, or (y) the prior lienholder, in the case of a Refinance Contract;

3. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Servicemembers Civil Relief Act, each applicable state

Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of such Receivable and the Financed Vehicles, have been complied with in all material respects, and such Receivable and the sale of the Financed Vehicle evidenced by such Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements;

4. That is a dollar denominated obligation of an Obligor that has a billing address in the United States of America at the time of origination;

5. That represents the genuine, legal, valid and binding payment obligation of the Obligors thereon, enforceable by the holder thereof in accordance with their terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of applicable state or federal law (such as the Servicemembers Civil Relief Act, as amended); and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby;

6. That is not due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof;

7. As to which, on the date on which such Receivable is added to the Collateral, the related Obligor has not been identified on the records of FC Funding, CF Capital or FCA as being the subject of a current bankruptcy proceeding;

8. With respect to which the information pertaining to such Receivables set forth in each Schedule of Receivables submitted to the Administrative Agent and the Collateral Custodian is true and correct in all material respects;

9. With respect to which, by the related purchase date and on each relevant date thereafter, FCA or CF Capital, as applicable, will have caused the portions of FCA’s or CF Capital’s, as applicable, servicing records relating to such Receivables to be clearly and unambiguously marked to show that such Receivables constitute part of the Collateral and are subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties;

10. With respect to which the computer tape or listing to be made available by FC Funding, CF Capital or FCA to the Administrative Agent from time to time was complete and accurate as of the related purchase date and includes a description of the same Receivables that are described in the related schedule of receivables;

11. As to which no selection procedures adverse to the interests of the Lenders were utilized in identifying and/or selecting the Receivables when compared to (i) the Contracts remaining in the Servicing Portfolio (other than any Receivables subject to amortizing term securitization financing arrangements) and (ii) the Contracts owned by FCA, CF Capital, FC Funding, FC HoldCo or any Subsidiary thereof in connection with warehouse financing arrangements (if any) designed to fund the acquisition of assets similar to the Receivables, in each case taking into consideration applicable eligibility criteria and concentration limits;

12. That constitutes “chattel paper” or “electronic chattel paper” within the meaning of the UCC;

13. As to which (x) in the case of a Receivable that constitutes “tangible chattel paper” under the UCC, there is only one original executed copy or (y) in the case of a Receivable that constitutes “electronic chattel paper” under the UCC, there is only one authoritative copy;

14. As to which the related Contract has been manually or electronically signed by the Obligor in the appropriate spaces and all blanks that are required to be filled in have been properly filled in and such Contract currently is in the physical possession or under the “control” (within the meaning of Section 9-105 of the UCC) of the Collateral Custodian;

15. As to which the applicable Title Administrator has possession for the benefit of the Secured Parties of the original Certificate of Title, or evidence of the electronic Certificate of Title. The Certificate of Title for each Financed Vehicle shows, or if a new or replacement Certificate of Title is being applied for with respect to such Financed Vehicle, the Certificate of Title will be received within 180 days of the Closing Date or related Addition Date, as applicable, and will show FCA or the applicable Originator named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Certificate of Title has not yet been returned from the Registrar of Titles, FCA or CF Capital has applied for, or received written evidence from the related Dealer or Approved Originator that such Dealer or Approved Originator has applied for, a Certificate of Title showing FCA, CF Capital, the related Dealer or the applicable Approved Originator as first lienholder, and such Dealer’s or such Approved Originator’s security interest has been validly assigned to FCA or CF Capital, FCA’s or CF Capital’s security interest has been validly assigned to FC Funding under the Forward Flow Agreement and FC Funding’s security interest has been validly assigned to the Borrower pursuant to the Purchase Agreement;

16. That has not been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records relating thereto;

17. As to which, immediately prior to the conveyance of the Receivables to the Borrower pursuant to the Purchase Agreement, FC Funding was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of the Purchase Agreement, the Borrower shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Approved Originator has a Lien on or other interest in, or a participation in, or other right to receive, proceeds of any Receivable. The Originator has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or purchase agreements or to payments due under such Receivables;

18. That creates a valid, binding and enforceable first priority security interest in favor of FCA or CF Capital in the Financed Vehicle. If, in the event that, notwithstanding the intent of FC Funding, the transfer and assignment contemplated by the Purchase Agreement is held by a court of competent jurisdiction not to be a sale, the Purchase Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Borrower, which security interest is prior to all other liens and is enforceable as such as against creditors of and purchasers from FC Funding. Immediately after the sale, transfer and assignment thereof by FC Funding to the Borrower, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Administrative Agent (for the benefit of the Lenders), which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle);

19. As to which all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Borrower a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the related assets have been made, taken or performed;

20. As to which the applicable Originator has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Borrower, the Administrative Agent and the Lenders in any Receivable or the proceeds thereof. Other than the security interest granted to the Borrower pursuant to the Purchase Agreement and except any other security interests that have been fully released and discharged as of the Closing Date or other Addition Date, none of FCA, CF Capital or FC Funding has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. None of FCA, CF Capital or FC Funding has authorized the filing of, nor is FCA, CF Capital or FC Funding aware of any, financing statements against FCA, CF Capital or FC Funding that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Borrower or that has been terminated. None of FCA, CF Capital or FC Funding is aware of any judgment or tax lien filings against it;

21. That is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to FCA, CF Capital or FC Funding with respect to such Receivable;

22. That is not subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable;

23. As to which there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than with respect to delinquency status only (a) Legacy Receivables and (b) Receivables added to the Collateral on the Closing Date as to which any portion in excess of 10% of a Scheduled Payment is more than 30 but less than 61 days past due as of the Initial Cutoff Date), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. No Receivable has been charged-off by the Servicer in accordance with its standard policies nor has the Servicer otherwise determined in good faith that payments thereunder are not likely to be resumed. No Financed Vehicle has been repossessed;

24. As to which, at the time of an origination of a Receivable by FCA or CF Capital or a purchase of a Receivable by FCA or CF Capital from a Dealer or Approved Originator, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming FCA, CF Capital, such Dealer or such Approved Originator as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Contract requires the applicable Obligor to maintain physical loss and damage insurance, naming FCA or CF Capital, as applicable, and its respective successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the applicable Obligor if the applicable Obligor fails to do so if permitted by Applicable Law. No Financed Vehicle is insured under a policy of Force-Placed Insurance;

25. Except for (a) Legacy Receivables and (b) Receivables added to the Collateral on the Closing Date as to which any portion in excess of 10% of a Scheduled Payment is more than 30 but less than 61 days past due as of the Initial Cutoff Date, in each case, that otherwise satisfy the requirements set forth on this Schedule B, that (x) on the date such Receivable is added to the Collateral, such Receivable is not a Defaulted Receivable and no portion in excess of 10% of a scheduled payment with respect to such Receivable is more than 30 days past due and (y) at anytime thereafter is not a Delinquent Receivable or Defaulted Receivable;

26. (A) Which had a remaining maturity, as of the related Cutoff Date, of not more than 78 monthly payments; (B) which had an original maturity of at least 6 monthly payments but not more than 78 monthly payments; (C) which had a remaining Receivables Balance as of the related Cutoff Date of at least $1,000 and not more than $65,000 on the date as such Receivable is added to the Collateral; (D) which has an Annual Percentage Rate of at least 3.00% and not more than 33%; and (E) as to which no funds have been advanced by FCA, CF Capital, FC Funding, any Dealer, any Approved Originator, or anyone acting on behalf of any of them in order to cause any Receivable to cease to be a Delinquent Receivable;

27. As to which the related Obligor of such Receivable is not a corporation, partnership or limited liability company;

28. That has not had its payments extended beyond the date 84 months after the date on which such Receivable was originated;

29. That was not rewritten by FCA, CF Capital or FC Funding to a new loan number in connection with a refinancing of the related Financed Vehicle unless (a) at the time of such rewriting and refinancing of the related Finance Vehicle by FCA, CF Capital or FC Funding, (i) FCA, CF Capital or FC Funding, as applicable, determined that one or more other lenders made (or, based on credit bureau information received by FCA, CF Capital or FC Funding, were expected to make), an offer to the related Obligor to refinance such Financed Vehicle and (ii) no portion in excess of 10% of a Scheduled Payment under the Contract relating to such Financed Vehicle prior to such rewriting and refinancing is more than 30 days past due and (b) (i) such Contract was originated not less than three (3) calendar months prior to such rewriting and refinancing and (ii) (x) if such Contract was originated more than three (3) calendar months but less than six (6) calendar months prior to such rewriting and refinancing, at no time prior to such rewriting and refinancing was any portion in excess of 10% of a Scheduled Payment under the Contract more than 30 days past due or (y) if such Contract was originated more than six (6) calendar months prior to such rewriting and refinancing, at no time during the six (6) calendar months preceding such rewriting and refinancing was any portion in excess of 10% of a Scheduled Payment under the Contract more than 30 days past due;

30. The full amount of each Receivables has been advanced and there are no requirements for future advances under the related Contract;

31. FCA or CF Capital, as applicable, FC Funding and the Borrower have taken all steps necessary to perfect their respective security interests against the related Obligors in the property securing the related Receivables and will take all necessary steps on behalf of the Borrower to maintain the Borrower’s perfection of the security interest created by each Receivable in the related Financed Vehicle;

32. With respect to which the Servicer has substantially complied in all material respects with the Credit and Collection Policy and otherwise in accordance with Section 7.03 hereof;

33. With respect to a Contract which has at least one Obligor with a FICO® score and such FICO® score is greater than zero, the Obligor with the highest FICO® score has a FICO® score of 450 or greater;

34. Each Obligor with respect to the Receivables has been directed to remit Collections directly to a Lockbox or a Lockbox Account;

35. Such Receivable, if a MILES Receivable, was sourced by FCA from DFC Global Corporation or a successor thereto in the ordinary course of business or as otherwise approved by the Joint Structuring and Syndication Agents; and

36. Other than Non-Custodial Receivables and Custodial Transition Receivables, the related Receivable File is in the possession or “control” (within the meaning of Section 9-105 of the UCC) of the Collateral Custodian, and the Collateral Custodian has issued a Receivable Receipt to the Administrative Agent and the Lender Group Agents acknowledging that such Receivable File is in the Collateral Custodian’s possession or “control” (within the meaning of Section 9-105 of the UCC). With respect to a Custodial Transition Receivables during the Custodial Transition Period, (x) the applicable Prior Custodian has issued a receivables receipt in form and substance satisfactory to the Joint Structuring and Syndication Agents acknowledging that such Receivable File is in such Prior Custodian’s possession as of the date immediately preceding the Closing Date, and (y) the related Receivable File has been delivered or sent for delivery to the Collateral Custodian.

SCHEDULE C

SCHEDULE OF RECEIVABLES

(Original delivered to the Administrative Agent)

SC-1

SCHEDULE D

LOCATION OF RECEIVABLE FILES

With respect to Tangible Contracts:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

SD-1

SCHEDULE E

SCHEDULE OF DOCUMENTS

Attached

SE-1

FLAGSHIP SYNDICATED WAREHOUSE FACILITY – CLOSING CHECKLIST1

FCA Funding I LLC	Borrower

Flagship Credit Acceptance LLC	Servicer / Originator

CarFinance Capital LLC	Subservicer / Originator

FC Funding LLC	Seller

FC HoldCo LLC	Performance Guarantor

Wells Fargo Bank, National Association (“WF”)	Administrative Agent
WF	Backup Servicer,

Paying Agent and Securities Intermediary

Deutsche Bank Securities Inc. and	Joint Structuring and
Wells Fargo Securities LLC	Syndication Agents

Deutsche Bank National Trust Company (“DBNTC”)	Collateral Custodian

WF	Hedge Counterparty

Sidley Austin LLP (“SA”)	Lenders’ Counsel

Dechert LLP (“Dechert”)	Borrower’s Counsel

Chapman and Cutler LLP (“Chapman”)	Counsel to Backup

Servicer, Paying Agentand Securities
Intermediary

Seyfarth Shaw LLP (“Seyfarth”)	Counsel to Collateral
Custodian

[1]	Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Warehouse Agreement and all section references herein are to Sections of the Warehouse Agreement, unless otherwise indicated.

No.	Document
A.	Transaction Documents

1.	Warehouse Agreement by and among the Borrower, the Servicer, the Subservicer, the Conduit Lenders, the Committed Lenders, the Lender Group Agents, the Backup Servicer, the Collateral Custodian, the Administrative Agent, the Securities Intermediary and the Paying Agent

Schedule A – Lender Groups

Schedule B – Eligible Receivables Criteria

Schedule C – Schedule of Receivables

Schedule D – Location of Receivable Files

Schedule E – Schedule of Documents

Schedule F – Representations and Warranties of the Borrower regarding Security Interest

Schedule G – Notice and Payment Information

Schedule H – Lockbox Information

Exhibit A – Form of Funding Request

Exhibit B – Forms of Notes

Exhibit C – Form of Assignment and Acceptance

Exhibit D – [Reserved]

Exhibit E – [Reserved]

Exhibit F – Form of Power of Attorney

Exhibit G – Form of Securitization Release

Exhibit H – Form of Solvency Certificate

Exhibit I – Form of Monthly Report

Exhibit J – Form of Receivable Receipt

Exhibit K – Form of Release of Documents

Exhibit L – Form of Monthly Backup Servicer Certificate

2.	Non-Tranched Notes, Class A Notes and Class B Notes

3.	Fee Letter among FCA, the Administrative Agent and the Lender Group Agents

4.	Purchase and Contribution Agreement among the Borrower, the Seller and the Originators

5.	Performance Guaranty by the Performance Guarantor in favor of the Administrative Agent

6.	Power of Attorney by the Borrower in favor of the Administrative Agent

7.	Title Administrator Agreement between CarFinance Capital and DealerTrack Collateral Management Services, Inc., acknowledged by the Administrative Agent, the Borrower and the Backup Servicer

8.	Letter Agreement between FCA and CSC Logic, Inc., acknowledged by the Administrative Agent, the Borrower and the Backup Servicer

9.	Amended and Restated Forward Flow Purchase Agreement among the Originators and the Seller

10.	Joinder to Master Collection Account Trust Agreement among CarFinance Capital LLC, CFC Funding, WF, as Master Collection Account Trustee, the various CF Finance Parties signatories thereto and the various Enforcement Parties signatories thereto

11.	Collateral Custodian Fee Letter

12.	Wells Fargo Fee Letter

No.	Document
B.	Closing Documents
1.	Solvency Certificate of Borrower
2.	Secretary’s Certificate of Borrower

(i) Certificate of Formation

(ii) Operating Agreement

(iii) Resolutions

(iv) Incumbency

3.	Secretary’s Certificate of Servicer

(i) Certificate of Formation

(ii) Operating Agreement

(iii) Resolutions

(iv) Incumbency

4.	Secretary’s Certificate of Seller

(i) Certificate of Formation

(ii) Operating Agreement

(iii) Resolutions

(iv) Incumbency

5.	Secretary’s Certificate of Subservicer

(i) Certificate of Formation

(ii) Operating Agreement

(iii) Resolutions

(iv) Incumbency

6.	Secretary’s Certificate of Performance Guarantor

(i) Certificate of Formation

(ii) Operating Agreement

(iii) Resolutions

(iv) Incumbency

7.	Good Standing Certificate of Borrower issued by the Secretary of State of Delaware

8.	Good Standing Certificate of Servicer issued by the Secretary of State of Delaware

9.	Good Standing Certificate of Seller issued by the Secretary of State of Delaware

10.	Good Standing Certificate of Subservicer issued by the Secretary of State of Delaware

11.	Good Standing Certificate of Performance Guarantor issued by the Secretary of State of Delaware

12.	Incumbency Certificate and Resolutions for Wells Fargo

13.	Good Standing Certificate for Wells Fargo

14.	Incumbency Certificate and Resolutions for DBNTC

15.	Good Standing Certificate for DBNTC

C.	Opinions

1.	Corporate and Enforceability Opinion

2.	True Sale and Non-Consolidation Opinion

3.	UCC Opinion

4.	In-House Counsel Opinion(s)

5.	E-Chattel Paper Opinion

6.	Backup Servicer/Paying Agent/Securities Intermediary Opinion

7.	Collateral Custodian Opinion

3

No.	Document
D.	UCC Searches and Filings

1.	Pre-Filing UCC Search Report of UCC Financing Statements Filed against Seller

2.	Tax Lien and Judgment Search Report against Seller

3.	Pre-Filing UCC Search Report of UCC Financing Statements Filed against Borrower

4.	Tax Lien and Judgment Search Report against Borrower

5.	Pre-Filing UCC Search Report of UCC Financing Statements Filed against each Originator

6.	Tax Lien and Judgment Search Report against each Originator

7.	Form of UCC-1 Financing Statement, naming Seller as debtor/seller, Borrower as secured party/purchaser/assignor and Administrative Agent, as total assignee

8.	Form of UCC-1 Financing Statement, naming Borrower as debtor and Administrative Agent as secured party

9.	Form of UCC-1 Financing Statements, naming each Originator as debtor/seller, Seller as secured party/purchaser/assignor and Borrower, as total assignee under the Forward Flow Purchase Agreement

10.	Form of UCC-3 Assignment with respect to each UCC-1 Financing Statement naming an Originator as debtor

E.	Funding Deliverables

1.	Transfer Agreement

2.	Hedge Agreement (Master, Schedule and Confirmation)

3.	Receivable Receipt

4.	Initial Funding Request

F.	Payoff Documents

1.	Payoff Letter with respect to Second Amended and Restated Warehouse Agreement dated as of March 15, 2013 among CFC W Funding LLC, Deutsche Bank Securities, Inc., as Administrative Agent and the other parties thereto (“Existing CarFinance Facility”)

2.	Payoff Letter with respect to Loan and Security Agreement dated as of August 15, 2014 among FCA Funding III LLC, Goldman Sachs Bank USA, as Administrative Agent and the other parties thereto (“Existing Flagship-Goldman Facility”)

3.	Payoff Letter with respect to Amended and Restated Loan and Security Agreement dated as of May 12, 2014 among FCA Funding II LLC, Barclays Bank PLC, as Administrative Agent and the other parties thereto (“Existing Flagship-Barclays Facility”)

4.	Payoff Letter with respect to Amended and Restated Loan and Security Agreement dated as of December 19, 2014 among the Borrower, Wells Fargo Securities, LLC, as Administrative Agent and the other parties thereto (“Existing Flagship-Wells Fargo Facility”)

5.	UCC-3 Releases of UCC filings in respect of:

(i) Existing CarFinance Facility

(ii) Existing Flagship-Goldman Facility

(iii) Existing Flagship-Barclays Facility

(iv) Existing Flagship-Wells Fargo Facility

6.	Transfer Agreements:

(i) between CFC W Funding LLC, as seller and CarFinance Capital LLC, as purchaser

(ii) between FCA Funding III LLC, as seller and FCA, as purchaser

(iii) between FCA Funding II LLC, as seller and FCA, as purchaser

(iv) between the Borrower, as seller and FCA, as purchaser

7.	Form of UCC-1 Financing Statements:

4

No.	Document

(i) naming CFC W Funding LLC as debtor and CarFinance Capital LLC as secured party

(ii) naming FCA Funding III LLC as debtor and FCA as secured party

(iii) naming FCA Funding II LLC as debtor and FCA as secured party

(iv) naming the Borrower as debtor and FCA as secured party

8.	UCC Search Report of UCC Financing Statements Filed against (i) CFC W Funding LLC; (ii) FCA Funding III LLC; and (iii) FCA Funding II LLC

9.	Tax Lien and Judgment Search Report against (i) CFC W Funding LLC; (ii) FCA Funding III LLC; and (iii) FCA Funding II LLC

10.	Certified Certificate of Formation for CFC W Funding LLC

11.	Certified Certificate of Formation for FCA Funding II LLC

12.	Certified Certificate of Formation for FCA Funding III LLC

13.	Good Standing Certificate of CFC W Funding LLC issued by the Secretary of State of Delaware

14.	Good Standing Certificate of FCA Funding II LLC issued by the Secretary of State of Delaware

15.	Good Standing Certificate of FCA Funding III LLC issued by the Secretary of State of Delaware

5

SCHEDULE F

REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTEREST

The Borrower represents and warrants, as of the Closing Date and as of each Addition Date:

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Receivables in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) The Borrower has taken all steps necessary to perfect its security interest against the Obligor in the property securing the Receivables;

(iii) The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC;

(iv) The Borrower owns and has good and marketable title to the Receivables free and clear of any Lien (other than Permitted Liens), claim, or encumbrance of any Person;

(v) The Borrower has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent hereunder;

(vi) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated. The Borrower is not aware of any judgment or tax lien filings against the Borrower; and

(vii) Other than Non-Custodial Receivables and Custodial Transition Receivables during the Custodial Transition Period, the Collateral Custodian has in its possession or under its control all of the Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person. All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent.”

SF-1

SCHEDULE G

NOTICE AND PAYMENT INFORMATION

Lenders:

Lender Group	Notice Address	Payment Instructions

Deutsche Bank	60 Wall Street, 3rd Floor New York, New York 10005 Tel: (212) 250-4731 Fax: (212) 797-5300 Attention: Mary Conners Email: abs.conduits@db.com and daniel.gerber@db.com	[Redacted]

Wells Fargo	550 S. Tryon Street, 5th Floor MAC D1086-051 Charlotta, North Carolina 28202 Attention: Leah Miller Facsimile No.: (704) 410-0223 Telephone No.: (704) 410-2476 Email: leah.miller@wellsfargo.com	[Redacted]

Barclays	745 Seventh Avenue New York, New York 10019 Attention: John McCarthy Tel: (212) 526-7161 Email: john.j.mccarthy@barclays.com asgreports@barclays.com and barcapconduitops@barclays.com	[Redacted]

[Redacted]

Goldman	200 West St New York, NY 10282 Attention: Robert McDonald Tel: (212) 902-4262 Facsimile: (212) 493-0536 Email: Robert.mcdonald@gs.com	[Redacted]

Citibank	390 Greenwich Street 1st Floor New York, New York 10013 Attention: Brett Bushinger Tel: (212) 723-3728 Email: brett.bushinger@citi.com	[Redacted]

	With a copy to:	[Redacted]

	Global Loans - Conduit Operations Citibank, N.A. 1615 Brett Road Ops Building 3 New Castle, DE 19720 302-323-3125 conduitoperations@citi.com	[Redacted]

[Redacted]

JPMorgan	10 South Dearborn, Floor 13 Chicago, IL 60603 Attention: Tyler Haskins Tel: (312) 732-8106 Email: tyler.s.haskins@jpmorgan.com	[Redacted]

Borrower:

FCA Funding I LLC, as Borrower

c/o Flagship Credit Acceptance LLC

Flagship Credit Acceptance LLC

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

Servicer:

Flagship Credit Acceptance LLC

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

Subservicer:

CarFinance Capital LLC

7525 Irvine Center Drive, Suite 250

Irvine, CA 92618

Administrative Agent:

Wells Fargo Bank, National Association, as Administrative Agent

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Leah Miller

Collateral Custodian:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Custody Administration – CR152C

Back-up Servicer, Paying Agent and Securities Intermediary:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, MN 55479

Attention: Corporate Trust Services/Structure Products Services

SCHEDULE H

LOCKBOX INFORMATION

Lockboxes

Flagship Credit Acceptance

P.O. Box 975658

Dallas, TX 75397-5658

CarFinance Capital LLC

P.O. Box 660057

Dallas, Texas 75266-0057

Lockbox Accounts

Wells Fargo Bank, National Association Account #: [Redacted]

JPMorgan Chase Bank, N.A. Account # [Redacted]

SH-1

EXHIBIT A

FORM OF FUNDING REQUEST

                    , 201

Wells Fargo Bank, National Association,

as Administrative Agent

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Leah Miller

Deutsche Bank National Trust Company,

as Collateral Custodian

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Custody Administration – CR152C

Re:     FCA Funding I LLC – Warehouse Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of FCA Funding I LLC (the “Borrower”) and is authorized to execute and deliver this Funding Request on behalf of the Borrower pursuant to the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among the Borrower, Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Warehouse Agreement.

The Borrower hereby requests that a Loan be made under the Warehouse Agreement on             ,              in the amount of $             by deposit of such amount into the following account:

[Account Information]

The Cutoff Date for the Receivables being funded is             , 201    .

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrower, as follows:

(1) As of the date hereof, the Borrowing Base (calculated as of the Cutoff Date) is $            . After giving effect to the requested Loan, no Borrowing Base Deficiency will exist. Attached to this Funding Request is a true, complete and correct calculation of such Borrowing Base and all components thereof.

(2) All of the conditions applicable to the requested Loan as set forth in the Warehouse Agreement have been satisfied as of the date hereof and will remain satisfied to the Funding Date, including:

(a) each of the representations and warranties contained in Article Five of the Warehouse Agreement are true and correct in all respects on and as of the date hereof, before and after giving effect to the Loan and to the application of the proceeds therefrom as though made on and as of the date hereof;

(b) no event has occurred, or would result from such Loan or from the application of the proceeds therefrom, which constitutes a Termination Event;

(c) the Borrower is in material compliance with each of its covenants set forth in the Warehouse Agreement; and

(d) to the best of the Borrower’s knowledge, no event has occurred which constitutes a Servicer Termination Event.

(3) The requested Loan will not, on the Funding Date, exceed the Available Amount.

(4) Attached hereto is a true, correct and complete Schedule A to the Purchase Agreement, reflecting all Receivables which will become part of the Collateral on the Funding Date, each Receivable reflected thereon being an Eligible Receivable.

FCA FUNDING I LLC

By:
Name:
Title:

Exhibit 1

[Borrower’s Account Wiring Instructions]

EXHIBIT B-1

FORM OF NON-TRANCHED NOTE

FOR VALUE RECEIVED, the undersigned, FCA FUNDING I LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [NAME OF LENDER GROUP AGENT], at its office set forth in the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among the Borrower, Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents, on behalf of the Lenders in its Lender Group, on each Payment Date and on the Legal Final Maturity Date, as provided in the Warehouse Agreement, in lawful money of the United States of America and in immediately available funds, the principal amount of              Dollars ($[            ]), or, if less, such Lender’s Invested Percentage of the Loans Outstanding under the Warehouse Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender’s Invested Percentage of the Loans from time to time outstanding at the rates and on the dates specified in the Warehouse Agreement.

The Lenders are authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount such Lender’s Invested Percentage of each Loan made under the Warehouse Agreement, each continuation thereof, the funding period for such Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lenders to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Warehouse Agreement in respect of the Loans or such Lenders’ Invested Percentage thereof.

This Note is one of the Notes referred to in the Warehouse Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Warehouse Agreement. This Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Warehouse Agreement.

Upon the occurrence of a Termination Event, the Administrative Agent, on behalf of the Secured Parties shall have all of the remedies specified in the Warehouse Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.

B-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

FCA FUNDING I LLC, as Borrower

By:
Name:
Title:

B-2

Schedule 1 to

Note

Invested Percentage of Loans	Interest on Loans	Payments on Loans	Notation by Date

B-1

Schedule 2 to

Note

Lender Name	Lender Address	Invested Percentage

B-2

EXHIBIT B-2

FORM OF CLASS A NOTE

FOR VALUE RECEIVED, the undersigned, FCA FUNDING I LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [NAME OF LENDER GROUP AGENT], at its office set forth in the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among the Borrower, Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents, on behalf of the Lenders in its Lender Group, on each Payment Date and on the Legal Final Maturity Date, as provided in the Warehouse Agreement, in lawful money of the United States of America and in immediately available funds, the principal amount of              Dollars ($[            ]), or, if less, such Lender’s Invested Percentage of the Class A Note Balance under the Warehouse Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender’s Invested Percentage of the Class A Note Balance from time to time outstanding at the rates and on the dates specified in the Warehouse Agreement.

The Lenders are authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount such Lender’s Invested Percentage of each Loan made under the Warehouse Agreement that is allocable to its Class A Note in accordance with the terms of the Warehouse Agreement, each continuation thereof, the funding period for such Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lenders to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Warehouse Agreement in respect of the Loans or such Lenders’ Invested Percentage thereof.

This Class A Note is one of the Class A Notes referred to in the Warehouse Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Warehouse Agreement. This Class A Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Warehouse Agreement.

Upon the occurrence of a Termination Event, the Administrative Agent, on behalf of the Secured Parties shall have all of the remedies specified in the Warehouse Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.

B-3

THIS CLASS A NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

FCA FUNDING I LLC, as Borrower

By:
Name:
Title:

B-4

Schedule 1 to

Class A Note

Invested Percentage of Class A Note Balance	Interest on Class A Note Balance	Payments allocated to Class A Note Balance	Notation by Date

Schedule 2 to

Class A Note

Lender Name	Lender Address	Invested Percentage

EXHIBIT B-3

FORM OF CLASS B NOTE

FOR VALUE RECEIVED, the undersigned, FCA FUNDING I LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [NAME OF LENDER GROUP AGENT], at its office set forth in the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among the Borrower, Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents, on behalf of the Lenders in its Lender Group, on each Payment Date and on the Legal Final Maturity Date, as provided in the Warehouse Agreement, in lawful money of the United States of America and in immediately available funds, the principal amount of                                                   Dollars ($[                    ]), or, if less, such Lender’s Invested Percentage of the Class B Note Balance under the Warehouse Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Lender’s Invested Percentage of the Class B Note Balance from time to time outstanding at the rates and on the dates specified in the Warehouse Agreement.

The Lenders are authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount such Lender’s Invested Percentage of each Loan made under the Warehouse Agreement that is allocable to its Class B Note in accordance with the terms of the Warehouse Agreement, each continuation thereof, the funding period for such Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lenders to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Warehouse Agreement in respect of the Loans or such Lenders’ Invested Percentage thereof.

This Class B Note is one of the Class B Notes referred to in the Warehouse Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Warehouse Agreement. This Class B Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Warehouse Agreement.

Upon the occurrence of a Termination Event, the Administrative Agent, on behalf of the Secured Parties shall have all of the remedies specified in the Warehouse Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.

THIS CLASS B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

FCA FUNDING I LLC, as Borrower

By:
Name:
Title:

Schedule 1 to

Class B Note

Invested Percentage of Class B Note Balance	Interest on Class B Note Balance	Payments allocated to Class B Note Balance	Notation by Date

Schedule 2 to

Class B Note

Lender Name	Lender Address	Invested Percentage

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated             , 201

Reference is made to the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Warehouse Agreement.

                              (the “Assignor”) and                              (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Warehouse Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Warehouse Agreement, including such interest in the Commitment of the Assignor and the Lender Group Advances made by the Assignor. After giving effect to such sale and assignment, the Commitment and the amount of Lender Group Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien.

3. The Assignor and the Assignee confirm to and agree with each other and the other parties to Warehouse Agreement that: (i) other than as provided herein, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Warehouse Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Warehouse Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignee confirms that it has received a copy of the Warehouse Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender party to the Warehouse Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Warehouse Agreement; (iv) the Assignee confirms that it is an Eligible Assignee; (v) the Assignee appoints and authorizes its related Lender Group Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Warehouse Agreement are required to be performed by it as a Lender, including the confidentiality provisions of Article Thirteen; and (vii) this Assignment and Acceptance meets all other requirements for such an Assignment and Acceptance set forth in Article Twelve of the Warehouse Agreement.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1.

5. The Assignor and the Assignee agree to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with this Assignment and Acceptance.

6. Upon such acceptance by the Administrative Agent, the Assignee shall be a party to the Warehouse Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, provided, however, that the Assignor shall, to the extent such rights have been assigned by it under this Assignment and Acceptance, relinquish its assigned rights and be released from its assigned obligations under the Warehouse Agreement (and, in the case of an Assignment and Acceptance coving all or the remaining portion of an assigning Assignor’s rights and obligations under the Warehouse Agreement, Assignor shall cease to be a party thereto), except for those rights that expressly survive the termination of the Warehouse Agreement by its terms.

7. Upon such acceptance by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Warehouse Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Warehouse Agreement for periods prior to the Assignment Date directly between themselves.

8. Each party hereto hereby agrees that it shall not institute against, or join any other person in instituting against, any Conduit Lender any Insolvency Proceeding, for one year and a day after the latest maturing Commercial Paper Note or other debt security issued by such Conduit Lender is paid.

9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Acceptance and Assignment as of the      day of                     , 201    .

_________________, as Assignor

By:
Name:
Title:

_________________, as Assignee

By:
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Schedule 1

to

Assignment and Acceptance

Dated                     , 201

Section 1.
Percentage Interest:		________	%

Section 2.
Assignee’s Commitment:	$

Aggregate Lender Group Advances Owing to the Assignee:	$

Section 3.
Assignment Date: , 201_

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

[Reserved]

E-1

EXHIBIT F

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by FCA Funding I LLC, a Delaware limited liability company (“Grantor”) to Wells Fargo Bank, National Association, as Administrative Agent (“Attorney”), pursuant to (i) the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among Grantor, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents, and (ii) the other Transaction Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Warehouse Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following: (a) exercise all rights and privileges of Grantor under the Purchase Agreement (including each Transfer Agreement); (b) pay or discharge any taxes, Liens or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property; (c) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that

F-1

will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (e) sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Warehouse Agreement or any other Transaction Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

All actions taken by Attorney pursuant to this Power of Attorney may be taken directly by the Administrative Agent.

Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of this      day of April, 2015.

FCA FUNDING I LLC

By:
Name:
Title:

Sworn to and subscribed before me this day of April, 2015

Notary Public [NOTARY SEAL]

F-2

EXHIBIT G

FORM OF SECURITIZATION RELEASE

Reference is hereby made to the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents. Capitalized terms not defined herein shall have the meaning given such terms in the Warehouse Agreement.

The Borrower and the Servicer hereby represent and warrant that each condition in the Warehouse Agreement and each other Transaction Document, to the consummation of the Securitization to which this Securitization Release relates, has been satisfied, including but not limited to delivery of (i) the executed Securitization Date Certificate, in substantially the form attached hereto as Annex 1 and (i) the executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $             in accordance with Section 2.15(a)(iv) in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Receivables to be transferred by the Borrower in the related Securitization and described in Schedule I hereto (the “Securitized Assets” and such Schedule, the “Schedule of Securitized Assets”), together with the related Contracts, whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Securitized Assets) or to become due or received by any Person in payment of any of the foregoing on or after the related Securitization Date;

(b) all of the Borrower’s interest in the Financed Vehicles relating to the Securitized Assets (including repossessed vehicles) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle, whether now existing or hereafter acquired, including all proceeds from any sale or other disposition of such Financed Vehicles;

(c) all Receivable Files and the Schedule of Securitized Assets, relating to the Securitized Assets, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in the such Receivable Files, including rights of recourse of the Borrower against the related Originator and/or any Dealer;

(d) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Securitized Assets or the related Contracts;

(e) all of the Borrower’s interest in all rights to payment under all Insurance Policies with respect to a Financed Vehicle related to a Securitized Asset, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicle and any proceeds from claims or refunds of premiums on any such Insurance Policy, whether now existing or hereafter acquired, and all proceeds thereof;

(f) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Securitized Assets, whether pursuant to the related Contracts or otherwise;

(g) all of the Borrower’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Securitized Assets and all of the Borrower’s interest in all recourse rights against the related Dealer (excluding any rights in any dealer reserve and rights under the related Dealer Agreement);

(h) Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Securitized Assets, whether now existing or hereafter acquired, and the related Financed Vehicles, whether now existing or hereafter acquired;

(i) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(j) all of the Borrower’s right, title and interest in and to the Purchase Agreement (including each Transfer Agreement), relating to the Securitized Assets and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against FC Funding under or in connection with the Purchase Agreement and relating to such Securitized Assets; and

(k) all income and proceeds of the foregoing.

Executed as of                     , 201    .

FCA FUNDING I LLC, as Borrower

By:
Name:
Title:

FLAGSHIP CREDIT ACCEPTANCE LLC, as Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

ANNEX 1

FLAGSHIP CREDIT ACCEPTANCE LLC

SECURITIZATION DATE CERTIFICATE

PURSUANT TO SECTION 2.15(a)

OF THE WAREHOUSE AGREEMENT

Flagship Credit Acceptance LLC, as servicer (the “Servicer”), delivers this certificate pursuant to Section 2.15(a) of the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Servicer, CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents, and hereby certifies, as of the date hereof, the following:

(a) the Borrower has sufficient funds on the related Securitization Date to effect the Securitization in accordance with the Warehouse Agreement (taking into account, to the extent necessary, the proceeds of sales of the Collateral in the Securitization);

(b) after giving effect of the Securitization, the release by the Administrative Agent of the related Receivables on the Securitization Date and the transfer by the Borrower of the related Receivables on the Securitization Date, (A) the representations and warranties contained in Section 5.01 and 5.02 of the Warehouse Agreement continue to be true and correct in all material respects, except to the extent relating to an earlier date and (B) neither an Unmatured Termination Event nor a Termination Event have resulted;

(c) no adverse selection procedure shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization; and

(d) there shall not exist a Borrowing Base Deficiency and, if such Securitization Date occurs during any calendar month prior to the Determination Date for such calendar month, there shall be no reason to conclude that a Borrowing Base Deficiency will be determined to exist on such Determination Date.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Warehouse Agreement.

IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this      day of                     , 201    .

FLAGSHIP CREDIT ACCEPTANCE LLC, as Servicer

By:
Name:
Title:

ANNEX 2

FORM OF NOTICE

[NAME OF BORROWER]

[Address]

                    , 201

Wells Fargo Bank, National Association,

as Administrative Agent

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Leah Miller

Re: FCA Funding I LLC – Warehouse Agreement

Ladies and Gentlemen:

Reference is made to the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents.

Pursuant to Section 2.15(a)(i) of the Warehouse Agreement, the Borrower gives notice of its intent to effect a Securitization on or about                     , 201     (which date is no fewer than 10 Business Days after the date of delivery of this notice to the Administrative Agent).

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Warehouse Agreement.

Very truly yours,

FCA FUNDING I LLC

By:
Name:
Title:

Schedule I

Securitization Release

Schedule of Securitized Assets

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

Wells Fargo Bank, National Association,

  as Administrative Agent

60 Wall Street, 3rd Floor

New York, New York 10005

Re: FCA Funding I LLC – Warehouse Agreement

Ladies and Gentlemen:

I,                     , the duly elected                      of FCA Funding I LLC, a Delaware limited liability company (the “Borrower”), hereby certify, as of this      day of                     , 201    , with respect to the Borrower:

(i) the fair value of the property owned by the Borrower is greater than the amount of the Borrower’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code;

(ii) the present fair salable value of the property owned by the Borrower in an orderly liquidation of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured;

(iii) the Borrower is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

(iv) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower’s ability to pay as such debts and liabilities mature; and

(v) the Borrower is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower’s property would constitute unreasonably small capital.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among the Borrower, Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup

Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

FCA FUNDING I LLC

By:
Name:
Title:

EXHIBIT I

FORM OF MONTHLY REPORT

Attached

I-1

FCA Funding I LLC

Borrowing Base Report

Beginning of Collection Period	4/22/2015
End of Collection Period	4/30/2015
Days in Collection Period	9
Determination Date	5/13/2015
Payment Date	5/15/2015
Commitment	$1,400,000,000

			Flagship Originations	Check
1. Receivable Balances & Excess Concentration Amount

Receivables Balance as of beginning of Collection Period			187,040,359.00

Collections
Principal Collections (excluding Liquidation Proceeds)			—
Subsequent Receivables added since prior date of determination			—
Buybacks by Recourse Providers			—
Misc Payoff Adj’s			—
Defaulted Receivables			—
Other Ineligible Receivables			—
Repurchased Receivables			—

Receivables Balance as of end of Collection Period			187,040,359.00

Excluded Receivables Balance (Does not include purchased portfolios)

	Limit (% of NPB)	Actual
Original term to maturity > 72 mo.	7.50%	1.60%	—
FICO Score < 535	10.00%	9.25%	—
Zero FICO Score	10.00%	5.35%	—
Miles Receivables	12.00%	4.19%	—
Weighted Avg FICO	575	591	—
Weighted Avg FCA Credit Score	490	510	—
Weighted Avg LTV	124.00%	116.63%	—
Weighted Avg DTI	40.00%	32.14%	—
Weighted Avg PTI	13.00%	10.66%	—
Weighted Avg Discount	5.00%	-2.16%	—
Original principal balance >$ 38,000	10.00%	1.01%	—
Original principal balance >$ 45,000	1.00%	0.10%	—
Originated by Non-Franchised Dealer	20.00%	14.60%	—
Non-Custodial Receivables	$20,000,000	$—	—
Electronic Contract (excludes Direct Contracts)	10.00%	0.00%	—
Electronic Contract Excluded Amount	20.00%	16.52%	—
Excluded Receivables Balance			—
2. Available Funds
Available Funds
Collections
Interest Collections (excluding Liquidation Proceeds)
Principal Collections
Principal Collections—Ineligible Accounts
Misc. Collections
Cash collected from Buybacks by Recourse Providers
Investment earnings
Liquidation Proceeds
Reserve Account excess amounts
Cash receipts deposited in the Collection account from receivables not pledged or advanced
Investment Earnings on the Collection Account

Available Funds			$—

Available Funds Shortfall
3. Borrowing Base & Loans Outstanding
Borrowing Base
Receivables Balance			187,040,359.00
Portfolio Purchase Receivables			6,908,267.00
Ineligible Receivables			—
Aggregate Receivables Balance			180,132,092.00
Aggregate principal balance of Legacy Receivables			1,295,039.00
Aggregate Receivables Balance Less Legacy Receivables			178,837,053.00
Advance Rate
Legacy Receivables Advance Rate			70%
Advance Rate			86%
Weighted Average Advance Rate			85.88%
Aggregate Receivables Balance and Portfolio Purchase Receivables			187,040,359.00
Less: Excluded Receivables Balance			—
Borrowing Base			160,647,502.50
Loans Outstanding

Note Balance as of Determination Date			160,647,502.49

Requested Increase to the Note Balance			—

Loans Outstanding as of Determination Date			160,647,502.49

Cash Collateral Amount
(i) Amount of Cash constituting Principal Collections in the Collection Account			—
(ii) Excess of cash on deposit in the Collection Account over the Minimum Coverage Amount			—
Cash on deposit in the Collection Account			—
Minimum Coverage Amount			—

Cash Collateral Amount (greater of (i) and (ii))			—

4. Allocation of Available Funds
Available Funds			—
Servicing Fee or Successor Servicing Fee
Backup Servicing Fee
Collateral Custodian Fee
Paying Agent Fees
Successor Servicer
Senior Interest and Fees
Usage Fee (including interest)
Unused Fee
Hedge Counterparty
Senior Hedge Termination Payments
Monthly Principal Payment
Subordinated Interest and Fees
Usage Fee (including interest)
Unused Fee
Reserve Account
Hedge Account
Partial Expiration Lender Group principal payment
Subordinated Hedge Termination Payments
All other Aggregate Unpaids
Backup Servicer, Paying Agent and Collateral Custodian Fees
Prepayment of the Loans Outstanding
Excess amounts to be paid to borrower			—

FCA Funding I LLC

Borrowing Base Report

5. Reserve Account
Aggregate Receivables Balance of all Eligible Receivables and Portfolio Purchase Receivables					187,040,359.00

Reserve Account Amount as of beginning of Collection Period					—

Reserve Account Withdrawal Amount					—
Reserve Account Amount after Withdrawal					—
Reserve Account Required Amount					1,870,403.59
Reserve Account Deposit (including interest earned)					1,870,403.59
Reserve Account Excess Amounts (transferred to collection account)					—

Ending Reserve Account Amount (after transfer of interest to collection account)					1,870,403.59

6. Hedge Reserve Account
Hedge Reserve Account Amount as of beginning of Collection Period					—
Hedge Reserve Account Withdrawal Amount					—
Hedge Reserve Account Amount after Withdrawal					—
Hedge Reserve Account Required Amount					—
Hedge Reserve Account deposit (including interest earned)					—
Hedge Reserve Account Excess Amounts (transferred to collection account)					—

Ending Hedge Reserve Account Amount (after transfer of interest to collection account)					—

7. Receivable Composition & Performance
Delinquency Ratio
Principal Balance of all Delinquent Receivables (61+ Delinquent but not Defaulted)					—
Delinquency Ratio
Current Period					0.00%
One month preceding					0.00%
Two months preceding					0.00%
3-Month Average					0.00%
Annualized Net Loss					—
Annualized Net Loss Ratio					—
Current Period					0.00%
One month preceding					0.00%
Two months preceding					0.00%
3-Month Average					0.00%
Excess Spread
Weighted average Contract Rate					0.00%
Hedge Rate					0.00%
Greater of the Servicing Fee Rate and servicing costs paid to Backup Servicer					0.00%
Weighted average Used Fee Rate					0.00%
Back-Up Servicing Fee Rate					0.00%
Collateral Custodian Fee Rate					—
Excess Spread
Current Period					0.00%
Permitted Deferred Extension Ratio
Aggregate Principal Balance of Permitted Deferred Receivables (subject to extension or deferral)					—
Aggregate Principal Balance					187,040,359.00
Permitted Deferred Extension Ratio
Current Period					0.00%
8. Level I Trigger Event

	Actual	Trigger		Level I Trigger Event? (Y/N)
Rolling Average Delinquency Ratio	0.00%	4.75%	(Apr.-Sept. >4.75%, Oct.-Mar. >5.75%)	No
Rolling Annualized Net Loss Ratio	0.00%	8.00%		No
Net Spread	0.00%	6.50%		Yes
Occurrence of a Level I Trigger Event in prior Collection Period				No
Occurrence of a Level I Trigger Event in 2nd prior Collection Period				No
9. Termination Events

	Actual	Trigger		Termination Event Event? (Y/N)
Rolling Average Delinquency Ratio	0.00%	5.75%	(Apr.-Sept. >5.75%%, Oct.-Mar. >6.5%)	No
Rolling Annualized Net Loss Ratio	0.00%	11.00%		No
Net Spread	0.00%	4.00%		No
Permitted Deferred Extension Ratio	0.00%	3.50%		Yes
Has a Termination Event occurred?				No
10. Financial Covenants
Servicer Covenants:
Available Liquidity				$0
Minimum Available Liquidity				$5,000,000
Failure				Yes
Has a Servicer Termination Event occurred?				No
FC HoldCo Covenants:
Debt to Tangible Net Worth
Total Liabilities				$0
Tangible Net Worth				$0
Debt to Tangible Net Worth				#DIV/0!
Maximum Debt to Tangible Net Worth				10.00
Failure				#DIV/0!
11. Monthly Serviced Portfolio Reporting
Delinquency Ratio (31+)					0.00%
Delinquency Ratio (61+)					0.00%
Annualized Gross Loss Ratio					0.00%
Annualized Net Loss Ratio					0.00%
Extension Ratio					0.00%

FCA Funding I LLC

Borrowing Base Report

12. Wiring Instructions
To the Borrower		$0.00
Name of Destination	[Redacted]
ABA #	[Redacted]
Acct Name for Wire Transfers	[Redacted]
Acct # for Wire Transfers	[Redacted]
Reference	[Redacted]
Attention	[Redacted]
To the Servicer		$0.00
Name of Destination	[Redacted]
ABA #	[Redacted]
Acct Name for Wire Transfers	[Redacted]
Acct # for Wire Transfers	[Redacted]
Reference	[Redacted]
Attention	[Redacted]
To Wells Fargo for Reserve Account		$0.00
Name of Destination	[Redacted]
ABA #	[Redacted]
Acct Name for Wire Transfers	[Redacted]
Acct # for Wire Transfers	[Redacted]
For further credit:	[Redacted]
Attention	[Redacted]
To Wells Fargo Agency Deal Support for Principal/Interest/Fees		$0.00
Name of Destination	[Redacted]
ABA #	[Redacted]
Acct Name for Wire Transfers	[Redacted]
Acct # for Wire Transfers	[Redacted]
Reference	[Redacted]
Attention	[Redacted]
To Wells Fargo for Hedge Fees		$0.00
Name of Destination	[Redacted]
ABA #	[Redacted]
Acct Name for Wire Transfers	[Redacted]
Acct # for Wire Transfers	[Redacted]
Reference	[Redacted]
To Custodian		$0.00
Name of Destination
ABA #
Acct Name for Wire Transfers
Acct # for Wire Transfers
Reference	[Redacted]
Attention
To Paying Agent/Back Up Servicer		$0.00
Name of Destination	[Redacted]
ABA #
Acct Name for Wire Transfers	[Redacted]
Acct # for Wire Transfers
Reference	[Redacted]
Attention	[Redacted]

FCA Funding I LLC

Borrowing Base Report

11. Flagship Credit Acceptance LLC Officer’s Certificate of Compliance

FCA FUNDING I LLC, as the Borrower

FLAGSHIP CREDIT ACCEPTANCE LLC, as the Servicer

CARFINANCE CAPITAL LLC, as Subservicer

WELLS FARGO BANK, NATIONAL ASSOCIATION LLC, as the Administrative Agent

WELLS FARGO BANK, N.A., as Backup Servicer, Paying Agent, Securities Intermediary and Administrative Agent

DEUTSCHE BANK NATIONAL TRUST COMPANY, as the Collateral Custodian

Reference is hereby made to the Warehouse Agreement dated as of April 23, 2015 among FCA Funding I, LLC, Flagship Credit Acceptance LLC, Wells Fargo Bank, N.A., Wells Fargo Securities, LLC and Deutsche Bank Capitalized terms herein have the meaning as defined in the Warehouse Agreement.

Pursuant to Section 7.07(a), the Servicer is required to provide to the above captioned addressees a Monthly Report and an Officer’s Certificate dated as of the last day of the immediately preceding Collection Period which includes the period from April 27, 2015 through April 30, 2015.

The undersigned officer hereby submits the attached Monthly Report demonstrating compliance with the terms and provision of the Agreement and certifies that:

a.	A review of the activities of the Servicer during the Collection Period defined above has been performed under the officer’s supervision.

b.	To the best of the officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the Collection Period defined above.

c.	There are no known defaults in the fulfillment of any of the Servicer’s obligations in the Agreement, except as provided below:

i. None.

Kenneth J. Sicinski SVP and CFO Flagship Credit Acceptance LLC

Borrowing Base Compliance

EXHIBIT J

FORM OF RECEIVABLE RECEIPT

                    , 201_

Wells Fargo Bank, National Association,

as Administrative Agent

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Leah Miller

FCA Funding I LLC, as Borrower

c/o Flagship Credit Acceptance LLC

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

Flagship Credit Acceptance LLC, as Servicer

3 Christy Drive Suite 201

Chadds Ford, PA 19317

Attention: Ken Sicinski

Re:	FCA Funding I LLC – Warehouse Agreement

Ladies and Gentlemen:

Reference is made to the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), is among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents.

The undersigned, in its capacity as Collateral Custodian under the Warehouse Agreement, hereby acknowledges (i) delivery of the Receivable Files relating to the Receivables set forth on Schedule 1 hereto and (ii) that it has reviewed the Receivable Files in accordance with Section 3.06(c). Any deficiencies identified during such review are set forth in Schedule 2 hereto.

The Collateral Custodian makes no representations as to (i) the validity, legality, perfection, priority, enforceability, recordability, ownership, title, sufficiency, due authorization or genuineness of any of the documents contained in any Receivable File or of any of the Contracts or (ii) the collectability, insurability, effectiveness or suitability of any such Contract.

Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Warehouse Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Collateral Custodian

By:
Name: Title:

By:
Name: Title:

cc:	Each Lender Group Agent listed on Schedule A hereto

J-2

Schedule A

to Receivable Receipt

[Lender Group Agents]

J-3

Schedule 1

To Receivable Receipt

On-Hand Report

Schedule 2

To Receivable Receipt

Exception List

EXHIBIT K

FORM OF RELEASE OF CONTRACTS

                             , 20

Deutsche Bank National Trust Company,

as Collateral Custodian

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Custody Administration – CR152C

Re:	FCA Funding I LLC – Warehouse Agreement

Ladies and Gentlemen:

Reference is made to the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”), by and among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents.

The undersigned, in its capacity as [Servicer] [Subservicer] under the Warehouse Agreement, hereby requests (check one):

                     that the Collateral Custodian release to the [Servicer] [Subservicer] the Contract(s) set forth on Schedule 1 to this Release of Contracts. All such Contracts so released to the Servicer shall be held by the Servicer in trust for the benefit of the Administrative Agent in accordance with the terms of the Warehouse Agreement and the Servicer agrees to return to the Collateral Custodian such Contracts when the Servicer’s need therefor no longer exists.

                     that the Collateral Custodian permanently release to the [Servicer] [Subservicer] the Contracts set forth on Schedule 1 to this Release of Contracts and the Servicer certifies with that the related Receivable has been repurchased, liquidated, prepaid or repaid and that all amounts received in connection with such liquidated Receivable have been credited to the Collection Account as provided in the Warehouse Agreement.

K-1

                     that the Collateral Custodian permanently release to the Borrower or [Servicer] [Subservicer] the Contracts set forth on Schedule 1 to this Release of Contracts that were (i) delivered to the Collateral Custodian in error, (ii) as to which the Lien on the related Financed Vehicle has been so released pursuant to Section 2.15 or Section 3.02 or (iii) that is required to be redelivered to the Borrower in connection with the termination of the Warehouse Agreement, and the Borrower or Servicer certifies that the conditions to such release have been met.

The total number of Contracts being requested is [                    ] and the Administrative Agent’s approval [is / is not] required pursuant to Section 6.05(b). The undersigned hereby certifies that all conditions precedent set forth in Section [            ] of the Warehouse Agreement have been satisfied in respect of the above requested release.

Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Warehouse Agreement.

The undersigned has executed this Release of Contracts as of the date first written above.

[FLAGSHIP CREDIT ACCEPTANCE LLC, as Servicer] [FCA FUNDING I LLC, as Borrower] [CARFINANCE CAPITAL LLC, as Subservicer]

By:
Name: Title:

[CONSENTED TO: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Title:][1]

[1]	To be included if required pursuant to Section 6.05(b).

K-2

Schedule 1

Contracts

K-2

EXHIBIT L

FORM OF MONTHLY BACKUP SERVICER CERTIFICATE

Attached

L-1

[DATE]

FCA Funding I LLC, as Borrower	FCA Funding I LLC, as Borrower
c/o Flagship Credit Acceptance LLC	c/o Flagship Credit Acceptance LLC
Flagship Credit Acceptance LLC	Flagship Credit Acceptance LLC
3 Christy Drive Suite 201	3 Christy Drive Suite 201
Chadds Ford, PA 19317	Chadds Ford, PA 19317
Attention: Ken Sicinski	Attention: Ken Sicinski

Flagship Credit Acceptance LLC
3 Christy Drive Suite 201
Chadds Ford, PA 19317
Attention: Ken Sicinski

Subject: FCA Funding I LLC Warehouse Agreement – Monthly Backup Servicer Certificate

This certificate is furnished pursuant to Section 7.10(a) of the Warehouse Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among FCA Funding I LLC, a Delaware limited liability company, as borrower (the “Borrower”), Flagship Credit Acceptance LLC, a Delaware limited liability company (“FCA”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary, Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank Securities Inc. and Wells Fargo Securities LLC, as the Joint Structuring and Syndication Agents. Capitalized terms used but not defined herein have the meanings specified in the Agreement.

The Backup Servicer hereby certifies that it has reviewed the Monthly Report and determined the following:

(i)	that the Monthly Tape is in readable form and complete on its face, and

(ii)	the Reserve Amount.

The Backup Servicer has loaded the electronic file received from the Servicer, confirmed such computer tape or diskette is in readable form and verified the following:

(i)	the Aggregate Receivables Balance as of the last day of the preceding Collection Period,

L-1

(ii) the Delinquency Ratio and Rolling Average Delinquency Ratio, Net Spread, Reserve Amount, Reserve Account Required Amount, Monthly Extension Rate and Rolling Average Extension Ratio, and Annualized Net Loss Ratio and Rolling Annualized Net Loss Ratio as of the last day of the preceding Collection Period, each as set forth in the Monthly Report and

(iii) the Borrowing Base as of the last day of the preceding Collection Period (calculated as of the last day of the preceding Collection Period, or, with respect to Receivables added to the Collateral following such date, but prior to the date of such Monthly Report, the related Cut-off Date).

The results of such confirmations are reported on the attached report. The Backup Servicer has made no independent examination of the Monthly Report beyond the review specifically required in the Agreement.

Sincerely,

L-2